                                                                                AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                            One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  American Skandia Advisor PlanSM NY, a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation  ("American Skandia",  "we", "our" or "us") to residents of the State of New
York.  The Annuity was previously  offered in other states.  The Annuity may be offered as an individual  annuity  contract or as an  interest  in a group  annuity.  This  Prospectus  describes  the  important  features of the Annuity and what you should  consider  before  purchasing  the  Annuity.  We have also  filed a  Statement  of  Additional  Information  that is available  from us,  without  charge,  upon your  request.  The contents of the  Statement of  Additional  Information  are described on page 57. This  Prospectus also describes two annuity  contracts we no longer offer,  but for which we continue to accept  Purchase  Payments (see "Appendix C - Prior  Contracts").  Various rights and benefits may differ between states to meet  applicable  laws and/or  regulations.  In  particular,  please  refer to Appendix D for a  description  of certain provisions  that  apply to  Annuities  sold to other  than  New York  residents.  Certain  terms  are  capitalized  in this prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

===========================================================================================================================
American Skandia offers several  different  annuities which your financial  professional may be authorized to offer to you.
Each annuity has different  features and benefits that may be appropriate for you based on your financial  situation,  your age and how you intend to use the annuity.  The  different  features  and  benefits  include  variations  in death  benefit protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender the annuity.  The fees and charges may also be different between each annuity.
===========================================================================================================================

If you are  purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should consider any surrender or penalty  charges you may incur when  replacing  your existing  coverage and that this Annuity may be subject to a contingent  deferred sales charge if you elect to surrender the Annuity or take a partial  withdrawal.  You should consider your need to access the annuity's account value and whether the annuity's  liquidity  features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This  Annuity  is  frequently  used for  retirement  planning.  It may be used as an  investment  vehicle  for  "qualified"
investments,  including  an IRA,  SEP-IRA,  Roth  IRA or Tax  Sheltered  Annuity  (or  403(b)).  It may  also be used as an investment  vehicle for  "non-qualified"  investments.  The Annuity allows you to invest your money in a number of variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally are not taxed on any  investment  gains the
Annuity  earns  until  you  make a  withdrawal  or  begin  to  receive  annuity  payments.  This  feature,  referred  to as
"tax-deferral",  can be beneficial to the growth of your Account Value because money that would  otherwise be needed to pay taxes on  investment  gains each year  remains  invested and can earn  additional  money.  However,  because the Annuity is designed for long-term  retirement  savings,  a 10% penalty tax may be applied on withdrawals you make before you reach age
59 1/2. Annuities  purchased as a non-qualified  investment are not subject to the maximum  contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 701/2.

When an Annuity is  purchased  as a  "qualified"  investment,  you should  consider  that the Annuity  does not provide any additional tax advantages to the preferential  treatment  already available through your retirement plan under the Internal
Revenue  Code.  An Annuity may offer  features  and benefits in addition to providing  tax deferral  that other  investment vehicles may not offer,  including  death benefit  protection for your  beneficiaries,  lifetime  income  options,  and the ability to make transfers  between  numerous  variable  investment  options  offered under the Annuity.  You should consult with your financial  professional as to whether the overall  benefits and costs of the Annuity are appropriate  considering your overall financial plan.

---------------------------------------------------------------------------------------------------------------------------
These  annuities are NOT deposits or  obligations  of, or issued,  guaranteed or endorsed by, any bank,  are NOT insured or guaranteed by the U.S.  government,  the Federal Deposit  Insurance  Corporation  (FDIC),  the Federal Reserve Board or any
other agency.  An investment in this annuity involves certain investment risks, including possible loss of principal.
---------------------------------------------------------------------------------------------------------------------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE  COMMISSION OR ANY STATE  SECURITIES
COMMISSION  NOR HAS THE  COMMISSION  OR ANY STATE  SECURITIES  COMMISSION  PASSED  UPON THE  ACCURACY  OR  ADEQUACY OF THIS
PROSPECTUS.  ANY  REPRESENTATION  TO THE  CONTRARY  IS A CRIMINAL  OFFENSE.  PLEASE  READ THIS  PROSPECTUS  AND THE CURRENT
PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
                                       FOR FURTHER INFORMATION CALL 1-800-752-6342.
Prospectus Dated: May 1, 2001                                                 Statement of Additional Information Dated: May 1, 2001
ASAP-PROS- (05/2001)

WHAT ARE SOME OF THE KEY FEATURES OF THE ANNUITY?

|X|      The  Annuity  is a  "flexible  premium  deferred  annuity."  It is  called  "flexible  premium"  because  you have considerable  flexibility  in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving annuity payments until after an accumulation period.
|X|      This Annuity  offers both variable and fixed  investment  options.  If you allocate your Account Value to variable investment  options,  the value of your  Annuity  will vary  daily to  reflect  the  investment  performance  of the underlying  investment  options.  Fixed investment options of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw your Account Value before the Maturity Date.
|X|      The  Annuity  features  two  distinct  phases  - the  accumulation  period  and  the  payout  period.  During  the accumulation  period your Account  Value is allocated to one or more  underlying  investment  options.  The variable investment options,  each a Class 1 Sub-account of American Skandia Life Assurance  Corporation  Variable Account B,
       invest in an underlying mutual fund portfolio.  Currently,  portfolios of the following  underlying mutual funds are being offered:  American  Skandia Trust,  Montgomery  Variable  Series,  Wells Fargo Variable Trust,  Rydex Variable
       Trust,  INVESCO Variable  Investment  Funds,  Inc.,  Evergreen  Variable  Annuity Trust,  ProFunds VP, First Defined
       Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X|      During the payout period,  commonly  called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2) for life with a guaranteed  minimum number of payments;  (3) based on joint lives; or (4) for a guaranteed number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This Annuity  offers a death benefit that steps up on each 5th  anniversary  of the issue date until age 85. On or after age 85, the death benefit is equal to the Account Value without application of any market value adjustment.
|X|      You are allowed to withdraw a limited  amount of money from your Annuity on an annual  basis  without any charges.
       Other product features allow you to access your Account Value as necessary, although a charge may apply.
|X|      Transfers  between  investment  options are tax-free.  You may make twenty transfers each year free of charge.  We also offer  several  programs that enable you to manage your Account Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  financial  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $10,000 (for  non-qualified  contracts) or $2,000 (for qualified  contracts).  We may allow you to make a lower initial  purchase  payment  provided you establish a bank drafting  program under which  purchase payments  received in the first Annuity Year total at least $10,000 or $2,000 as  applicable.  There is no age  restriction to purchase the Annuity.  However, the Death Benefit provides greater protection for persons under age 85.

                                                    Mailing Addresses:

New Business/Additional Purchase Payments:                                                                     Exchange Paperwork:

American Skandia Life Assurance Corporation                                            American Skandia Life Assurance Corporation
P.O. Box 7040                                                                                                        P.O. Box 7039
Bridgeport, CT  06601-7040                                                                              Bridgeport, CT  06601-7039

All other correspondence:                                                                                  Express/Overnight Mail:

American Skandia Life Assurance Corporation                                            American Skandia Life Assurance Corporation
P.O. Box 7038                                                                                                Three Corporate Drive
Bridgeport, CT  06601-7038                                                                                      Shelton, CT  06484

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

                                                     GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date,  plus any earnings,  and/or  less any  losses,  distributions  and  charges.  The Account  Value is  calculated  before we assess any applicable  Contingent  Deferred Sales Charge ("CDSC") and/or any Annual  Maintenance  Fee. The Account Value is determined separately  for each  Sub-account  and for each Fixed  Allocation,  and then  totaled to determine  Account  Value for your entire  Annuity.  The Account Value of each Fixed  Allocation  on other than its Maturity  Date may be  calculated  using a market value adjustment.

Annuitization:  The  application  of Account  Value to one of the available  annuity  options to begin  receiving  periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity  Year:  A  12-month  period  commencing  on the Issue  Date of the  Annuity  and each  successive  12-month  period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An  allocation  of Account  Value  that is to be  credited a fixed  rate of  interest  for a  specified
Guarantee Period during the accumulation period.

Guarantee  Period:  A period of time  during the  accumulation  period  where we credit a fixed rate of interest on a Fixed
Allocation.

Interim  Value:  The value of the Fixed  Allocation on any date other than the Maturity Date. The Interim Value is equal to the initial  value  allocated to the Fixed  Allocation  plus all interest  credited to the Fixed  Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value  adjustment used in the  determination  of Account Value of each Fixed Allocation on a day more than 30 days prior to the Maturity Date of such Fixed Allocation.

Owner:  With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having  ownership  rights in relation to the Annuity.  With an Annuity  issued as a  certificate  under a group  annuity contract,  the "Owner"  refers to the person or entity who has the rights and benefits  designated as to the  "Participant"
in the certificate.

Surrender  Value:  The value of your Annuity  available  upon  surrender  prior to the Annuity  Date. It equals the Account
Value as of the date we price the surrender minus any applicable  CDSC,  Annual  Maintenance Fee, Tax Charge and the charge for any optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation  Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities  and  Exchange
Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against your Annuity while others are assessed  against  assets  allocated to the  variable  investment  options.  The charges that are assessed against the Annuity  include the  Contingent  Deferred  Sales  Charge,  Annual  Maintenance  Fee,  Transfer Fee and the Tax
Charge.  The charge  that is  assessed  against the  variable  investment  options is the  Insurance  Charge,  which is the combination  of a mortality  and expense  risk  charge and a charge for  administration  of the  Annuity.  Each  underlying mutual  fund  portfolio  assesses a charge for  investment  management  and for other  expenses.  The  prospectus  for each underlying  mutual fund  provides  more  detailed  information  about the expenses  for the  underlying  funds.  In certain states,  a premium tax charge may be  applicable.  All of these fees and expenses are  described in more detail within this
Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                       YOUR TRANSACTION EXPENSES
------------------------------- ----------------------------------------------------------------- --------------------------------------
                                                        Amount Deducted/
------------------------------                       Description Of Charge                                    When Deducted
         Fee/Expense
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
                                Yr. 1    Yr. 2   Yr. 3    Yr. 4   Yr. 5   Yr. 6   Yr. 7   Yr. 8+
                                                                                                            Upon Surrender or
Contingent Deferred Sales                                                                                  Partial Withdrawal
Charge

------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
                                 7.5%     6.5%    5.5%    4.5%     3.5%    2.5%    1.5%    0.0%

------------------------------- -------- ------- ------- -------- ------- ------- ------- -------
------------------------------- -----------------------------------------------------------------
                                     The charge is a percentage of each applicable purchase
                                  payment. The period is measured from the date each purchase payment is allocated.
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $30 or 2% of Account Value                     Annually on the contract's
                                                                                                   anniversary date or upon surrender
------------------------------- ----------------------------------------------------------------- --------------------------------------
-------------------------------
Transfer Fee                                                 $10.00                               After the 20th transfer each annuity
                                                                                                                  year
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------- ----------------------------------------------------------------- --------------------------------------

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                                                  ANNUAL EXPENSES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ----------------------------------------------------------------- --------------------------------------
Mortality & Expense Risk
Charge                                                       1.25%
                                                                                                                  Daily
Administration Charge                                        0.15%

Total  Annual  Expenses of the          1.40% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only
------------------------------- ----------------------------------------------------------------- --------------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance
Charge" elsewhere in this prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                           OPTIONAL BENEFITS
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
GUARANTEED RETURN OPTION
We offer a program  that  guarantees a "return of premium" at a future  date,  while  allowing you to       0.25% of Account Value
allocate all or a portion of your Account Value to the  Sub-accounts of your choice.  Please refer to
the discussion of the Guaranteed Return Option for a description of restrictions under the program.        (Amounts are deducted in
                                                                                                                         arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                           Underlying Mutual Fund Portfolio Annual Expenses
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------

Below are the investment  management fees, other expenses,  and the total annual expenses for each underlying  Portfolio as of December 31, 2000,  except as noted.  The total annual  expenses are the sum of the  investment  management  fee,  other expenses  and any 12b-1  fees.  Each figure is stated as a  percentage  of the  underlying  Portfolio's  average  daily net assets.  For certain of the  underlying  Portfolios,  a portion of the management fee is being waived and/or other expenses are being  partially  reimbursed.  "N/A"  indicates  that no portion of the  management  fee and/or other expenses is being waived and/or  reimbursed.  Any footnotes  about expenses  appear after the list of all the  portfolios.  Those  portfolios whose name  includes the prefix "AST" are  portfolios of American  Skandia  Trust.  The  underlying  mutual fund  portfolio information  was  provided  by the  underlying  mutual  funds  and has  not  been  independently  verified  by us.  See the prospectuses  or statements  of additional  information  of the  underlying  Portfolios  for further  details.  The current
prospectus  and  statement  of  additional   information  for  the  underlying   Portfolios  can  be  obtained  by  calling
1-800-752-6342.

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Fund
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: (2)
  AST Founders Passport                               1.00%          0.38%          0.00%         1.38%          N/A         1.38%
  AST Scudder Japan (3)                               1.00%          1.78%          0.00%         2.78%         1.03%        1.75%
  AST AIM International Equity                        0.86%          0.24%          0.06%         1.16%          N/A         1.16%
  AST Janus Overseas Growth                           1.00%          0.18%          0.01%         1.19%          N/A         1.19%
  AST American Century International Growth           1.00%          0.27%          0.00%         1.27%          N/A         1.27%
  AST American Century International Growth II        1.00%          0.26%          0.00%         1.26%          N/A         1.26%
  AST MFS Global Equity                               1.00%          0.87%          0.00%         1.87%         0.12%        1.75%
  AST Janus Small-Cap Growth                          0.90%          0.16%          0.01%         1.07%          N/A         1.07%
  AST Scudder Small-Cap Growth                        0.95%          0.16%          0.02%         1.13%          N/A         1.13%
  AST Federated Aggressive Growth (3)                 0.95%          6.27%          0.00%         7.22%         5.87%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.20%          0.00%         1.15%          N/A         1.15%
  AST Gabelli Small-CapValue                          0.90%          0.21%          0.01%         1.12%          N/A         1.12%
  AST Janus Mid-Cap Growth                            1.00%          0.28%          0.00%         1.28%          N/A         1.28%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.16%          0.03%         1.09%          N/A         1.09%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.18%          0.16%         1.24%          N/A         1.24%
  AST Alger All-Cap Growth                            0.95%          0.24%          0.05%         1.24%          N/A         1.24%
  AST Gabelli All-Cap Value (3)                       0.95%          0.64%          0.00%         1.59%         0.14%        1.45%
  AST Kinetics Internet (3)                           1.00%          4.34%          0.00%         5.34%         3.94%        1.40%
  AST T. Rowe Price Natural Resources                 0.90%          0.24%          0.06%         1.20%          N/A         1.20%
  AST Alliance Growth                                 0.90%          0.19%          0.07%         1.16%          N/A         1.16%
  AST MFS Growth                                      0.90%          0.30%          0.00%         1.20%          N/A         1.20%
  AST Marsico Capital Growth                          0.90%          0.14%          0.02%         1.06%         0.02%        1.04%
  AST JanCap Growth                                   0.90%          0.13%          0.01%         1.04%         0.04%        1.00%
  AST Janus Strategic Value (3)                       1.00%          1.41%          0.00%         2.41%         1.06%        1.35%
  AST Alliance/Bernstein Growth + Value (4)           0.90%          0.24%          0.03%         1.17%          N/A         1.17%
  AST Sanford Bernstein Core Value (4)                0.75%          0.24%          0.03%         1.02%          N/A         1.02%
  AST Cohen & Steers Realty                           1.00%          0.22%          0.06%         1.28%          N/A         1.28%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.02%         0.78%          N/A         0.78%
  AST American Century Income & Growth                0.75%          0.19%          0.00%         0.94%          N/A         0.94%
  AST Alliance Growth and Income                      0.75%          0.15%          0.16%         1.06%         0.01%        1.05%
  AST MFS Growth with Income                          0.90%          0.33%          0.00%         1.23%          N/A         1.23%
  AST INVESCO Equity Income                           0.75%          0.17%          0.03%         0.95%         0.01%        0.94%
  AST AIM Balanced                                    0.73%          0.22%          0.00%         0.95%          N/A         0.95%
  AST American Century Strategic Balanced             0.85%          0.25%          0.00%         1.10%          N/A         1.10%
  AST T. Rowe Price Asset Allocation                  0.85%          0.23%          0.00%         1.08%          N/A         1.08%
  AST T. Rowe Price Global Bond                       0.80%          0.32%          0.00%         1.12%          N/A         1.12%
  AST Federated High Yield                            0.75%          0.21%          0.00%         0.96%          N/A         0.96%
  AST Lord Abbett Bond-Debenture (3)                  0.80%          2.27%          0.00%         3.07%         1.87%        1.20%
  AST PIMCO Total Return Bond                         0.65%          0.17%          0.00%         0.82%          N/A         0.82%
  AST PIMCO Limited Maturity Bond                     0.65%          0.22%          0.00%         0.87%          N/A         0.87%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Fund
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
  AST Money Market                                    0.50%          0.15%          0.00%         0.65%         0.05%        0.60%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.56%           0.00%        1.81%         0.25%        1.56%

Wells Fargo Variable Trust:
  Equity Income                                       0.70%          0.22%          0.25%         1.17%         0.17%        1.00%
  Equity Value                                        0.70%          0.62%          0.25%         1.57%         0.57%        1.00%

Rydex Variable Trust:
  Nova                                                0.75%         0.67%           0.00%         1.42%          N/A         1.42%
  Ursa                                                0.90%         0.69%           0.00%         1.59%          N/A         1.59%
  OTC                                                 0.75%         0.71%           0.00%         1.46%          N/A         1.46%

INVESCO Variable Investment Funds, Inc.:
  Technology                                          0.72%         0.30%           0.00%         1.02%          N/A         1.02%
  Health Sciences                                     0.75%         0.32%           0.00%         1.07%          N/A         1.07%
  Financial Services                                  0.75%         0.34%           0.00%         1.09%          N/A         1.09%
  Telecommunications                                  0.75%         0.31%           0.00%         1.06%          N/A         1.06%
  Dynamics                                            0.75%         0.34%           0.00%         1.09%          N/A         1.09%

Evergreen Variable Annuity Trust:
  Global Leaders                                      0.87%         0.29%           0.00%         1.16%         0.15%        1.01%
  Omega                                               0.52%         0.16%           0.00%         0.68%          N/A         0.68%
  Special Equity                                      0.92%         0.25%           0.00%         1.17%         0.13%        1.04%

ProFund VP:
  Europe 30                                           0.75%         0.75%           0.25%         1.75%          N/A         1.75%
  UltraSmall-Cap                                      0.75%         1.34%           0.25%         2.34%         0.29%        2.05%
  UltraOTC                                            0.75%         0.75%           0.25%         1.75%          N/A         1.75%
  OTC (5)                                             0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Bear (5)                                            0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Bull Plus (5)                                       0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Biotechnology (5)                                   0.75%         1.00%           0.25%         2.00%          N/A         2.00%
  Energy (5)                                          0.75%         1.00%           0.25%         2.00%          N/A         2.00%
  Financial (5)                                       0.75%         1.00%           0.25%         2.00%          N/A         2.00%
  Healthcare (5)                                      0.75%         1.00%           0.25%         2.00%          N/A         2.00%
  Real Estate (5)                                     0.75%         1.00%           0.25%         2.00%          N/A         2.00%
  Technology (5)                                      0.75%         1.00%           0.25%         2.00%          N/A         2.00%
  Telecommunications (5)                              0.75%         1.00%           0.25%         2.00%          N/A         2.00%
  Utilities (5)                                       0.75%         1.00%           0.25%         2.00%          N/A         2.00%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values                    0.60%          2.47%          0.25%         3.32%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth (6)                  0.85%          0.60%          0.25%         1.70%         0.06%        1.70%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The Investment  Manager of American Skandia Trust has agreed to reimburse and/or waive fees for certain Portfolios until at least April 30, 2002. The caption "Total Annual Fund Operating  Expenses"  reflects the Portfolios'  fees and expenses before such waivers and  reimbursements,  while the caption "Net Annual Fund Operating Expenses" reflects the effect of such waivers and reimbursements.
2        American Skandia Trust (the "Trust")  adopted a Distribution  Plan (the  "Distribution  Plan") under Rule 12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions  in connection  with purchases and sales of securities  held by Portfolios of the Trust,  and to use these commissions to promote the sale of shares of such  Portfolios.  While the brokerage  commission rates and amounts paid by the  various  Portfolios  are not  expected  to increase  as a result of the  Distribution  Plan,  the staff of the
     Securities and Exchange  Commission takes the position that commission  amounts  received under the Distribution  Plan should be reflected as  distribution  expenses of the  Portfolios.  The  Distribution  Fee  estimates  are derived and annualized  from data regarding  commission  amounts  directed to the affiliate  under the  Distribution  Plan for the fiscal year ended December 31, 2000.  Although  there are no maximum  amounts  allowable,  actual  commission  amounts directed  under the  Distribution  Plan will vary and the  amounts  directed  during the first full fiscal year of the
     Plan's operations may differ substantially from the annualized amounts listed in the above chart.
3        These Portfolios  commenced  operations on October 23, 2000.  "Other Expenses" and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2001.
4        These  Portfolios  commenced  operations  on May 1, 2001.  "Other  Expenses"  and "12b-1  Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2001.
5        These Portfolios  commenced  operations on January 22, 2001.  "Other Expenses" and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2001.
6        This Portfolio  commenced  operations on April 15, 2001.  "Other Expenses" are based on estimated  amounts for the fiscal  year  ending  December  31,  2001 and  include a 0.15%  Administration  Fee.  The 0.06% fee waiver and expense reimbursement is currently in effect but may be eliminated.  Therefore,  the Expense Examples reflect the Total Annual
     Portfolio Operating Expenses, not the Net Annual Portfolio Operating Expenses.

EXPENSE EXAMPLES
These examples are designed to assist you in  understanding  the various costs and expenses you will incur with the Annuity over certain periods of time based on specific  assumptions.  The examples  reflect expenses of our  Sub-accounts,  as well as those of the  underlying  mutual fund  portfolios.  The  Securities  and  Exchange  Commission  ("SEC")  requires  these examples.

The examples  shown assume that:  (a) you only allocate  Account  Value in the  Sub-accounts;  (b) the Insurance  Charge is assessed as 1.40% per year;  (c) the Annual  Maintenance  Fee is  reflected  as a charge equal to 0.05% based on an assumed average  contract size;  (d) you make no  withdrawals of Account Value during the period shown;  (e) you make no transfers, withdrawals,  surrender or other transactions that we charge a fee during the period shown; (f) no tax charge applies;  and
(g) the expenses  throughout the period for the underlying  mutual fund  portfolios  will be the "Net Annual Fund Operating
Expenses," as shown above in the section entitled "Underlying Mutual Fund Portfolio Annual Expenses."

These  examples  do not  reflect  the charge for the  Guaranteed  Return  Option.  If you  purchase  the  Annuity  with the
Guaranteed  Return  Option,  this charge is deducted on an annual basis in arrears in addition to the amounts  shown below.
Please see the example of how we charge for the Guaranteed Return Option following these tables.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE  CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE  EXPENSES OF THE
UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

-----------------------------------------------------------------------------------------------------------------------------------------
                                                                  Expense Examples
                                                  (amounts shown are rounded to the nearest dollar)
-----------------------------------------------------------------------------------------------------------------------------------------

                                       ---------------------------------------------- ------- -----------------------------------------
                                       If you  surrender  your Annuity at the end of           If you do not  surrender  your  Annuity
                                       the  applicable  time  period,  you would pay           at  the  end  of  the  applicable  time
                                       the   following    expenses   on   a   $1,000           period   or   begin   taking    annuity
                                       investment,  assuming  5%  annual  return  on           payments  at such  time,  you would pay
                                       assets:                                                 the  following  expenses  on  a  $1,000
                                                                                               investment,  assuming 5% annual  return
                                                                                               on assets:
                                       ---------------------------------------------- ------- -----------------------------------------

After:                                                                                 After:
----------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
--------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
AST Founders Passport                          104        143       185        317               29         88        150        317
AST Scudder Japan                              108        155       204        352               33         100       169        352
AST AIM International Equity                   102        137       174        295               27         82        139        295
AST Janus Overseas Growth                      102        138       176        298               27         83        141        298
AST American Century International Growth      103        140       180        307               28         85        145        307
AST American Century  International  Growth    103        140       180        306               28         85        145        306
II
AST MFS Global Equity                          108        155       204        352               33         100       169        352
AST Janus Small-Cap Growth                     101        134       170        287               26         79        135        287
AST Scudder Small-Cap Growth                   101        136       173        292               26         81        138        292
AST Federated Aggressive Growth                104        143       184        314               29         88        149        314
AST Goldman Sachs Small-Cap Value              102        137       174        294               27         82        139        294
AST Gabelli Small-Cap Value                    101        135       172        290               26         80        137        290
AST Janus Mid-Cap Growth                       103        140       180        307               28         85        145        307
AST Neuberger Berman Mid-Cap Growth            101        135       171        288               26         80        136        288
AST Neuberger Berman Mid-Cap Value             102        139       178        303               27         84        143        303
AST Alger All-Cap Growth                       102        139       178        303               27         84        143        303
AST Gabelli All-Cap Value                      105        146       189        324               30         91        154        324
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

After:                                                                                 After:
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
AST Kinetics Internet                          104        144       187        319               29         89        152        319
AST T. Rowe Price Natural Resources            102        138       177        299               27         83        142        299
AST Alliance Growth                            102        137       174        295               27         82        139        295
AST MFS Growth                                 102        138       177        299               27         83        142        299
AST Marsico Capital Growth                     100        133       168        283               25         78        133        283
AST JanCap Growth                              100        132       167        280               25         77        132        280
AST Janus Strategic Value                      104        143       184        314               29         88        149        314
AST Alliance/Bernstein Growth + Value          102        137       175        297               27         82        140        297
AST Sanford Bernstein Core Value               100        132       167        280               25         77        132        280
AST Cohen & Steers Realty                      103        140       180        307               28         85        145        307
AST Sanford Bernstein Managed Index 500         98        125       155        257               23         70        120        257
AST American Century Income & Growth            99        130       163        273               24         75        128        273
AST Alliance Growth and Income                 101        134       169        284               26         79        134        284
AST MFS Growth with Income                     102        139       178        301               27         84        143        301
AST INVESCO Equity Income                       99        130       163        273               24         75        128        273
AST AIM Balanced                               100        131       164        275               25         76        129        275
AST American Century Strategic Balanced        101        135       172        290               26         80        137        290
AST T. Rowe Price Asset Allocation             101        134       170        287               26         79        135        287
AST T. Rowe Price Global Bond                  101        135       172        290               26         80        137        290
AST Federated High Yield                       100        131       164        275               25         76        129        275
AST Lord Abbett Bond-Debenture                 102        138       177        299               27         83        142        299
AST PIMCO Total Return Bond                     98        126       157        260               23         71        122        260
AST PIMCO Limited Maturity Bond                 99        128       160        267               24         73        125        267
AST Money Market                                96        120       146        238               21         65        111        238

MV Emerging Markets                            106        149       194        334               31         94        159        334

WFVT Equity Income                             100        132       167        280               25         77        132        280
WFVT Equity Value                              100        132       167        280               25         77        132        280

Rydex Nova                                     104        144       187        320               29         89        152        320
Rydex Ursa                                     106        150       196        337               31         95        161        337
Rydex OTC                                      105        146       189        324               30         91        154        324

INVESCO VIF Technology                         100        132       167        280               25         77        132        280
INVESCO VIF Health Sciences                    101        134       170        287               26         79        135        287
INVESCO VIF Financial Services                 101        135       171        288               26         80        136        288
INVESCO VIF Telecommunications                 101        134       169        285               26         79        134        285
INVESCO VIF Dynamics                           101        135       171        288               26         80        136        288

Evergreen VA Global Leaders                    100        132       167        280               25         77        132        280
Evergreen VA Omega                              97        122       150        247               22         67        115        247
Evergreen VA Special Equity                    100        133       168        283               25         78        133        283

ProFund VP Europe 30                           108        155       204        352               33         100       169        352
ProFund VP UltraSmall-Cap                      111        164       219        380               36         109       184        380
ProFund VP UltraOTC                            108        155       204        352               33         100       169        352
ProFund VP OTC                                 110        161       214        370               35         106       179        370
ProFund VP Bear                                110        161       214        370               35         106       179        370
ProFund VP Bull Plus                           110        161       214        370               35         106       179        370
ProFund VP Biotechnology                       110        162       216        375               35         107       181        375
ProFund VP Energy                              110        162       216        375               35         107       181        375
ProFund VP Financial                           110        162       216        375               35         107       181        375
ProFund VP Healthcare                          110        162       216        375               35         107       181        375
ProFund VP Real Estate                         110        162       216        375               35         107       181        375
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

After:                                                                                 After:
----------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
ProFund VP Technology                          110        162       216        375               35         107       181        375
ProFund VP Telecommunications                  110        162       216        375               35         107       181        375
ProFund VP Utilities                           110        162       216        375               35         107       181        375

First Trust(R)10 Uncommon Values               104        143       185        315               29         88        150        315

SP Jennison International Growth               107        153       201        347               32         98        166        347
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

Expenses For Optional Benefits

Guaranteed Return Option
If you elect to  participate  in the  Guaranteed  Return  Option  program,  an annual charge of 0.25% is deducted from your
Annuity's  Account Value. The charge will be based on the Account Value of the  Sub-accounts  and any Fixed  Allocations as of the date the charge is deducted.  Below is an example of how the charge for the Optional Death Benefit is calculated.

Initial Purchase Payment:           $10,000
Account Value on
  Anniversary of Issue Date:        $12,500

Cost of Optional Death Benefit      0.25% X $12,500 = $31.25 per year

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Class 1 Sub-account of American Skandia Life Assurance  Corporation  Variable Account
B (see  "What  are  Separate  Accounts"  for more  detailed  information.)  Each  Sub-account  invests  exclusively  in one
Portfolio.  You should  carefully read the prospectus for any Portfolio in which you are  interested.  The following  chart classifies each of the Portfolios based on our assessment of their  investment  style (as of the date of this  Prospectus).
The chart also  provides  a  description  of each  Portfolio's  investment  objective  (in  italics)  and a short,  summary description  of their key policies to assist you in  determining  which  Portfolios  may be of interest to you. There is no guarantee that any underlying mutual fund portfolio will meet its investment objective.

The name of the  advisor/sub-advisor  for each  Portfolio  appears next to the  description.  Those  portfolios  whose name includes the prefix "AST" are portfolios of American  Skandia Trust.  The  investment  manager for AST is American  Skandia
Investment Services,  Incorporated ("ASISI"), an affiliated company of American Skandia.  However, a sub-advisor,  as noted
below, is engaged to conduct day-to-day investment decisions.

Some of the  Portfolios  available  as  Sub-accounts  under the  Annuity  are  managed  by the same  portfolio  advisor  or sub-advisor as a retail mutual fund that the Portfolio may have been modeled after at the  Portfolio's  inception.  Certain retail  mutual  funds may also have been modeled  after a Portfolio.  While the  investment  objective  and policies of the funds may be substantially  similar,  the actual investments made by the funds will differ to varying degrees.  Differences in the  performance  of the two  funds  can be  expected,  and in some  cases  could  be  substantial.  Details  about  the investment  objectives,  policies,  risks,  costs and management of the Portfolios  are found in the  prospectuses  for the underlying mutual funds.

========================================================================================================================================
Effective  January 19, 2000, the AST Janus Small-Cap Growth portfolio is no longer offered as a Sub-account  under the Annuity.  Owners of Contracts  issued on or before  January 18, 2000 may not allocate  additional  Account  Value or make  transfers  into the AST Janus
Small-Cap Growth Sub-account,  except that, Owners who had previously elected a bank drafting, dollar cost averaging,  asset allocation and/or rebalancing  program will be allowed to continue.  However,  no changes involving the AST Janus Small-Cap Growth Sub-account may be made to such programs.

Effective March 1, 2000, the AST Janus Overseas  Growth  portfolio is no longer offered as a Sub-account  under the Annuity,  except as noted below.  Owners of Contracts  issued on or before  February 29, 2000 with Account Value allocated to the AST Janus Overseas Growth
Sub-account  may continue to allocate  Account Value and make transfers into the AST Janus Overseas Growth  Sub-account,  including any bank drafting,  dollar cost averaging,  asset allocation and rebalancing programs.  Contracts issued on or after March 1, 2000 will not be allowed to allocate Account Value to the AST Janus Overseas Growth Sub-account.

The Portfolios may be offered as a Sub-account to Contract Owners at some future date;  however,  at the present time, American Skandia has no intention to do so.
========================================================================================================================================

===========================================================================================================================
Effective  March 16,  2001,  the Nova,  Ursa and OTC  portfolios  of Rydex  Variable  Trust  will no longer be  offered  as
Sub-accounts  under the  Annuity.  Owners of Annuity  contracts  issued on or after  March 16,  2001 will not be allowed to allocate Account Value to the Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Except as noted below,  Owners of Annuity contracts  issued  before  March 16, 2001,  and/or  their  authorized  financial  professionals,  will no longer be able to allocate  additional  Account Value or make transfers into the Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Contract
Owners and/or their authorized  financial  professionals who elect to transfer Account Value out of the Rydex  Sub-accounts on or after March 16,  2001 will not be allowed to  transfer  Account  Value into the Rydex  Sub-accounts  at a later date.
Bank drafting,  dollar cost averaging,  asset  allocation and  rebalancing  programs that were effective on or before March
16, 2001 and included one or more of the Rydex  Sub-accounts  will be allowed to continue.  However,  no changes  involving the Rydex Sub-accounts may be made to such programs.
===========================================================================================================================

Please  refer to Appendix B for  certain  required  financial  information  related to the  historical  performance  of the
Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Money Market:  seeks to maximize current income and maintain high levels of liquidity.  The
   MONEY MARKET     Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average       J. P. Morgan
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective  Investment Management
                    maturities of not more than 397 days.                                                                     Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital appreciation  to produce a high total return.  The Portfolio  pursues its objective by normally investing in high yield and  investment  grade debt  securities,  securities  convertible  into common stock and preferred stocks. Under normal  circumstances,  the Portfolio invests at least
                    65% of its total assets in fixed income  securities  of various  types.  The Portfolio may find good value in high yield securities,  sometimes called "lower-rated bonds" or "junk bonds," and
                    frequently  may have more than half of its assets  invested in those  securities.  At least 20%    Lord, Abbett & Co.
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to
       BOND         maintain  a  weighted  average  maturity  in the  range of seven to nine  years,  there  are no restrictions on the overall Portfolio or on individual securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation
                    of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified    Pacific Investment
                    portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of    Management Company
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the
                    Sub-advisor's forecast for interest rates.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of
                    capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified    Pacific Investment
                    portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of    Management Company
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the
                    Sub-advisor's forecast for interest rates.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified portfolio of fixed income  securities.  The Portfolio will invest at least 65% of its assets in lower-rated  corporate fixed income  securities  ("junk bonds").  These fixed income securities
 HIGH YIELD BOND    may include preferred stocks,  convertible  securities,  bonds,  debentures,  notes,  equipment   Federated Investment
                    lease  certificates  and  equipment  trust  certificates.  A fund  that  invests  primarily  in        Counseling
                    lower-rated  fixed  income  securities  will  be  subject  to  greater  risk  and  share  price fluctuation  than a typical fixed income fund,  and may be subject to an amount of risk that is comparable to or greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Global Bond (f/k/a AST T. Rowe Price  International  Bond):  seeks to provide high  current  income  and  capital  growth  by  investing  in  high-quality  foreign  and U.S.
                    government  bonds.  The Portfolio  will invest at least 65% of its total assets in bonds issued or guaranteed by the U.S. or foreign governments or their agencies and by foreign  authorities, provinces and municipalities.  Corporate bonds, mortgage- and asset-backed  securities may also be purchased.  The Sub-advisor  bases its investment  decisions on fundamental  market factors,
   GLOBAL BOND      currency trends,  and credit quality.  The Portfolio  generally  invests in countries where the      T. Rowe Price
                    combination of fixed-income returns and currency exchange rates appears attractive,  or, if the   International, Inc.
                    currency trend is  unfavorable,  where the  Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The  Portfolio  may also  invest  up to 20% of its  assets in the aggregate  in  below  investment-grade,  high-risk  bonds  ("junk  bonds").  In  addition,  the
                    Portfolio may invest up to 30% of its assets in mortgage-backed  (including  derivatives,  such as  collateralized  mortgage  obligations and stripped  mortgage  securities) and  asset-backed securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally
ASSET ALLOCA-TION   invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income
                    securities.  The Sub-advisor  concentrates common stock investments in larger, more established      T. Rowe Price
                    companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth     Associates, Inc.
                    prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
                    AST AIM Balanced:  seeks to provide a well-diversified  portfolio of stocks and bonds that will produce both capital growth and current  income.  The Portfolio  attempts to meet its objective
                    by  investing,  normally,  a minimum of 30% and a maximum of 70% of its total  assets in equity      A I M Capital
                    securities  and a minimum  of 30% and a maximum of 70% of its total  assets in  non-convertible     Management, Inc.
                    debt  securities.  The  Sub-advisor  will primarily  purchase  equity  securities for growth of capital and debt securities for income purposes.
     BALANCED

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
                    equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
                    AST INVESCO  Equity  Income:  seeks capital  growth and current  income while  following  sound investment  practices.  The Portfolio seeks to achieve its objective by investing in securities
                    that are expected to produce  relatively high levels of income and consistent,  stable returns.   INVESCO Funds Group,
                    The  Portfolio  normally will invest at least 65% of its assets in  dividend-paying  common and           Inc.
                    preferred  stocks of domestic and foreign issuers.  Up to 30% of the Portfolio's  assets may be invested in equity securities that do not pay regular dividends.
  EQUITY INCOME
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
                    WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, high-quality  domestic  companies with  above-average  return potential based on current market
                    valuations and above-average  dividend income.  Under normal market  conditions,  the Portfolio    Wells Fargo Funds
                    invests at least 65% of its total assets in income  producing  equity  securities and in issues     Management, LLC
                    of companies with market capitalizations greater than the median of the Russell 1000 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  Alliance  Growth and Income  (f/k/a AST Lord Abbett  Growth and Income):  seeks  long-term growth of capital and income while attempting to avoid excessive  fluctuations in market value.
                    The Portfolio  normally will invest in common stocks (and  securities  convertible  into common
                    stocks). The Sub-advisor will take a value-oriented  approach,  in that it will try to keep the     Alliance Capital
                    Portfolio's  assets  invested  in  securities  that are  selling at  reasonable  valuations  in     Management, L.P.
                    relation to their fundamental  business prospects.  The stocks that the Portfolio will normally
      GROWTH        invest in are those of seasoned  companies that are expected to show  above-average  growth and
        &           that the Sub-advisor believes are in sound financial condition.
      INCOME

------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
                    growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
                    potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
                    with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with Income:  seeks reasonable  current income and long-term  capital growth and income.  Under  normal  market  conditions,  the  Portfolio  invests  at least 65% of its total
      GROWTH        assets  in  common  stocks  and  related  securities,  such as  preferred  stocks,  convertible      Massachusetts
        &           securities and depositary  receipts.  The stocks in which the Portfolio  invests generally will    Financial Services
      INCOME        pay  dividends.  While the  Portfolio  may  invest in  companies  of any  size,  the  Portfolio         Company
     (Cont.)        generally  focuses  on  companies  with  larger  market  capitalizations  that the  Sub-advisor believes have  sustainable  growth  prospects and  attractive  valuations  based on current and expected  earnings  or cash  flow.  The  Portfolio  may  invest up to 20% of its net  assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate securities.  The Portfolio  pursues its  investment  objective by seeking,  with  approximately
   REAL ESTATE      equal emphasis,  capital growth and current income. Under normal  circumstances,  the Portfolio
      (REIT)        will invest  substantially all of its assets in the equity securities of real estate companies,      Cohen & Steers
                    i.e., a company that derives at least 50% of its  revenues  from the  ownership,  construction,   Capital Management,
                    financing,  management  or sale of real  estate or that has at least 50% of its  assets in real           Inc.
                    estate. Real estate companies may include real estate investment trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
                    AST  Sanford  Bernstein  Managed  Index  500:  seeks to  outperform  the  Standard & Poor's 500
                    Composite  Stock Price Index (the "S&P 500(R)")  through stock  selection  resulting in different weightings of common stocks relative to the index.  The Portfolio will invest  primarily in the common  stocks of companies  included in the S&P 500(R).  In seeking to  outperform  the S&P 500, the  Sub-advisor  starts  with a  portfolio  of stocks  representative  of the  holdings of the
  MANAGED INDEX     index.  It then uses a set of fundamental  quantitative  criteria that are designed to indicate   Sanford C. Bernstein
                    whether a particular  stock will  predictably  perform  better or worse than the S&P 500. Based        & Co., LLC
                    on these  criteria,  the  Sub-advisor  determines  whether the  Portfolio  should  over-weight, under-weight or hold a neutral  position in the stock relative to the proportion of the S&P 500 that the stock  represents.  In addition,  the Sub-advisor also may determine that based on the quantitative  criteria,  certain equity  securities that are not included in the S&P 500 should be held by the Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
                    AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the  Russell  1000 Index (the  "Russell  1000").  The Russell  1000 is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.     Alliance Capital
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35     Management, L.P.
                    companies  primarily from the Russell 1000 Growth Index  constituting  approximately 50% of the
                    Portfolio's  net  assets and 35-50  companies  primarily  from the  Russell  1000  Value  Index
    LARGE CAP       constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic
      EQUITY        rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected,
                    high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.     Alliance Capital
                    Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Management, L.P.
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST JanCap Growth:  seeks growth of capital in a manner  consistent  with the  preservation  of capital.  Realization of income is not a significant  investment  consideration  and any income realized on the  Portfolio's  investments,  therefore,  will be incidental  to the  Portfolio's
                    objective.  The Portfolio will pursue its objective by investing  primarily in common stocks of      Janus Capital
                    companies that the Sub-advisor  believes are  experiencing  favorable demand for their products       Corporation
                    and services,  and which operate in a favorable  competitive  and regulatory  environment.  The
                    Sub-advisor  generally takes a "bottom up" approach to choosing  investments for the Portfolio.
                    In other words,  the Sub-advisor  seeks to identify  individual  companies with earnings growth potential that may not be recognized by the market at large.

    LARGE CAP
      EQUITY
     (Cont.)

                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Janus  Strategic  Value:  seeks  long-term  growth of capital.  The  Portfolio  pursues its objective by investing  primarily in common stocks with the  potential for long-term  growth of capital using a "value" approach.  This value approach emphasizes  investments in companies the
                    Sub-advisor believes are undervalued  relative to their intrinsic worth.  Realization of income      Janus Capital
                    is not a significant  consideration when choosing investments for the Portfolio.  The Portfolio       Corporation
                    will  generally  focus on the  securities of larger  companies,  however,  it may invest in the securities of smaller  companies,  including  start-up  companies offering emerging products or services.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments
                    for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis     Marsico Capital
                    with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and     Management, LLC
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor then looks for individual  companies with earnings growth  potential that may not be recognized by the market at large. This is called "bottom up" stock selection.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and
                    related securities,  such as preferred stocks,  convertible securities and depositary receipts,      Massachusetts
                    of companies that the  Sub-advisor  believes offer better than average  prospects for long-term    Financial Services
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run         Company
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign securities.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other
                    things, the Portfolio seeks to identify compelling buying opportunities  created when companies   Sanford C. Bernstein
                    are undervalued on the basis of investor  reactions to near-term problems or circumstances even        & Co., LLC
                    though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in
      ALL-CAP       the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies        Fred Alger
      EQUITY        of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on     Management, Inc.
                    the Sub-advisor's assessment of particular companies and market conditions.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or  GAMCO Investors, Inc.
      EQUITY        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular
      (Cont.)       companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Janus Mid-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in common stocks,  selected for their growth  potential,  and normally invests at least 65% of its
                    equity  assets  in  medium-sized  companies.  For  purposes  of  the  Portfolio,   medium-sized
                    companies  are those whose market  capitalizations  (measured at the time of  investment)  fall      Janus Capital
                    within the range of  companies  in the  Standard & Poor's  MidCap  400 Index.  The  Sub-advisor       Corporation
                    seeks  to  identify  individual  companies  with  earnings  growth  potential  that  may not be recognized by the market at large.

  MID-CAP EQUITY
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Neuberger Berman Mid-Cap Growth:  seeks capital growth. The Portfolio  primarily invests in
                    the common stocks of mid-cap  companies,  i.e.,  companies  with equity market  capitalizations     Neuberger Berman
                    from $300 million to $10 billion at the time of investment.  The Portfolio is normally  managed        Management
                    using a growth-oriented  investment approach.  The Sub-advisor looks for fast-growing companies       Incorporated
                    that are in new or rapidly evolving industries.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Neuberger Berman Mid-Cap Value:  seeks capital growth.  The Portfolio  primarily invests in the  common  stocks of  mid-cap  companies.  Under the  Portfolio's  value-oriented  investment
                    approach,  the Sub-advisor looks for well-managed  companies whose stock prices are undervalued     Neuberger Berman
                    and that may rise in price  before  other  investors  realize  their  worth.  Factors  that the        Management
                    Sub-advisor may use to identify these companies  include strong  fundamentals,  including a low       Incorporated
                    price-to-earnings  ratio,  consistent cash flow, and a sound track record through all phases of the market cycle.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Omega:  seeks maximum capital growth.  The Portfolio  invests  primarily in common
                    stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market   Evergreen Investment
                    capitalizations.  The  Portfolio  utilizes the  fully-managed  investment  concept  whereby the   Management Company,
                    Portfolio's  manager  will  continuously  review the  Portfolio's  holdings  in light of market           LLC
                    conditions,  business  developments  and  economic  trends.  During  this review  process,  the     (f/k/a Evergreen
                    Portfolio's  manager  seeks to identify and invest in industries  that are growing  faster than  Investment Management
                    the economy.  The Portfolio  invests in companies of all sizes. The continuous  review may lead         Company)
                    to high portfolio  turnover,  but that will not limit investment  decisions.  The Portfolio may also invest up to 25% of its assets in foreign securities.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO  Variable  Investment  Funds -  Dynamics:  seek  capital  appreciation.  The  Portfolio
                    invests   primarily  in  common  stocks  of  mid-size  U.S.   companies  -  those  with  market
                    capitalizations  between $2 billion  and $15 billion at the time of purchase - but also has the flexibility to invest in other types of securities,  including  preferred  stocks,  convertible
                    securities  and bonds.  The core of the  Portfolio's  portfolio  is invested in  securities  of   INVESCO Funds Group,
                    established  companies  that are leaders in attractive  growth markets with a history of strong           Inc.
                    returns.  The  remainder of the  Portfolio  is invested in  securities  that show  accelerating growth,  driven by product cycles,  favorable  industry or sector  conditions and other factors that will lead to rapid sales and earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    WFVT Equity Value:  seeks long-term capital  appreciation.  The Portfolio pursues its objective by investing in a  diversified  portfolio  composed  primarily  of equity  securities  that are trading at low  price-to-earnings  ratios,  as measured  against the stock market as a whole or
  MID-CAP EQUITY    against  the  individual  stock's  own price  history.  Under  normal  market  conditions,  the    Wells Fargo Funds
      (Cont.)       Portfolio  invests  primarily in common  stocks of both large,  well-established  companies and     Management, LLC
                    smaller  companies  with market  capitalization  exceeding $50 million at the time of purchase.
                    The Portfolio may also invest in debt  instruments that may be converted into the common stocks of both U.S. and foreign companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
Although investments in securities of smaller companies are generally  considered to offer greater opportunity for appreciation,  they also involve  greater risk of  depreciation  than  securities of larger  companies.  Smaller  companies may lack depth of management,  financial resources,  or they may be  developing  or  marketing  products or services  for which there is not an  established  market.  Additionally, smaller  companies  normally have fewer shares  outstanding and trade less frequently than large  companies.  Therefore,  the securities of smaller companies may be subject to wider price fluctuations.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment objective by investing  in equity  securities  of companies  offering  superior  prospects  for earnings  growth.  The Portfolio  focuses its  investments on the equity  securities of smaller
                    companies,  but it is not  subject to any  specific  market  capitalization  requirements.  The   Federated Investment
                    Portfolio may invest in foreign issuers through American Depositary  Receipts.  The Portfolio's        Counseling
                    strategies with respect to security analysis,  market  capitalization and sector allocation are designed to produce a portfolio of stocks whose long-term  growth  prospects are  significantly above those of the S&P 500 Index.
    SMALL CAP
      EQUITY
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  Small-Cap  Value (f/k/a AST T. Rowe Price Small Company  Value):  seeks to provide long-term capital growth by investing primarily in  small-capitalization  stocks that appear to be  undervalued.  The Portfolio will normally invest at least 65% of its total assets in stocks
                    and   equity-related   securities   of  small   companies   ($1   billion  or  less  in  market          GAMCO
                    capitalization).  Reflecting a value approach to investing,  the Portfolio will seek the stocks     Investors, Inc.
                    of companies  whose current stock prices do not appear to adequately  reflect their  underlying value as measured by assets, earnings, cash flow or business franchises.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman  Sachs  Small-Cap  Value (f/k/a AST Lord Abbett Small Cap Value):  seeks  long-term capital  appreciation.  The Portfolio will seek its objective through investments  primarily in equity  securities  that are  believed to be  undervalued  in the  marketplace.  The  Portfolio
                    primarily  seeks  companies  that  are  small-sized,  based on the  value of their  outstanding   Goldman Sachs Asset
                    stock. Specifically,  under normal circumstances,  at least 65% of the Portfolio's total assets        Management
                    will be invested in common stocks issued by smaller,  less  well-known  companies  (with market capitalizations of less than $4 billion at the time of investment).
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Janus  Small-Cap  Growth:  seeks capital  growth.  The  Portfolio  pursues its objective by normally  investing  at least  65% of its  total  assets in the  common  stocks of  small-sized
                    companies,  i.e.,  those that have market  capitalizations  of less than $1.5 billion or annual      Janus Capital
                    gross revenues of less than $500 million.                                                             Corporation
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Scudder  Small-Cap  Growth (f/k/a AST Kemper  Small-Cap  Growth):  seeks maximum  growth of investors' capital from a portfolio  primarily of growth stocks of smaller companies.  At least
                    65% of the  Portfolio's  total assets  normally  will be invested in the equity  securities  of
                    smaller  companies,  i.e.,  those having a market  capitalization  of $2 billion or less at the      Zurich Scudder
                    time of  investment,  many of which  would be in the early  stages  of their  life  cycle.  The    Investments, Inc.
                    Portfolio seeks  attractive  areas for investment that arise from factors such as technological advances, new marketing methods, and changes in the economy and population.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Special Equity:  seeks capital growth.  The Portfolio  strives to provide a return   Evergreen Investment
                    greater  than  broad  stock  market  indices  such  as the  Russell  2000  Index  by  investing   Management Company,
                    principally  in a diversified  portfolio of common stocks of U.S.  companies.  The  Portfolio's           LLC
                    investment  adviser  principally  chooses  companies which it expects will experience growth in     (f/k/a Meridian
                    earnings  and price,  and which have small market  capitalizations  (up to $1.5  billion).  The   Investment Company)
                    Portfolio may purchase stocks in initial public offerings (IPOs).
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital  growth.  Under normal market  conditions,  the Portfolio invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as
                    preferred stock,  convertible  securities and depositary receipts,  of U.S. and foreign issuers      Massachusetts
                    (including  issuers  in  developing  countries).  The  Portfolio  generally  seeks to  purchase    Financial Services
                    securities of companies with relatively large market capitalizations  relative to the market in         Company
                    which they are traded.
  GLOBAL EQUITY
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and   Evergreen Investment
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized   Management Company,
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the           LLC
                    U.S.,  but may invest more than 25% of its total assets in one country.  The Portfolio  invests     (f/k/a Evergreen
                    only in the  best  100  companies,  which  are  selected  by the  investment  advisor  based on     Asset Management
                    qualitative  and  quantitative  criteria  such as high  return on equity,  consistent  earnings          Corp.)
                    growth and established market presence.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
Investments in securities of foreign issuers may involve risks that are not present with domestic  investments.  Some of these risks may be fluctuations in currency exchange rates, less liquid and more volatile  securities  markets,  unstable  political and economic  structures, reduced  availability of public information and lack of uniform financial  reporting and regulatory  practices compared to those that apply to U.S. issuers.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST AIM International  Equity:  seeks capital growth. The Portfolio seeks to meet its objective by investing,  normally,  at least 70% of its assets in marketable equity securities of foreign
                    companies that are listed on a recognized  foreign  securities  exchange or traded in a foreign      A I M Capital
                    over-the-counter  market.  The Portfolio will normally  invest in a diversified  portfolio that     Management, Inc.
                    includes  companies  from at least  four  countries  outside  the  United  States,  emphasizing countries of Western Europe and the Pacific Basin.

  INTER-NATIONAL
      EQUITY

                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to achieve its  investment  objective  by  investing  primarily  in equity  securities  of foreign companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal
                    conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of     American Century
                    issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a        Investment
                    growth  investment  strategy it developed  that looks for  companies  with earnings and revenue     Management, Inc.
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment selections,  including the prospects for relative  economic  growth among countries or regions, economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations and tax considerations.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST American Century International Growth II: The investment  objective,  policies and risks of     American Century
                    the Portfolio are  substantially  identical to those of the AST American Century  International        Investment
                    Growth Portfolio as described immediately above.                                                    Management, Inc.

                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Founders  Passport:  seeks capital  growth.  The Portfolio  normally  invests  primarily in equity  securities  issued by foreign  companies  that have  market  capitalizations  or annual
                    revenues  of  $1.5  billion  or  less.  These  securities  may  represent   companies  in  both
                    established  and  emerging  economies  throughout  the world.  At least 65% of the  Portfolio's      Founders Asset
                    total assets  normally will be invested in foreign  securities  representing a minimum of three      Management LLC
                    countries.  Foreign  securities  are  generally  considered  to involve more risk than those of
                    U.S.  companies,  and  securities of smaller  companies are generally  considered to be riskier than those of larger companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Janus  Overseas  Growth:  seeks  long-term  growth of capital.  The  Portfolio  pursues its objective  primarily  through  investments  in common  stocks  of  issuers  from at least  five
                    different  countries,  excluding the United States.  Securities are generally  selected without      Janus Capital
                    regard to any defined allocation among countries,  geographic  regions or industry sectors,  or       Corporation
                    other similar selection procedure.

  INTER-NATIONAL
      EQUITY
     (Cont.)

                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Scudder  Japan:  seeks  long-term  capital  growth.  The Portfolio  pursues its  investment objective  by  investing  at least 80% of net assets in Japanese  securities  (those  issued by
                    Japan-based  companies  or their  affiliates,  or by any company that derives more than half of      Scudder Kemper
                    its revenues from Japan).  The Portfolio may invest in stocks of any size,  including up to 30%    Investments, Inc.
                    of its net  assets in  smaller  companies  that are traded  over-the-counter.  The  Portfolio's focus on a single  country could give rise to increased  risk, as the  Portfolio's  investments will not be diversified among countries having varying characteristics and market performance.
                    ------------------------------------------------------------------------------------------------ -----------------------

                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Europe 30: seeks daily  investment  results that  correspond to the  performance  of the ProFunds Europe 30 Index.  The ProFunds Europe 30 Index,  created by ProFund  Advisors,  is
                    composed of 30 European  companies  whose  securities  are traded on U.S.  exchanges  or on the   ProFund Advisors LLC
                    NASDAQ as ADRs with the highest market capitalization, as determined annually.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------

                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide
                    long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                    equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in        Prudential
                    value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large     Investments Fund
                    and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at     Management, LLC/
                    least 65% of its total  assets in common  stock of foreign  companies  operating or based in at   Jennison Associates
                    least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose           LLC
                    earnings are growing at a faster rate than other companies and that have  above-average  actual and  potential  earnings  growth  over  the long  term and  strong  financial  and  operational characteristics.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under
                    normal  conditions  by investing at least 65% of its total assets in stocks of companies of any     Montgomery Asset
 EMERGING MARKETS   size based in the world's  developing  economies.  Under  normal  conditions,  investments  are     Management, LLC
                    maintained  in at least six  countries at all times and no more than 35% of total assets in any single one of them.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
Sector funds generally  diversify their  investments  across  particular  economic  sectors or a single  industry.  However,  because those investments  are limited to a  comparatively  narrow  segment of the economy,  the  Portfolios  are generally not as  diversified  as other
Portfolios.  Sector  funds tend to be more  volatile  than other types of funds.  The value of fund shares may go up and down more  rapidly than other funds. Each sector of the economy may also have different  regulatory or other risk factors that can cause greater  fluctuations in the share price.  Please read the  prospectus for the  Portfolios  for further  details about the risks of the particular  sector of the economy.  Each  ProFunds  VP sector  Portfolio  will  concentrate  its  investments  in a  particular  industry or group of  industries  to approximately the same extent the applicable Index is so concentrated.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Kinetics  Internet:  seeks long-term  growth of capital.  Under normal  circumstances,  the
                    Portfolio  invests at least 65% of its total assets in common stocks,  convertible  securities, warrants and other equity  securities  having the  characteristics  of common  stocks,  such as
                    American Depositary  Receipts and International  Depositary  Receipts,  of domestic and foreign
                    companies  that  are  engaged  in  the  Internet  and  Internet-related  activities.  Portfolio      Kinetics Asset
      SECTOR        securities  will be  selected  by the  Sub-advisor  from  companies  that  are  engaged  in the     Management, Inc.
                    development of hardware, software and telecommunications  solutions that enable the transaction of business on the Internet by  individuals  and  companies,  as well as  companies  that offer products and services  primarily via the Internet.  The Portfolio seeks to invest in the equity securities  of  companies  whose  research and  development  efforts may result in higher stock values.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals,  and forest  products) and other basic  commodities.  The Portfolio  normally
                    invests  primarily (at least 65% of its total assets) in the common stocks of natural  resource      T. Rowe Price
                    companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The     Associates, Inc.
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior exploration programs and production facilities, and the potential to accumulate new resources.

      SECTOR
     (Cont.)

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO  Variable  Investment  Funds - Financial  Services:  seeks  capital  appreciation.  The
                    Portfolio  invests  primarily in the equity  securities of companies  involved in the financial services sector.  These companies include,  among others,  banks (regional and  money-centers),
                    insurance  companies  (life,  property  and  casualty,  and  multiline),   and  investment  and   INVESCO Funds Group,
                    miscellaneous   industries   (asset  managers,   brokerage   firms,  and   government-sponsored           Inc.
                    agencies).  The investment  advisor seeks  companies  which it believes can grow their revenues and  earnings  in a variety of  interest  rate  environments  - although  securities  prices of financial services companies generally are interest rate-sensitive.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The
                    Portfolio  invests  primarily in the equity  securities of companies  that develop,  produce or distribute  products or services related to health care. These companies  include,  but are not
                    limited to,  medical  equipment  or  supplies,  pharmaceuticals,  health care  facilities,  and   INVESCO Funds Group,
                    applied research and development of new products or services.  The investment  advisor attempts           Inc.
                    to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care companies, which have new products or are increasing their market share of existing products.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio invests  primarily  in  the  equity  securities  of  companies  engaged  in  technology-related
                    industries.  These include,  but are not limited to,  communications,  computers,  electronics,   INVESCO Funds Group,
                    Internet, IT services and consulting,  oceanography, office and factory automation, networking,           Inc.
                    applied  technology,  biotechnology,  robotics  and video.  A core  portion of the  Portfolio's holdings are invested in  market-leading  technology  companies  which the  investment  advisor
                    believes  will  maintain  or  improve  their  market  share   regardless  of  overall  economic
                    conditions.  The  remainder  of  the  Portfolio's  holdings  consist  of  faster-growing,  more volatile  technology  companies which the investment advisor believes to be emerging leaders in their fields.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  appreciation.  The
                    Portfolio  invests  primarily in the equity  securities  of  companies  that are engaged in the design,  development,  manufacture,  distribution,  or  sale  of  communications  services  and
                    equipment,  and  companies  that are  involved  in  supplying  equipment  or  services  to such   INVESCO Funds Group,
                    companies.  The  telecommunications  sector includes  companies that offer telephone  services,           Inc.
                    wireless   communications,   satellite   communications,   television  and  movie  programming,
                    broadcasting  and Internet access.  Normally,  the Portfolio will invest primarily in companies located in at least three different  countries,  although U.S.  issuers will often dominate the holdings.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Biotechnology:  seeks  daily  investment  results  that  correspond  to the  daily performance  of the Dow Jones  U.S.  Biotechnology  Index  ("Index").  The Index  measures  the
                    performance  of the  biotechnology  sector of the U.S.  equity  market.  The Portfolio  invests   ProFund Advisors LLC
                    primarily in equity  securities of, or in instruments that provide  exposure to,  biotechnology companies engaged in genetic research,  and/or the marketing and development of recombinant DNA products.  Companies  represented in this sector may include companies that may be newly formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Energy:  seeks daily investment  results that correspond to the daily performance of the Dow Jones U.S.  Energy Sector Index  ("Index").  The Index measures the  performance of the
                    energy sector of the U.S. equity market.  The Portfolio  invests primarily in equity securities   ProFund Advisors LLC
                    of, or in instruments  that provide  exposure to, energy  companies  engaged in the business of oil equipment and services, oil-major, oil-secondary and pipelines.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Financial:  seeks daily investment  results that correspond to the daily performance of the Dow Jones U.S.  Financial Sector Index ("Index").  The Index measures the performance of the financial  economic sector of the U.S. equity market.  The Portfolio  invests  primarily in equity  securities  of,  or  in  instruments  that  provide  exposure  to,  financial  services
                    companies,  including regional banks, major international banks, insurance companies, companies   ProFund Advisors LLC
                    that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing companies,  mortgage lenders,  investment  advisors,  savings and loans, savings banks, thrifts,  building  associations  and  societies,  credit  unions,  securities  broker-dealers, including investment banks and merchant banks, online brokers,  publicly traded stock exchanges and specialty finance companies.

      SECTOR
     (Cont.)
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Healthcare:   seeks  daily  investment   results  that  correspond  to  the  daily
                    performance of the Dow Jones U.S.  Healthcare  Sector Index  ("Index").  The Index measures the performance  of the  healthcare  sector  of the  U.S.  equity  market.  The  Portfolio  invests
                    primarily in equity  securities  of, or in  instruments  that provide  exposure to, health care   ProFund Advisors LLC
                    providers,  biotechnology  companies and  manufacturers of medical  supplies,  advanced medical devices and pharmaceuticals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Real  Estate:  seeks  daily  investment  results  that  correspond  to  the  daily performance  of the Dow  Jones  U.S.  Real  Estate  Index  ("Index").  The Index  measures  the performance  of the real  estate  industry  sector of the U.S.  equity  market.  The  Portfolio
                    invests  primarily in equity  securities of, or in instruments  that provide exposure to, hotel   ProFund Advisors LLC
                    and resort  companies  and real estate  investment  trusts  (REITs) that invest in  apartments, office and retail properties.  REITs are passive  investment  vehicles that invest primarily in income-producing real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Technology:   seeks  daily  investment   results  that  correspond  to  the  daily
                    performance of the Dow Jones U.S.  Technology  Sector Index  ("Index").  The Index measures the performance  of the  technology  sector  of the  U.S.  equity  market.  The  Portfolio  invests
                    primarily  in equity  securities  of, or in  instruments  that provide  exposure to,  companies   ProFund Advisors LLC
                    involved in the development and production of technology products,  including computer hardware and software,  telecommunications  equipment,  microcomputer  components,  integrated  computer circuits and office equipment utilizing technology.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  Telecommunications:  seeks daily  investment  results that  correspond to the daily performance  of the Dow  Jones  U.S.  Telecommunications  Sector  Index  ("Index").  The  Index
                    measures the  performance  of the  telecommunications  sector of the U.S.  equity  market.  The
                    Portfolio  invests  primarily in equity  securities of, or in instruments that provide exposure   ProFund Advisors LLC
                    to,   telecommunications   companies   including   fixed  line   communications   and  wireless
                    communications.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Utilities:  seeks daily investment  results that correspond to the daily performance of the Dow Jones U.S.  Utilities Sector Index ("Index").  The Index measures the performance of
                    the utilities  sector of the U.S.  equity  market.  The Portfolio  invests  primarily in equity   ProFund Advisors LLC
                    securities  of, or in  instruments  that provide  exposure  to,  utility  companies,  including electric utilities, gas utilities and water utilities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The First Trust(R)10 Uncommon Values Portfolio of the First Defined  Portfolio Fund LLC invests in the securities of a relatively few number of issuers.  Since the assets of the  Portfolio  are invested in a limited  number of issuers,  the net asset value of the Portfolio may be more susceptible to a single adverse economic,  political or regulatory occurrence.  The Portfolio may also be subject to additional market risk due to its policy of investing  based on an investment  strategy and generally not buying or selling  securities in response to market fluctuations.  The  Portfolio's  relative lack of diversity and limited  ongoing  management may subject Owners to greater market risk than other portfolios.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The
                    Portfolio  pursues its objective by investing  primarily in the ten common  stocks  selected by
                    the  Investment  Policy  Committee  of  Lehman  Brothers  Inc.  ("Lehman  Brothers")  with  the   First Trust Advisors
     STRATEGY       assistance  of the Research  Department  of Lehman  Brothers  which,  in their opinion have the           L.P.
                    greatest  potential for capital  appreciation  during the next year. The stocks included in the
                    Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of
                    Lehman Brothers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The ProFund VP Bear, Bull Plus,  OTC,  UltraOTC and  UltraSmall-Cap  portfolios and the Nova, Ursa and OTC portfolios of the Rydex Variable
Trust are  available to all Owners.  It is  recommended  that only those Owners who engage a financial  advisor to allocate  their funds in strategic or tactical asset allocation  strategies  invest in these  portfolios.  There can be no assurance that any financial advisor will successfully predict market fluctuations.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bear:  seeks daily investment  results that correspond to the inverse  (opposite) of the daily  performance  of the S&P 500(R)Index.  The S&P 500(R)Index is  comprised  of  diverse, widely traded,  large capitalization  companies.  If the Portfolio is successful in meeting its
                    objective,  it should  increase in value in direct  proportion  to any decrease in the level of   ProFund Advisors LLC
                    the S&P 500(R)Index.  Conversely,  its value will  decrease in direct  proportion  to any daily increase in the level of the S&P 500(R)Index.

   STRATEGIC OR
     TACTICAL
   ALLOCA-TION
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull Plus:  seeks daily  investment  results that correspond to one and a half times
                    (150%)  the  daily  performance  of the S&P(R)500  Index.  The S&P 500(R)Index is  comprised  of diverse,  widely  traded,  large  capitalization  companies.  If the Portfolio is successful in
                    meeting its  objective,  it should gain  approximately  one and a half times as much as the S&P   ProFund Advisors LLC
                    500(R)Index  when the  prices of the  securities  in the S&P 500(R)Index rise on a given day and should lose approximately one and a half times as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP OTC: seeks daily investment  results that correspond to the daily performance of the
                    NASDAQ  100  Index(TM).  The  NASDAQ 100 Index(TM)is  comprised  primarily  of large  capitalization   ProFund Advisors LLC
                    companies,  most with a technology  or growth  orientation.  If the  Portfolio is successful in meeting its  objective,  it should  increase or decrease in value in direct  proportion  to any increase or decrease in the daily value of the NASDAQ 100 Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP UltraOTC:  seeks daily investment  results that correspond to twice (200%) the daily performance of the NASDAQ 100 Index(TM).  The Portfolio  principally  invests in futures contracts on stock  indexes and options on futures  contracts and  financial  instruments  such as equity
                    caps,  collars,  floors and options on  securities  and stock  indexes of large  capitalization   ProFund Advisors LLC
                    companies.   If  the  Portfolio  is  successful  in  meeting  its  objective,  it  should  gain approximately  twice as much as the growth  oriented  NASDAQ 100 Index(TM)when the prices of the securities in that index rise on a given day and should lose  approximately  twice as much when such prices decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  UltraSmall-Cap  (f/k/a ProFund VP Small Cap): seeks daily  investment  results that correspond  to twice (200%) the daily  performance  of the Russell  2000(R)Index.  The Portfolio principally  invests in futures contracts on stock indexes and options on futures contracts and financial instruments such as equity caps, collars,  floors and options on securities and stock
                    indexes of  diverse,  widely  traded,  small  capitalization  companies.  If the  Portfolio  is   ProFund Advisors LLC
                    successful in meeting its objective,  it should gain approximately  twice as much as the growth oriented  Russell  2000(R)Index when the prices of the  securities in that index rise on a given day and should lose approximately twice as much when such prices decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex Variable  Trust - Nova:  seeks to provide  investment  returns that are 150% of the daily price movement of the S&P 500 Composite Stock Price Index by investing to a significant  extent in futures  contracts and options on securities,  futures  contracts and stock indexes.  If the  Rydex Global Advisers
                    Portfolio  meets its  objective  the value of its shares  will tend to  increase by 150% of the  (f/k/a PADCO Advisors
                    daily  value of any  increase  in the S&P 500  Index.  However,  when the  value of the S&P 500        II, Inc.)
                    Index declines,  the value of its shares should also decrease by 150% of the daily value of any decrease in the S&P 500 Index.

   STRATEGIC OR
     TACTICAL
   ALLOCA-TION
     (Cont.)
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex  Variable  Trust  - OTC:  seeks  to  provide  investment  results  that  correspond  to a benchmark  for  over-the-counter  securities,  currently  the NASDAQ 100 Index(TM),  by  investing principally  in the  securities  of companies  included in that Index.  The  Portfolio may also invest in other  instruments  whose performance is expected to correspond to that of the Index,  Rydex Global Advisers and may engage in futures and options  transactions.  If the Portfolio  meets its objective the  (f/k/a PADCO Advisors
                    value of its  shares  will tend to  increase  by the amount of the  increase  in the NASDAQ 100        II, Inc.)
                    Index(TM).  However,  when the value of the NASDAQ 100  Index(TM)declines,  the value of its shares should also decrease by the amount of the decrease in the value of the Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex Variable Trust - Ursa: seeks to provide investment results that will inversely  correlate
                    (e.g.  be the  opposite)  to the  performance  of the S&P 500  Composite  Stock  Price Index by
                    investing to a  significant  extent in futures  contracts  and options on  securities,  futures  Rydex Global Advisers contracts  and stock  indexes.  The  Portfolio  will  generally  not  invest in the  securities  (f/k/a PADCO Advisors
                    included in the S&P 500 Index.  If the  Portfolio  meets its  objective the value of its shares        II, Inc.)
                    will tend to  increase  when the value of the S&P 500 Index is  decreasing.  However,  when the value of the S&P 500  Index is  increasing,  the  value of its  shares  should  decrease  by an inversely proportional amount.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

"Standard & Poor's(R),"  "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,
Inc.  and have  been  licensed  for use by  American  Skandia  Investment  Services,  Incorporated.  The  Portfolio  is not
sponsored,  endorsed,  sold or promoted by Standard & Poor's and Standard & Poor's makes no  representation  regarding  the advisability of investing in the Portfolio.

The First Trust(R)10 Uncommon Values portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").
Lehman  Brothers'  only  relationship  to First  Trust is the  licensing  of certain  trademarks  and trade names of Lehman
Brothers and of the "10 Uncommon  Values" which is determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the  ProFunds  VP,  other than the  licensing  of the Dow Jones  sector  indices and its service marks for use in connection  with the ProFunds VP. The ProFunds VP are not sponsored,  endorsed,  sold, or promoted by  Standard  & Poor's or  NASDAQ,  and  neither  Standard & Poor's nor  NASDAQ  makes any  representations  regarding  the advisability of investing in the ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed investment options of different  durations during the accumulation  period.  These "Fixed  Allocations" earn a guaranteed  fixed rate of interest for a specified  period of time,  called the  "Guarantee  Period." In most states,  we offer Fixed  Allocations  with Guarantee  Periods from 1 to 10 years. We may also offer special  purpose Fixed  Allocations for use with  certain  optional  investment  programs.  We  guarantee  the  fixed  rate for the  entire  Guarantee  Period.
However,  if you withdraw or transfer  Account  Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal  or transfer  based on a formula,  called a "Market Value  Adjustment."  The Market Value  Adjustment  can
either be positive or negative,  depending on the rates that are  currently  being  credited on Fixed  Allocations.  Please refer to the section  entitled "How does the Market Value  Adjustment  Work?" for a  description  of the formula along with examples of how it is calculated.  You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed Allocations are currently not available in the state of Maryland, Nevada, Oregon, Utah and Washington.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?
(The Contingent Deferred Sales Charge is often referred to as a "Surrender Charge" or "CDSC".)

Contingent  Deferred Sales Charge:  We may assess a Contingent  Deferred Sales Charge or CDSC if you surrender your Annuity or when you make a partial  withdrawal.  The CDSC is calculated as a percentage of your Purchase Payment being  surrendered or withdrawn  during the applicable  Annuity Year.  The amount of the CDSC decreases over time,  measured from the date the
Purchase Payment is applied.  The CDSC percentages are shown below.

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.5    6.5    5.5    4.5    3.5   2.5    1.5     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

Each Purchase  Payment has its own CDSC period.  When you make a withdrawal,  we assume that the oldest Purchase Payment is being  withdrawn first so that the lowest CDSC is deducted from the amount  withdrawn.  After seven (7) complete years from the date you make a Purchase Payment, no CDSC will be assessed if you withdraw or surrender that Purchase Payment.

Under certain  circumstances  you can withdraw a limited  amount of Account Value without  paying a CDSC.  This is referred to as a "Free  Withdrawal."  We may waive the CDSC  when  taking a Minimum  Distribution  from an  Annuity  purchased  as a
"qualified"  investment.  Free Withdrawals and Minimum  Distributions are each explained more fully in the section entitled
"Access to Your Account Value".

Exceptions to the Contingent Deferred Sales Charge
To the extent  permitted  by law,  we do not apply the CDSC  provision  on  Annuities  owned by:  (a) any  parent  company, affiliate or subsidiary of ours; (b) an officer, director,  employee,  retiree, sales representative,  or in the case of an affiliated broker-dealer,  registered representative of such company; (c) a director,  officer or trustee of any underlying mutual fund;  (d) a director,  officer or employee of any  investment  manager,  sub-advisor,  transfer  agent,  custodian, auditing,  legal or administrative  services provider that is providing investment management,  advisory,  transfer agency, custodianship,  auditing,  legal and/or administrative services to an underlying mutual fund or any affiliate of such firm;
(e) a director,  officer,  employee or registered  representative  of a broker-dealer  or insurance  agency that has a then current selling agreement with us and/or with American Skandia Marketing,  Incorporated;  (f) a director, officer, employee or  authorized  representative  of any firm  providing  us or our  affiliates  with  regular  legal,  actuarial,  auditing, underwriting,  claims,  administrative,  computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through  (f),  above;  (h) the parents of any such person noted in (b) through (g),  above;
(i) the  child(ren) or other legal  dependent  under the age of 21 of any such person noted in (b) through (h); and (j) the siblings of any such persons noted in (b) through (h) above.

Annual  Maintenance Fee: During the  accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee
is $30.00 or 2% of your Account Value  invested in the variable  investment  options,  whichever is less.  This fee will be deducted  annually on the  anniversary  of the Issue Date of your  Annuity or, if you  surrender  your  Annuity  during the
Annuity Year,  the fee is deducted at the time of  surrender.  We may increase the Annual  Maintenance  Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Optional  Benefits:  If you elect to purchase the  Guaranteed  Return  Option,  we will deduct the annual  charge from your
Account Value on the  anniversary  of your  Annuity's  Issue Date.  Under certain  circumstances,  we may deduct a pro-rata portion of the annual  charge for the  Guaranteed  Return  Option.  Please  refer to the section  entitled  "Managing  Your
Account Value - Do you offer  programs  designed to guarantee a "return of premium" at a future date?" for a description of the charge for the Guaranteed Return Option.

Transfer Fee:  Currently,  you may make twenty (20) free transfers  between  investment  options each Annuity Year. We will charge $10.00 for each transfer  after the twentieth in each Annuity Year. We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers  made as part of a rebalancing,  market timing or third party investment  advisory service will be subject to the  twenty-transfer  limit.  However,  all transfers made on the same day will be treated as one (1) transfer.  Renewals or transfers of Account  Value from a Fixed  Allocation at the end of its  Guarantee  Period are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free transfers.  We may reduce  the  number of free  transfers  allowable  each  Annuity  Year  (subject  to a minimum of eight)
without  charging a Transfer  Fee unless you make use of  electronic  means to  transmit  your  transfer  requests.  We may eliminate  the  Transfer  Fee for  transfer  requests  transmitted  electronically  or through  other means that reduce our processing costs.

Tax Charges:  Several states and some  municipalities  charge  premium taxes or similar taxes.  The amount of tax will vary from  jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We  generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges  from each
Purchase  Payment at the time of a withdrawal  or  surrender  of your  Annuity or at the time you elect to begin  receiving annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed  Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an Insurance  Charge daily  against the average daily assets  allocated to the  Sub-accounts.
The charge is equal to 1.40% on an annual  basis.  The  Insurance  Charge is intended to  compensate  American  Skandia for providing the  insurance  benefits  under the Annuity,  including  the  Annuity's  death  benefit that provides  guaranteed benefits to your  beneficiaries  even if the market  declines and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative  costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various  related  expenses.  Finally,  the charge covers the risk that our assumptions about the  administrative and non-mortality  expenses under this Annuity are incorrect.  We may increase the portion of the
Insurance  Charge for  administrative  costs.  However,  any increase will only apply to Annuities issued after the date of the increase.

American  Skandia may make a profit on the  Insurance  Charge if, over time,  the actual cost of providing  the  guaranteed insurance  obligations  under the Annuity  are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the  Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other expenses that American Skandia incurs in distributing, issuing and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated to a fixed  investment  option.  However,  the amount we credit to Fixed  Allocations  may also reflect  similar  assumptions  about the insurance  guarantees  provided to Contract
Owners under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not  assess any  charges  directly  against  the  Portfolios.  However,  each  Portfolio  charges a total  annual fee comprised of an investment  management  fee,  operating  expenses and any  distribution  and service  (12b-1) fees that may apply.  More  detailed  information  about fees and charges can be found in the  prospectuses  for the  Portfolios.  Please also see "Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against  Account Value  allocated to the  Sub-accounts,  we also take into  consideration  mortality,  expense,  administration,  profit and other factors in  determining  the interest rates we credit to Fixed  Allocations.  Any CDSC or Tax  Charge  applies  to amounts  that are taken  from the  variable  investment options or the Fixed Allocations.  A Market Value Adjustment may also apply to transfers,  certain  withdrawals,  surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYOUT?
In certain  states a tax is due if and when you  exercise  your  right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed  payment  will depend on the Account  Value of your  Annuity when you elected to annuitize.  There is no  specific  charge  deducted  from  these  payments;  however,  the amount of each  annuity  payment reflects  assumptions  about our insurance  expenses.  If you select a variable payment option that we may offer,  then the amount of your benefits  will reflect  changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may  reduce or  eliminate  certain  fees and  charges  or alter the  manner  in which  the  particular  fee or charge is deducted.  For  example,  we may reduce the amount of the CDSC or the length of time it applies,  reduce or  eliminate  the amount of the Annual  Maintenance Fee or reduce the portion of the Insurance Charge for  administrative  costs.  Generally, these  types of changes  will be based on a reduction  to our sales,  maintenance  or  administrative  expenses  due to the nature of the  individual  or group  purchasing  the  Annuity.  Some of the  factors  we might  consider  in making  such a decision  are:  (a) the size and type of group;  (b) the  number of  Annuities  purchased  by an Owner;  (c) the  amount of
Purchase Payments or likelihood of additional  Purchase Payments;  and/or (d) other  transactions where sales,  maintenance or administrative  expenses are likely to be reduced.  We will not discriminate  unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial  Purchase  Payment of $10,000.  The minimum  initial  Purchase
Payment for annuities  designed to qualify for special tax treatment  under the Code is $2,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial  Purchase Payment provided  that,  within the first Annuity  Year,  you make at least  $10,000 (for  non-qualified  contracts) or $2,000 (for qualified contracts) in total Purchase Payments.

Where allowed by law, initial Purchase  Payments in excess of $1,000,000  require our approval prior to acceptance.  We may apply certain  limitations  and/or  restrictions  on the Annuity as a condition of our acceptance,  including  limiting the liquidity features or the Death Benefit protection  provided under the Annuity,  changing the number of transfers allowable under the Annuity or restricting  the  Sub-accounts  that are available to the Contract  owner.  Other  limitations  and/or restrictions may apply.

Age  Restrictions:  There is no age  restriction  to purchase the Annuity.  However,  the Death  Benefit  provides  greater protection  for persons  under age 85. You should  consider  your need to access the value in your contract and whether the
Annuity's  liquidity  features will satisfy that need. If you take a distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all  rights  under the  Annuity.  You may name more than one Owner in which  case all
         -----
       ownership  rights are held jointly.  However,  this Annuity does not provide a right of  survivorship.  Refer to the
       Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make  annuity  payments to and upon whose life we continue to
         ---------
       make such  payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint
       Annuitants  during the accumulation  period.  Where allowed by law, you may name one or more Contingent  Annuitants.
       A Contingent  Annuitant  will become the  Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s)  or  entity  you  name  to  receive  the  death  benefit.  If no
         -----------
       beneficiary is named the death benefit will be paid to you or your estate.

Your  right to make  certain  designations  may be limited  if your  Annuity  is to be used as an IRA or other  "qualified"
investment  that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income, estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant  and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept  include,  but are not limited to:
|X|      a new  Owner  subsequent  to the  death of the Owner or the  first of any  joint  Owners  to die,  except  where a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Owner or Annuitant who does not meet our current underwriting guidelines;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified"  investments,  a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity;
     and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative Beneficiary designation.  Unless you elect an alternative Beneficiary  designation,  upon the death of either  spousal  Owner,  the  surviving  spouse may elect to assume  ownership  of the Annuity  instead of taking the Death
Benefit  payment.  The Death  Benefit that would have been  payable will be the new Account  Value of the Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the assumption is effective, the  surviving  spouse will have all the rights and benefits  that would be available  under the Annuity to a new purchaser of the same attained age. For purposes of determining  any future Death Benefit for the surviving  spouse,  the new Account
Value will be  considered  as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.  However,  any additional  Purchase  Payments  applied after the date the assumption is effective will be subject to all provisions of the
Annuity.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the  surviving  spouse is named as a Contingent  Annuitant,  upon the death of the
Annuitant,  the surviving  spouse will become the  Annuitant.  No Death Benefit is payable upon the death of the Annuitant.
However,  the Account  Value of the Annuity as of the date of due proof of death of the Annuitant  (and any required  proof of the spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
(The right to return the Annuity is often referred to as the "free-look" right or "right to cancel.")

If after  purchasing  your  Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period.  The right to cancel period is twenty-one  (21) days,  measured from the time that you received your Annuity.  If you are  exercising  your right to return the Annuity,  notice by mail is effective on being  postmarked,  properly  addressed  and postage  prepaid.  If you return the Annuity to the agent,  other than by mail, the effective date of the right to cancel will be the date the Annuity is received by the agent.

If you exercise your right to return your Annuity, we will calculate the amount to be refunded to you as follows:

For amounts  allocated  to the Variable  Investment  Options,  we will refund your  Account  Value plus any fees or charges
------------------------------------------------------------
deducted, as of the date the cancellation request is either postmarked or returned to the agent.

For amounts allocated to the Fixed Investment Options, we will refund the greater of:
-----------------------------------------------------
|X|      the Purchase Payment, less any withdrawals; or
|X|      the current Account Value plus any fees or charges  deducted,  as of the date the  cancellation  request is either postmarked or returned to the agent.

The amount  refunded may be higher or lower than your original  Purchase  Payment and you bear the  investment  risk during this period.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The minimum amount that we accept as an additional  Purchase  Payment is $100 unless you participate in American  Skandia's
Systematic  Investment Plan or a periodic purchase payment program.  We will allocate any additional  Purchase Payments you make  according  to your most recent  allocation  instructions,  unless you request new  allocations  when you submit a new
Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your  Annuity by  authorizing  us to deduct money  directly  from your bank
              ----------
account and applying it to your Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting program  "American  Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made through  bank  drafting may only be allocated to the variable  investment  options when applied.  Bank drafting allows you to invest in an Annuity with a lower initial  Purchase  Payment,  as long as you authorize  payments that will equal at least $10,000 or $2,000 (as  applicable)
during the first 12 months of your  Annuity.  We may suspend or cancel bank drafting  privileges  if  sufficient  funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program,  we may agree to accept periodic  Purchase  Payments through a salary reduction program as long as the allocations are made only to variable  investment  options and the periodic Purchase Payments received in the first year total at least
$10,000 or $2,000 (as applicable).

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net
Purchase  Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to  provide us with  instructions  for  allocating  your  Account  Value.  You can  allocate  Account  Value to one or more variable investment options or Fixed Allocations.

In those  states where we are required to return your  Purchase  Payment if you exercise  your right to return the Annuity, we initially  allocate all amounts that you choose to allocate to the variable  investment  options to the AST Money Market
Sub-account.  At the end of the right to  cancel  period we will  reallocate  your  Account  Value  according  to your most recent allocation instructions.

Subsequent  Purchase  Payments:  We will  allocate any  additional  Purchase  Payments  you make  according to your current allocation  instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.  We assume that your  current  allocation  instructions  are valid for  subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation  period you may transfer  Account Value between  investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the number of  Sub-accounts  you can invest in at any one time to twenty  (20).
However,  you  can  invest  in an  unlimited  number  of  Fixed  Allocations.  We may  require  a  minimum  of $500 in each
Sub-account  you allocate  Account Value to at the time of any allocation or transfer.  If you request a transfer and, as a result of the transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may impose specific  restrictions on financial  transactions for certain Portfolios based on the Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer  involving the Rydex or ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced  closing of the  applicable  securities  exchange  (generally,
3:00 p.m.  Eastern time) to be processed on the current  Valuation Day. The "cut-off" time for such financial  transactions involving a Rydex or ProFunds VP Sub-account  will be extended to1/2hour prior to any announced  closing  (generally,  3:30
p.m.   Eastern  time)  for   transactions   submitted   electronically   through   American   Skandia's   Internet  website
(www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth  (20th) in each Annuity Year,  including  transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free transfer  limit.  Renewals or transfers of
Account Value from a Fixed  Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers  allowable  each  Annuity  Year  (subject  to a minimum of eight)  without  charging a
Transfer Fee unless you make use of  electronic  means to transmit your  transfer  requests.  We may eliminate the Transfer
Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

We  reserve  the right to limit the number of  transfers  in any  Annuity  Year for all  existing  or new  Owners.  We also reserve the right to limit the number of transfers  in any Annuity  Year or to refuse any transfer  request for an Owner or certain Owners if: (a) we believe that excessive  trading or a specific  transfer request or group of transfer requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the  Portfolios  that the purchase or redemption of shares must be  restricted  because of excessive  trading or a specific transfer  or group of  transfers  is  deemed to have a  detrimental  effect on the  share  prices of  affected  Portfolios.
Without  limiting  the above,  the most likely  scenario  where  either of the above could occur would be if the  aggregate amount of a trade or trades  represented  a relatively  large  proportion  of the total  assets of a particular  Portfolio.
Under such a  circumstance,  we will  process  transfers  according  to our rules then in effect and provide  notice if the transfer request was denied.  If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the  accumulation  period.  Dollar Cost Averaging  allows you to  systematically transfer  an amount  each  month from one  investment  option to one or more other  investment  options.  You can choose to transfer  earnings  only,  principal  plus earnings or a flat dollar  amount.  Dollar Cost  Averaging  allows you to invest regularly  each month,  regardless of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to  purchase  more units when the market  price is low and fewer units when the market  price is high.  This may result in a lower average cost of units over time.  However,  there is no guarantee  that Dollar Cost  Averaging  will result in a profit or protect  against a loss in a  declining  market.  We do not deduct a charge for  participating  in a Dollar  Cost
Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average  from  variable  investment  options or Fixed  Allocations.  Dollar Cost  Averaging  from Fixed
Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal plus earnings.  If  transferring  principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE: When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your Account Value is applied to a declining  balance due to the transfers of Account Value to the  Sub-accounts  during the Guarantee Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.
You can choose to have your Account Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date, your variable  investment  options are rebalanced to the allocation  percentages  you request.  For example,  over time the performance of the variable  investment options will differ,  causing your percentage  allocations to shift. With automatic rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the "underweighted"  Sub-accounts to  return  your  allocations  to the  percentages  you  request.  If you  request  a  transfer  from or into any  variable investment  option  participating  in the  automatic  rebalancing  program,  we will  assume  that you wish to change  your rebalancing  percentages  as well,  and will  automatically  adjust the  rebalancing  percentages  in  accordance  with the transfer unless we receive alternate instructions from you.

You must have a minimum Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are  considered as one transfer when counting the number of transfers  each year toward the maximum  number of free  transfers.  We do not deduct a charge for  participating  in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two  different  programs for investors  who wish to invest in the variable  investment  options but also wish to  protect  their  principal,  at least as of a  specific  date in the  future.  You may not want to use  either  of these programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation  and the remaining Account Value is allocated to the variable  investment  options that you select.  When you enroll in the Balanced
Investment  program,  you choose the  duration  that you wish the  program to last.  This  determines  the  duration of the
Guarantee  Period for the Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account  Value that must be  allocated to the Fixed  Allocation  to grow to a specific  "principal  amount"
(such as your  initial  Purchase  Payment).  We determine  the amount  based on the rates then in effect for the  Guarantee
Period  you  choose.  If you  continue  the  program  until the end of the  Guarantee  Period  and make no  withdrawals  or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation  will have grown to equal the  "principal  amount".
Withdrawals or transfers from the Fixed  Allocation  before the end of the Guarantee  Period will terminate the program and may be subject to a Market  Value  Adjustment.  You can  transfer  the  Account  Value that is not  allocated  to the Fixed
Allocation  between any of the  Sub-accounts  available  under the  Annuity.  Account  Value you  allocate to the  variable investment  options is subject to market  fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume you invest  $100,000.  You choose a 10-year program and allocate a portion of your Account Value to a Fixed
         Allocation with a 10-year  Guarantee  Period.  The rate for the 10-year  Guarantee Period is 5.33%*.  Based on the fixed  interest rate for the Guarantee  Period  chosen,  the factor is 0.594948 for  determining  how much of your
         Account  Value will be allocated to the Fixed  Allocation.  That means that $59,495 will be allocated to the Fixed
         Allocation  and the  remaining  Account  Value  ($41,505)  will be allocated to the variable  investment  options.
         Assuming that you do not make any withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return OptionSM
We also offer a seven-year  program where we monitor your Account Value daily and  systematically  transfer amounts between
Fixed  Allocations  and the variable  investment  options you choose.  American  Skandia  guarantees that at the end of the seventh (7th) year from  commencement  of the program,  you will receive no less than the original amount invested (such as your initial  Purchase  Payment).  Account Value is only  transferred to and maintained in Fixed  Allocations to the extent
                                                    ----
we, in our sole  discretion,  deem is necessary to support our guarantee under the program.  This differs from the Balanced
Investment  program where a set amount is allocated to a Fixed  Allocation  regardless of the performance of the underlying
Sub-accounts.  With the  Guaranteed  Return  Option,  your Annuity is able to  participate  in the upside  potential of the
Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns.

Each business day we monitor the  performance  of your Account Value to determine  whether it is greater than,  equal to or below our  "reallocation  trigger",  described  below.  Based on the performance of the Sub-accounts in which you choose to allocate your Account Value relative to the reallocation  trigger,  we may transfer some or all of your Account Value to or from a Fixed  Allocation.  You have complete  discretion  over the allocation of your Account Value that remains  allocated in the variable  investment  options.  However,  we reserve the right to restrict certain  Portfolios if you participate in the program.

|X|      Account Value greater than or equal to reallocation trigger:  Account Value in variable investment options remains allocated  according  to your  most  recent  instructions.  If a portion  of  Account  Value  was  previously allocated to a Fixed Allocation,  those amounts may be transferred from the Fixed Allocation and re-allocated to the  variable  investment  options  pro-rata  according  to  your  current  allocations.  A  Market  Value
              Adjustment will apply.

|X|      Account Value below reallocation  trigger:  A portion of your Account Value in the variable  investment options is transferred to a new Fixed  Allocation.  These amounts are  transferred on a pro-rata basis from the variable investment  options.  The new Fixed Allocation will have a Guarantee  Period equal to the remaining  duration in the  Guaranteed  Return  Option.  The Account Value applied to the new Fixed  Allocation  will be credited with the  fixed  interest  rate then  being  applied  to a new Fixed  Allocation  of the next  higher  yearly duration.  The Account  Value will remain  invested in the Fixed  Allocation  until the maturity  date of the program unless,  at an earlier date, your Account Value is at or above the  reallocation  trigger and amounts can be transferred to the variable  investment  options (as described above) while  maintaining the guarantee protection under the program.

American Skandia uses an allocation  mechanism based on assumptions of expected and maximum market  volatility to determine the  reallocation  trigger.  The  allocation  mechanism is used to determine the  allocation of Account Value between Fixed
Allocations and the  Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation trigger at its discretion.

Program Termination
The Guaranteed  Return Option will terminate on its maturity date. You can elect to participate in a new Guaranteed  Return
Option or  re-allocate  your Account  Value at that time.  Any Account  Value  allocated to the Fixed  Allocations  will be transferred  to the AST Money  Market  Sub-account,  unless you provide us with  alternative  instructions.  On the program maturity date, if your Account Value is below the initial  investment,  American Skandia will apply  additional  amounts to your Account Value so that it is equal to the initial  investment  in the program.  Any amounts added to your Account Value will be applied to the AST Money Market Sub-account,  unless you provide us with alternative  instructions.  We will notify you of any amounts  added to your Account Value under the program.  We do not consider  amounts added to your Account Value to be "investment in the contract" for income tax purposes.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate the  Guaranteed  Return Option at any time.  American  Skandia does not provide any  guarantees upon termination of the program.
|X|      Withdrawals  from your Annuity while the program is in effect will reduce the guaranteed  amount under the program in  proportion  to the  Account  Value  at the  time of the  withdrawal.  Withdrawals  will be  subject  to all  other provisions of the Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments applied to the Annuity while the program is in effect will only increase the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed Allocation while  participating in the program and cannot  participate in any dollar cost averaging  program that transfers  Account Value from a Fixed Allocation to the variable investment options.
|X|      Transfers  from Fixed  Allocations  will be subject to the Market  Value  Adjustment  formula  under the  Annuity;
     however,  the 0.10% "cushion"  feature of the formula will not apply. A Market Value Adjustment may be either positive or negative.  Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the  Sub-accounts  to Fixed  Allocations or from Fixed  Allocations to the  Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The Guaranteed Return Option will terminate:  (a) upon the death of the Owner or the Annuitant (in an entity owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can  elect to  restart  the  seven (7) year  program  duration  on any  anniversary  of the Issue  Date of the
     Annuity.  The Account  Value on the date the restart is  effective  will become the new  guaranteed  amount  under the program.  You can only elect the program once per Annuity Year.

Charges under the Program
We  charge a fee of 0.25% of  Account  Value  per year to  participate  in the  Guaranteed  Return  Option.  The  charge is deducted to  compensate  American  Skandia for: (a) the risk that your Account Value on the maturity date of the program is less than the amount  guaranteed;  and (b)  administration  of the program.  The charge is deducted in arrears on an annual basis on each  anniversary  of the Issue Date of the  Annuity.  If you choose to begin the program on a date other than the
Issue Date of the Annuity or an  anniversary  of the Issue Date of the  Annuity,  we will charge a pro-rata  portion of the annual charge for the remaining  portion of the Annuity Year. If the program  terminates  before  completion for any reason other than death or  medically-related  surrender,  we will assess a pro-rata portion of the annual charge.  We will deduct the annual charge for participating in the program pro-rata from the variable investment options.

MAY I AUTHORIZE MY FINANCIAL PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes.  You may  authorize  your  financial  professional  to direct  the  allocation  of your  Account  Value and to request financial  transactions  between  investment  options  while you are  living,  subject  to our rules.  We require  that you provide us with written proof that you have authorized your financial  professional  to request  financial  transactions on your  behalf.  You must  contact us  immediately  if and when you revoke such  authority.  We will not be  responsible  for acting on  instructions  from your financial  professional  if you fail to inform us that such person's  authority has been revoked.  We may also suspend or cancel these privileges at any time.  We will notify you if we do.

We or an  affiliate  of ours may  provide  administrative  support  to  licensed,  registered  financial  professionals  or investment  advisors who you authorize to make financial  transactions on your behalf.  These financial  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the Annuity.  However,  we do not offer advice about how to allocate  your  Account  Value  under any  circumstance.  Any  financial  professionals  you engage to provide advice and/or make  transfers for you is not acting on our behalf.  We are not  responsible  for any  recommendations  such financial  professionals  make,  any market  timing or asset  allocation  programs  they  choose to follow or any  specific transfers they make on your behalf.

We may require  financial  professionals  or investment  advisors,  who are authorized by multiple  contract owners to make financial  transactions,  to enter into an  administrative  agreement with American Skandia as a condition of our accepting transactions  on your behalf.  The  administrative  agreement may impose  limitations  on the financial  professional's  or investment  advisor's  ability to request  financial  transactions  on your  behalf.  These  limitations  are  intended  to minimize the  detrimental  impact of a financial  professional  who is in a position to transfer large amounts of money for multiple  clients in a particular  Portfolio or type of portfolio or to comply with specific  restrictions  or  limitations imposed by a Portfolio(s) on American Skandia.  The administrative  agreement may limit the available  investment  options, require advance notice of large  transactions,  or impose other trading  limitations on your financial  professional.  Your financial  professional  will be informed of all such  restrictions  on an ongoing  basis.  We may also  require  that your financial  professional transmit all financial  transactions using the electronic trading  functionality  available through our  Internet  website  (www.americanskandia.com).  Limitations  that we may  impose  on  your  financial  professional  or investment advisor under the terms of the administrative  agreement do not apply to financial  transactions requested by an
Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?
(Fixed Allocations may not be available in all states and may not be available for certain durations.)

We credit the fixed  interest  rate to the Fixed  Allocation  throughout a set period of time called a "Guarantee  Period."
Fixed  Allocations  currently  are offered with  Guarantee  Periods from 1 to 10 years.  We may make Fixed  Allocations  of different  durations  available  in the future,  including  Fixed  Allocations  offered  exclusively  for use with  certain optional  investment  programs.  The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee
Period begins and does not change  during the  Guarantee  Period.  The rates are an effective  annual rate of interest.  We determine the interest  rates for the various  Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will  advise you of the  interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time.  Any change in interest  rate does not affect  Fixed  Allocations  that were in effect  before  the  date  of the  change.  To  inquire  as to  the  current  rates  for  Fixed  Allocations,  please  call
1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United
States  government  and its agencies and  instrumentalities,  money  market  instruments,  corporate  debt  obligations  of different  durations,  private  placements,  asset-backed  obligations and municipal  bonds.  In determining  rates we also consider  factors such as the length of the Guarantee  Period for the Fixed  Allocation,  regulatory and tax  requirements, liquidity of the markets for the type of investments we make,  commissions,  administrative  and investment  expenses,  our insurance  risks  in  relation  to  the  Fixed  Allocations,  general  economic  trends  and  competition.  Some  of  these considerations  are similar to those we consider in  determining  the  Insurance  Charge that we deduct from Account  Value allocated to the Sub-accounts.

We will credit  interest  on a new Fixed  Allocation  in an  existing  Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The interest  rate we credit for a Fixed  Allocation  is subject to a minimum.  Please refer to the Statement of Additional
Information.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you  transfer or  withdraw  Account  Value from a Fixed  Allocation  more than 30 days  before the end of its  Guarantee
Period,  we will adjust the value of your investment based on a formula,  called a "Market Value  Adjustment" or "MVA". The
Market Value  Adjustment  formula compares the interest rates credited for Fixed  Allocations at the time you invested,  to interest  rates being  credited when you make a transfer or  withdrawal.  The amount of any Market Value  Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations.

MVA Formula
The MVA formula is applied  separately to each Fixed  Allocation to determine the Account Value of the Fixed  Allocation on a particular date.  The formula is as follows:

                                                    [(1+I) / (1+J)]N/12

                                                          where:

                  I is the fixed  interest rate we guaranteed to credit to the Fixed  Allocation as of its starting date;

                  J is the fixed  interest rate for your class of annuities at the time of the  withdrawal for a new Fixed  Allocation  with a Guarantee  Period equal to the  remaining  number of
                        ---
                  years in your original Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

No MVA applies in  determining  a Fixed  Allocation's  Account Value for the 30 days prior to the Maturity
Date.  If the  transfer  or  withdrawal  does not  occur  on the  yearly  or  monthly  anniversary  of the beginning  of the Fixed  Allocation,  the numbers  used in `J' and `N' will be rounded to the next highest integer.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|      The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after  exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the  withdrawal,  the fixed interest rate for a new Fixed  Allocation  with a Guarantee
Period of 24 months is 3.5% (J = 3.5%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(I+J]N/12 = [1.05/1.035]2 = 1.029196
                                                Interim Value = $57,881.25
                            Account Value after MVA = Interim Value X MVA Factor = $59,571.15.

Example of Negative MVA
Assume that at the time you request the  withdrawal,  the fixed interest rate for a new Fixed  Allocation  with a Guarantee
Period of 24 months is 6.0% (J = 6.0%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J]N/12 = [1.05/1.060)]2 = 0.981221
                                                Interim Value = $57,881.25
                            Account Value after MVA = Interim Value X MVA Factor = $56,794.30.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date,  you may
choose to renew the Fixed  Allocation  for a new Guarantee  Period of the same or different  length or you may transfer all or part of that Fixed Allocation's  Account Value to another Fixed Allocation or to one or more  Sub-accounts.  You are not allowed to renew any Fixed  Allocation  if the Maturity Date is within 30 days of the date we will apply your Account Value to  determine  the amount of Annuity  payments on the Annuity  Date.  We will notify you at least 45 days and not more than
60 days before the end of the  Guarantee  Period  about the fixed  interest  rates that we are  currently  crediting to all
Fixed  Allocations  that are being offered.  The rates being credited to Fixed  Allocations  may change before the Maturity
Date.  We will not charge a MVA if you choose to renew a Fixed  Allocation  within 30 days prior to the  Maturity  Date (or transfer the Account Value of the Fixed Allocation to one or more variable investment options).

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation period you can access your Account Value through Partial Withdrawals,  Systematic Withdrawals,  and where  required for tax purposes,  Minimum  Distributions.  You can also  surrender your Annuity at any time. We may deduct a portion of the Account Value being  withdrawn or  surrendered  as a CDSC. If you surrender  your Annuity,  in addition to any CDSC,  we may  deduct  the  Annual  Maintenance  Fee,  any Tax Charge  that  applies  and the  charge for any  optional benefits.  We may also apply a Market Value  Adjustment to any Fixed  Allocations.  Certain amounts may be available to you each  Annuity  Year that are not  subject to a CDSC.  These are called  "Free  Withdrawals."  In  addition,  under  certain circumstances,  we may waive the CDSC for  withdrawals  made to  satisfy  Minimum  Distribution  requirements.  Unless  you notify us differently,  withdrawals are taken pro-rata based on the Account Value in the investment  options at the time we receive your withdrawal request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity  and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity  payment is taxed as ordinary  income at the tax rate you are subject to at the time of the payment.  The Code and regulations  have  "exclusionary  rules" that we use to determine what portion  of each  annuity  payment  should be treated  as a return of any tax basis you have in the  Annuity.  Once the tax basis in the Annuity has been  distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the  tax-basis  from a prior  contract  in the case of a 1035  exchange or other  qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet liquidity  needs,  you can withdraw a limited amount of your Account Value during each of Annuity Year 1-7 without a CDSC  being  applied.  We call this the "Free  Withdrawal"  amount.  The Free  Withdrawal  amount is not available if you choose to surrender your Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can also make withdrawals in excess of the Free Withdrawal  amount.  We call this a "Partial  Withdrawal." The amount that you may withdraw will depend on the Annuity's  Surrender  Value.  The Surrender Value is equal to your
         Account Value minus any CDSC, the Annual  Maintenance Fee, the Tax Charge and any Market Value Adjustment that may apply to any Fixed  Allocations.  After any Partial  Withdrawal,  your Annuity  must have a Surrender  Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully surrender your Annuity.  The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals  and Systematic  Withdrawals,  we will first determine what, if any, amounts qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawals or Systematic
Withdrawals of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To  request  the  forms  necessary  to  make a  withdrawal  from  your  Annuity,  contact  our  Customer  Service  Team  at
1-800-752-6342 or visit our Internet Website at www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?
The Free  Withdrawal  provision that applies to your Annuity  depends on whether your Annuity is used as a funding  vehicle for a qualified  plan under  Section 401 of the Code.  As of the date of this  Prospectus,  we are no longer  offering  the
Annuity for use with Section 401 plans.

All Annuities (except Section 401 plans)
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
|X|      the "Growth" in the Annuity; or
|X|      10% of Purchase Payments that, as of the date of the withdrawal,  have been invested for less than the CDSC period
     (with your Annuity, seven (7) years).  The 10% amount is not cumulative.

Section 401 plans only
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
|X|      the "Growth" in the Annuity; or
|X|      20% of Purchase Payments that, as of the date of the withdrawal,  have been invested for less than the CDSC period
     (with your Annuity, seven (7) years).  The 10% amount is not cumulative.

"Growth"  equals the current  Account  Value less all  Purchase  Payments  that have been  invested  for less than the CDSC period and have not been previously withdrawn.

NOTE:  Free  withdrawals  do not reduce the amount of any CDSC that would  apply upon a partial  withdrawal  or  subsequent surrender. The minimum Free Withdrawal you may request is $100.

Examples
Assume you make an initial Purchase  Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity
Year 2, due to positive investment  performance,  your Account Value is $11,500.  Your maximum Free Withdrawal amount would be the greater of Growth  (Account  Value minus  Purchase  Payments = $1,500) or 10% of Purchase  Payments  ($1,000).  Your
maximum Free Withdrawal amount would therefore be $1,500.

Further  assume that in your third  Annuity  Year,  you choose to  surrender  your  Annuity.  Assume that after taking your
$1,500 Free  Withdrawal  in Year 2, your Account  Value has  increased to $12,000 due to positive  investment  performance.
Upon  surrender,  we will deduct a CDSC of 5.5% based on the number of years that your  Purchase  Payment has been invested times the amount of your Purchase  Payment that has not been previously  withdrawn (5.5% of $10,000 = $550).  The amount of the previous  Free  Withdrawal  was not subject to a CDSC when  withdrawn.  Therefore,  upon  surrender,  the amount of the entire Purchase Payment is subject to the CDSC.  You would receive $11,450 minus the Annual Maintenance Fee.

When we determine if a CDSC applies to Partial  Withdrawals  and Systematic  Withdrawals,  we will first determine what, if any,  amounts qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawal or Systematic
Withdrawal of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be  assessed  against a Partial  Withdrawal  during the  accumulation  period.  Whether a CDSC  applies  and the amount to be charged depends on whether the Partial  Withdrawal  exceeds any Free Withdrawal  amount and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1.       If you request a Partial  Withdrawal  we determine if the amount you  requested is available as a Free  Withdrawal
     (in which case it would not be subject to a CDSC);

2.   If the amount requested exceeds the available Free Withdrawal amount:
|X|      First, we withdraw the amount from Purchase  Payments that have been invested for longer than the CDSC period,  if any (with your Annuity, seven (7) years);
|X|      Second,  we withdraw  the  remaining  amount  from the  Purchase  Payments  that are still  subject to a CDSC.  We withdraw the "oldest" of your Purchase Payments first so that the lowest CDSC will apply to the amount withdrawn.

     Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

3.   If the amount requested  exceeds the amounts  available under Item #2 above, we withdraw the remaining amount from any other Account Value.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these  "Systematic  Withdrawals."  You can receive  Systematic  Withdrawals of earnings  only,  principal plus earnings or a flat  dollar  amount.  Systematic  Withdrawals  may be subject to a CDSC.  We will  determine  whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals can be made from Account Value allocated to the variable  investment  options or Fixed Allocations.
Generally,  Systematic  Withdrawals from Fixed  Allocations are limited to earnings accrued after the program of Systematic
Withdrawals  begins,  or payments of fixed dollar  amounts that do not exceed such  earnings.  Systematic  Withdrawals  are available on a monthly,  quarterly,  semi-annual  or annual  basis.  The  Surrender  Value of your Annuity must be at least
$20,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum amount for each Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone the  withdrawal  and add the  expected  amount to the amount that is to be withdrawn on the next  scheduled
Systematic Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under
Sections  401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an  exception  to the 10% penalty tax on distributions  made prior to age 59 1/2if you elect to receive  distributions  as a series of  "substantially  equal periodic payments".  Distributions  received under this provision in any Annuity Year that exceed the maximum amount  available as a free  withdrawal  will be subject to a CDSC.  To request a program that complies  with Section  72(t),  you must provide us with certain  required  information  in writing on a form  acceptable to us. We may require  advance  notice to allow us to calculate  the amount of 72(t)  withdrawals.  The Surrender  Value of your Annuity must be at least $20,000  before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100.

You may also annuitize your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum  Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401,
403(b) or 408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.
In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code.  We do not assess a CDSC on Minimum  Distributions  from your  Annuity if you are  required  by law to take such Minimum  Distributions  from your Annuity at the time it is taken.  However, a CDSC may be assessed on that portion of a Systematic  Withdrawal  that is taken to satisfy the minimum  distribution  requirements  in relation to other savings or investment plans under other qualified retirement plans not maintained with American Skandia.

The amount of the required  Minimum  Distribution for your particular  situation may depend on other annuities,  savings or investments.  We will  only  calculate  the  amount  of your  required  Minimum  Distribution  based  on the  value of your
Annuity.  We require three (3) days advance  written  notice to calculate and process the amount of your  payments.  We may charge you for calculating required Minimum  Distributions.  You may elect to have Minimum  Distributions paid out monthly, quarterly,  semi-annually  or annually.  The $100 minimum that applies to Systematic  Withdrawals does not apply to Minimum
Distributions.

You may also annuitize your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender  your Annuity at any time.  Upon  surrender,  you will receive the
Surrender Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, contact our Customer Service Team at 1-800-752-6342 or visit our Internet Website at www.americanskandia.com.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently  make  annuity  options  available  that provide  fixed  annuity  payments,  variable  payments or  adjustable payments.  Fixed options  provide the same amount with each payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment performance of the Sub-accounts.  However,  currently,  we also make a variable  payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is  periodically adjusted  based on current  interest  rates.  We do not  guarantee  to make any Annuity  Payment  Options  available in the future.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date, an annuity  option and the frequency of annuity  payments.  You may change your  choices up to 30 days  before the  Annuity  Date.  A maximum  Annuity  Date may be required by law.  Any change to these  options must be in writing.  The Annuity  Date may depend on the annuity  option you choose.  Certain annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit  proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life"
(as used in this  section) is the person or persons  upon whose life  annuity  payments are based.  No  additional  annuity payments are made after the death of the key life.  Since no minimum number of payments is  guaranteed,  this option offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This Option is  currently  available on a fixed or variable  basis.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments  Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint  lifetime of two key lives,  and  thereafter  during  the  remaining  lifetime  of the  survivor,  ceasing  with the last  payment  prior to the survivor's  death.  No minimum  number of payments is  guaranteed  under this option.  It is possible that only one payment will be  payable  if the death of all the key  lives  occurs  before  the date the  second  payment  was due,  and no other payments or death benefits would be payable.  This Option is currently  available on a fixed or variable basis.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable until the death of the key life.  However, if the key life dies before the end of the period  selected (5, 10, 15, or 20 years),  the  remaining  payments are paid to the  Beneficiary  until the end of such period.  This Option is currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain Period:  Under this option,  income is payable  periodically  for a specified number of years.
If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the Beneficiary to the end of such  period.  Note that  under this  option,  payments  are not based on any  assumptions  of life  expectancy.
Therefore,  that  portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations provides no benefit to an Owner  selecting this option.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments  for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years.  The number of years  cannot be less than 5 or more than 50.  Payments  may  increase or decrease  depending  on the investment  performance  of the  Sub-Accounts.  If the payee dies  before  the end of the  specified  number of years,  the remaining  payments are paid to the  Beneficiary to the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the Insurance  Charge assessed to cover the risk that key lives  outlive  our  expectations  provides  no benefit  to an Owner  selecting  this  option.  If this  option is selected,  full  surrenders may be made from the Annuity prior to the last guaranteed  Payment Date. No partial  surrenders are permitted if this option is selected.

Option 6
--------
Variable Payments for Life with a Cash Value: Under this option,  benefits are payable  periodically until the death of the key life.  Benefits may increase or decrease  depending on the  investment  performance  of the  Sub-accounts.  This option has a cash  value  that also  varies  with the  investment  performance  of the  Sub-account.  The cash  value  provides  a
"cushion" from volatile investment  performance so that negative investment  performance does not automatically result in a decrease in the annuity  payment each month,  and  positive  investment  performance  does not  automatically  result in an increase in the annuity payment each month. The cushion generally  "stabilizes"  monthly annuity  payments.  Any cash value remaining  on the  death of the key life is paid to the  Beneficiary  in a lump sum or as  periodic  payments.  Under  this option,  you can request  partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 7
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as  described in
Option 6; except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which
          ------
generally is equal to the first annuity  payment.  We charge an additional  amount for this  guarantee.  Under this option, any cash value  remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.
Under this  option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited by law, we require that you elect either a life annuity or an annuity with a certain  period of at least
5 years if any CDSC would apply were you to  surrender  your  Annuity on the  Annuity  Date.  Therefore,  making a purchase payment within seven years of the Annuity Date limits your annuity  payment  options.  Certain  annuity payment options may not be available if your Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or Annuity Payment Option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.  The amount of the fixed  payment  will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally,  the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply, by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of  annuity  chosen  and the  frequency  of payment  selected.  Our rates will not be less than our  guaranteed minimum  rates.  These  guaranteed  minimum rates are derived from the a2000  Individual  Annuity  Mortality  Table with an assumed  interest rate of 3% per annum.  Where  required by law or  regulation,  such annuity table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ  according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return ("AIR").  You select the AIR before we start to make Annuity  Payments.  The remaining annuity  payments will fluctuate based on the performance of the Portfolios  relative to the AIR, as well as, other factors described  below.  The  greater  the AIR,  the  greater  the first  annuity  payment.  A higher  AIR may  result in smaller potential growth in the annuity payments.  A lower AIR results in a lower initial annuity payment.

|X|      Variable Payments (Options 1-3 & 5)
         -----------------
         We calculate  each annuity  payment  amount by  multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account  by the Unit Value of each  Sub-Account  on the annuity  payment  date. We determine  the schedule of units based on your Account  Value (minus any premium tax that applies) at the time you elect to begin  receiving  annuity  payments.  The schedule of units will vary based on the annuity payment option selected,  the length of any certain period (if  applicable),  the Annuitant's age and gender (if annuity payments are due for the life of the Annuitant) and the Unit Value of the Sub-Accounts you initially  selected on the Issue
         Date. The calculation is performed for each Sub-Account,  and the sum of the Sub-Account  calculations  equals the amount of your  annuity  payment.  Other than to fund  annuity  payments,  the number of units  allocated  to each
         Sub-Account  will not change unless you transfer among the  Sub-Accounts  or make a withdrawal  (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 6)
         ----------------------------
         This option  provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during  which  annuity  payments  will be made  whether or not the  Annuitant  is still  alive.  We calculate the initial  annuity  payment amount by multiplying the number of units scheduled to be redeemed under a
                       -------
         schedule of units by the Unit Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization  date based on the applicable  benchmark rate and the annuity factors.  The  annuity  factors  reflect our  assumptions  regarding  the costs we expect to bear in  guaranteeing payments for the lives of the Annuitant and will depend on the benchmark  rate, the  annuitant's  attained age and gender  (where  permitted).  Unlike  variable  payments  (described  above)  where each  payment can vary based on
         Sub-account  performance,  this payment  option  cushions  the  immediate  impact of  Sub-account  performance  by adjusting the length of the time during which annuity  payments will be made whether or not the Annuitant is alive while  generally  maintaining a level annuity  payment amount.  Sub-account  performance  that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance  that is less than a benchmark rate will generally shorten the period.  If the period reaches zero and the Annuitant is still alive,  Annuity Payments continue,  however,  the annuity  payment  amount  will vary  depending  on  Sub-account  performance,  similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option7)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments (described above).  In addition to the  stabilization  feature,  this option also guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account  performance.  The AIR for this option is 3%.

Adjustable Annuity Payments
We may make an adjustable  annuity  payment option  available.  Adjustable  annuity  payments are  calculated  similarly to fixed annuity  payments except that on every fifth (5th)  anniversary of receiving  annuity  payments,  the annuity payment amount is  adjusted  upward  or  downward  depending  on the rate we are  currently  crediting  to  annuity  payments.  The adjustment in the annuity  payment amount does not affect the duration of remaining  annuity  payments,  only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity  provides a Death  Benefit  during its  accumulation  period.  If the  Annuity is owned by one or more  natural persons,  the Death  Benefit is payable upon the first death of an Owner.  If the Annuity is owned by an entity,  the Death
Benefit is payable  upon the  Annuitant's  death,  if there is no  Contingent  Annuitant.  If a  Contingent  Annuitant  was
designated before the Annuitant's  death and the Annuitant dies, then the Contingent  Annuitant becomes the Annuitant and a
Death  Benefit  will not be paid at that time.  The person upon whose death the Death  Benefit is paid is referred to below as the "decedent."

The amount of the Death Benefit may be reduced by the amount of any remaining Contingent Deferred Sales Charge if the decedent was age 75 or older at the time of death.

The Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 85:  The Death Benefit is the greatest of:

|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations;
|X|      The sum of all Purchase Payments less the sum of all withdrawals;
|X|      The Account  Value on the later of the Issue Date of the Annuity and each fifth  anniversary  of the Issue Date of the Annuity  immediately  preceding the date of death, plus the sum of all Purchase Payments less the sum of all withdrawals, made subsequent to such anniversary.

         If death occurs when the decedent is age 85 or older:  The Death  Benefit is the sum of your Account  Value in the variable investment options and your Interim Value in the fixed allocations.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments not extending  beyond the life  expectancy of the Beneficiary or over the life of the Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an election  prior to death benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive the
Death  Benefit  proceeds as a series of fixed  annuity  payments  (Annuity  Payment  Option 1-4) or as a series of variable annuity  payments  (Annuity  Payment  Option 1-3 or 5-7).  See the  section  entitled  "What  Types of Annuity  Options are
Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your spouse own the  Annuity  jointly,  we assume that the sole primary  Beneficiary  will be the surviving  spouse unless you elect an  alternative  Beneficiary  designation.  Unless you elect an alternative Beneficiary  designation,  the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death Benefit  payment.  Any Death  Benefit  (including  any optional  Death  Benefits)  that would have been payable  to the  Beneficiary  will  become  the new  Account  Value as of the date we  receive  due  proof of death and any required proof of a spousal  relationship.  As of the date the assumption is effective,  the surviving spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For purposes of  determining  any future Death  Benefit for the surviving  spouse,  the new Account Value will be considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account Value.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

Inherited IRA Death Benefit Payout
The Code  provides  for  alternative  death  benefit  payment  options  when an Annuity is used as an IRA,  403(b) or other
"qualified  investment"  that requires  Minimum  Distributions.  The available  payment  options will depend on whether the
Owner  died on or before  the date he or she was  required  to begin  receiving  Minimum  Distributions  under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death occurs  before the date Minimum  Distributions  must begin under the Code,  the Death Benefit can be paid out in either a lump sum,  within five years from the date of death,  or over the life or life  expectancy  of the designated  Beneficiary  (as long as payments  begin by December  31st of the year  following  the year of death).
         However,  if the spouse is the Beneficiary,  the Death Benefit can be paid out over the life or life expectancy of the spouse with such  payments  beginning no earlier than  December 31 of the year  following the year of death or
         December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs after the date Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary  has the  flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn,  amounts in an IRA, 403(b) or other "qualified  investment" continue to be tax deferred.  Amounts withdrawn each year,  including  amounts that are required to be withdrawn under the Minimum  Distribution  rules, are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your particular  situation.  See the section  entitled
"How are Distributions From Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are  exceptions  that apply no matter how your Death Benefit is  calculated.  There are exceptions to the Death
Benefit if the decedent  was not the Owner or Annuitant as of the Issue Date and did not become the Owner or Annuitant  due to the prior  Owner's or  Annuitant's  death.  Any minimum  Death  Benefit that  applies  will be suspended  for a two-year period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is  completed,  the
Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the  amount of the Death  Benefit  as of the date we  receive  "due  proof of death"  and any other  written representations  we require to  determine  the proper  payment  of the Death  Benefit to all  Beneficiaries.  "Due proof of death"  may  include  a  certified  copy of a death  certificate,  a  certified  copy of a decree  of a court of  competent jurisdiction  as to the  finding of death or other  satisfactory  proof of death.  Upon our receipt of "due proof of death"
we automatically  transfer the Death Benefit to the AST Money Market  Sub-Account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-Accounts according to our rules.

Each  Beneficiary  must make an election as to the method they wish to receive their portion of the Death  Benefit.  Absent an election of a Death Benefit  payment  method,  no Death Benefit can be paid to the  Beneficiary.  We may require written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the  accumulation  period,  the Annuity has an Account  Value.  The Account Value is determined  separately for each
Sub-account  allocation  and for each Fixed  Allocation.  The  Account  Value is the sum of the values of each  Sub-account allocation  and the value of each  Fixed  Allocation.  The  Account  Value  does not  reflect  any CDSC that may apply to a withdrawal  or  surrender.  When  determining  the Account  Value on a day more than 30 days prior to a Fixed  Allocation's
Maturity  Date,  the Account  Value may include any Market  Value  Adjustment  that would apply to a Fixed  Allocation  (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The  Surrender  Value of your  Annuity  is the value  available  to you on any day  during  the  accumulation  period.  The
Surrender  Value is equal to your Account Value minus any CDSC and the Annual  Maintenance  Fee. The  Surrender  Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you allocate Account Value to a Sub-Account,  you are purchasing units of the  Sub-account.  Each Sub-account  invests exclusively in shares of an underlying  Portfolio.  The value of the Units  fluctuate with the market  fluctuations  of the
Portfolios.  The value of the Units also reflect the daily accrual for the Insurance Charge.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for  determining  the value of  transactions  involving  Units of the  Sub-accounts.  We determine the number of Units involved in any  transaction  by dividing the dollar value of the  transaction  by the Unit Price of the  Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a  Sub-account.  On the  Valuation  Day you make the  allocation,  the Unit Price is $14.83.
Your $5,000 buys 337.154 Units of the  Sub-account.  Assume that later,  you wish to transfer  $3,000 of your Account Value out of that  Sub-account  and into another  Sub-account.  On the Valuation Day you request the transfer,  the Unit Price of the original  Sub-account  has increased to $16.79.  To transfer  $3,000,  we sell 178.677 Units at the current Unit Price, leaving  you  158.477  Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.  The  Interim  Value  does not  include  the  impact  of any  Market  Value  Adjustment.  If you made any transfers or withdrawals  from a Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest  credited to those amounts  before they were  withdrawn.  To determine the Account Value of a Fixed  Allocation on any day other than its Maturity  Date or within 30 days prior to its Maturity  Date,  we multiply the Account  Value of the
Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?

Initial Purchase  Payments:  We are required to allocate your initial  Purchase Payment to the Sub-accounts  within two (2)
days after we receive all of our  requirements  to issue the  Annuity.  If we do not have all the required  information  to allow us to issue your  Annuity,  we may retain the Purchase  Payment while we try to reach you or your  representative  to obtain all of our  requirements.  If we are unable to obtain all of our required  information  within five (5) days, we are required  to return the  Purchase  Payment  to you at that  time,  unless you  specifically  consent to our  retaining  the
Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the
Purchase  Payment and issue the Annuity  within two (2) days.  During any period that we are trying to obtain the  required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the
Purchase Payment with satisfactory instructions.

Scheduled Transactions:  "Scheduled"  transactions include transfers under a Dollar Cost Averaging,  rebalancing,  or asset allocation  program,  Systematic  Withdrawals,  Minimum  Distributions  or annuity  payments.  Scheduled  transactions  are processed and valued as of the date they are  scheduled,  unless the  scheduled  day is not a Valuation  Day. In that case, the transaction will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:  "Unscheduled"  transactions include any other non-scheduled  transfers and requests for Partial
Withdrawals or Free  Withdrawals or Surrenders.  Unscheduled  transactions are processed and valued as of the Valuation Day we receive the request at our Office in good order.

Death Benefits:  Death Benefit claims require our review and evaluation  before  processing.  We price such transactions as of the date we receive at our Office all materials we require for such transaction and that are satisfactory to us.

Transactions in Rydex and ProFunds VP Sub-accounts:  Generally,  purchase or redemption orders or transfer requests must be received by us by no later than the close of the New York Stock  Exchange to be  processed  on the current  Valuation  Day.
However,  any purchase or redemption  order or transfer  request  involving the Rydex or ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced  closing of the  applicable  securities  exchange  (generally,
3:00 p.m.  Eastern time) to be processed on the current  Valuation Day. The "cut-off" time for such financial  transactions involving a Rydex or ProFunds VP Sub-account  will be extended to1/2hour prior to any announced  closing  (generally,  3:30
p.m.   Eastern  time)  for   transactions   submitted   electronically   through   American   Skandia's   Internet  website
(www.americanskandia.com).  You cannot  request a transaction  involving  the purchase,  redemption or transfer of Units in one of the Rydex or ProFunds VP  Sub-accounts  between the applicable  "cut-off" time and 4:00 p.m.  Transactions  received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences  are affected by your individual  circumstances,  this summary of our  interpretation of the relevant tax laws is not intended to be fully  comprehensive  nor is it intended as tax advice.  Therefore,  you may wish to consult a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance company under
Part I,  subchapter L of the Code.  No taxes are due on interest,  dividends  and  short-term  or long-term  capital  gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code  governs the  taxation of  annuities  in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension  plan,  profit  sharing  plan or other  retirement  arrangement  that is eligible for special treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase  in the value of the  Annuity  until an amount is received  (a  "distribution").  This is commonly  referred to as
"tax  deferral".  A  distribution  can be in the form of a lump sum payment  including  payment of a Death  Benefit,  or in annuity  payments under one of the annuity payment  options.  Certain other  transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the  Annuity  is owned by an entity  and is not a  Qualified  Contract,  generally  the Owner of the
Annuity  must  currently  include  any  increase  in the value of the  Annuity  during a tax year in its gross  income.  An exception  from current  taxation  applies for  annuities  held by an employer  with respect to a terminated  tax-qualified retirement  plan, a trust holding an annuity as an agent for a natural person,  or by a decedent's  estate by reason of the death of the  decedent.  A  tax-exempt  entity for  Federal tax  purposes  will not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before  Annuitization:  Distributions  received before annuity payments begin are generally treated as coming first  from  "income  on the  contract"  and then as a return  of the  "investment  in the  contract".  The  amount  of any distribution  that is treated as receipt of "income on the  contract"  is  includible  in the  taxpayer's  gross income and taxable  in the year it is  received.  The  amount  of any  distribution  treated  as a return  of the  "investment  in the contract" is not includible in gross income.

|X|      "Income on the  contract" is  calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment in the contract" is equal to total purchase  payments for all "related  contracts"  minus any previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible in gross income.  "Investment  in the contract"  may be affected by whether an annuity or any "related  contract" was purchased as part of a tax-free  exchange of life  insurance,  endowment,  or annuity  contracts under Section 1035 of the Code.
     The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions After  Annuitization:  A portion of each annuity payment received on or after the Annuity Date will generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the
"investment  in the  contract"  bears to the total  value of annuity  payments  to be made.  This is called the  "exclusion ratio." The  investment  in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible in gross income.  The formula for determining the exclusion ratio differs between fixed and variable  annuity  payments.  When annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death,  the amount of annuity  payments  excluded from taxable  income by the  exclusion  ratio does not exceed the  "investment  in the  contract,"  then the  remaining  portion of  unrecovered investment is allowed as a deduction by the beneficiary in the tax year of such death.

Penalty  Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified
Contract  (Qualified  Contracts are discussed below) is subject to a penalty equal to 10% of the amount includible in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions  made on or after the death of the contract owner,  or, if the owner is an entity,  the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which  are  part of a  series  of  substantially  equal  periodic  payments  for the  life (or life expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's Beneficiary);
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the  termination  of a qualified  pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity  contract when  determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related  contracts." In situations  involving  related  contracts we believe that the values under such contracts and the  investment in the contracts  will be added  together to determine the proper  taxation of a distribution from any one contract described under the section  "Distributions before Annuitization."  Generally,  distributions will be treated as coming first from income on the contract  until all of the income on all such  related  contracts is  withdrawn, and then as a return of the  investment  in the  contract.  There is some  uncertainty  regarding  the  manner in which the
Internal Revenue Service would view related  contracts when one or more contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special concerns regarding  "substantially equal periodic payments":  (also known as "72(t)" or "72(q)"  distributions) Any modification to a program of distributions  which are part of a series of substantially  equal periodic payments that occur before the later of the  taxpayer  reaching  age 59 1/2or five (5) years from the first of such  payments  will result in the requirement  to pay the 10%  premature  distribution  penalty  that would have been due had the  payments  been  treated as subject to the 10%  premature  distribution  penalty in the years  received,  plus  interest.  This does not apply when the modification is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special  concerns  regarding  immediate  annuities:  The  Internal  Revenue  Service has ruled that the  immediate  annuity exception to the 10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined  under the Code may not apply to annuity  payments  under a contract  recognized  as an immediate  annuity under state  insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract were  contributed  or deemed to be  contributed  more than one year prior to the annuity  starting date under the immediate annuity;  and (b) the annuity  payments under the immediate  annuity do not meet the requirements of any other exception to the 10% penalty.

Special  rules in relation to tax-free  exchanges  under Section 1035:  Section 1035 of the Code permits  certain  tax-free exchanges  of a life  insurance,  annuity or  endowment  contract  for an  annuity.  If an annuity is  purchased  through a tax-free  exchange of a life  insurance,  annuity or endowment  contract that was purchased  prior to August 14, 1982, then any distributions other than as annuity payments will be considered to come:
|X|      First,  from the amount of  "investment  in the  contract"  made prior to August 14, 1982 and  exchanged  into the annuity;
|X|      Then,  from any "income on the contract" that is  attributable  to the purchase  payments made prior to August 14,
       1982 (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a  distribution  is equal to or less than the remaining  investment in the contract made prior to
August 14, 1982, such amounts are not included in taxable income.  Further,  distributions  received that are considered to be a return of  investment on the contract from purchase  payments made prior to August 14, 1982,  such  distributions  are not subject to the 10% tax  penalty.  In all other  respects,  the general  provisions  of the Code apply to  distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding current  taxation of any gains in the contract as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has reserved the right to treat  transactions  it considers  abusive as  ineligible  for this  favorable  partial 1035 exchange treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations  after a partial exchange.  As of the date of this prospectus,  we will treat a partial surrender  of this type  involving a  non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting purposes,  except to the extent that we, as a reporting and  withholding  agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance  companies may not recognize these partial  surrenders as tax-free exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting  the taxable  portion of the  distribution  to the 10% IRS early  distribution  penalty.  We  strongly  urge you to discuss  any transaction of this type with your tax advisor before proceeding with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment under Section 1035 of the Code. We will continue to report a partial  surrender of a life  insurance  policy as subject to current  taxation to the extent of any gain. In addition,  please be cautioned that no specific  guidance has been provided as to the impact of such a transaction  for the remaining  life  insurance  policy, particularly  as to the  subsequent  methods to be used to test for  compliance  under the Code for both the  definition of life insurance and the definition of a modified endowment contract.

Special  Considerations for Purchasers of the Enhanced  Beneficiary  Protection  Optional Death Benefit:  As of the date of this  Prospectus,  it is our  understanding  that the  charges  related to the  optional  Death  Benefit are not subject to current  taxation and we will not report them as such.  However,  the IRS could take the position that these charges should be treated as partial  withdrawals  subject to current  taxation to the extent of any gain and, if applicable,  the 10% tax penalty.  We reserve  the right to report  charges  for the  optional  Death  Benefit as  partial  withdrawals  if we, as a reporting and withholding agent, believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding  vehicle for various  types of  tax-qualified  retirement  plans.  We have provided summaries  of the types of  tax-qualified  retirement  plans with which we may issue an Annuity.  These  summaries  provide general  information  about  the tax  rules and are not  intended  to be  complete  discussions.  The tax  rules  regarding qualified plans are complex.  These rules may include  limitations on  contributions  and  restrictions  on  distributions, including  additional  taxation of distributions  and additional  penalties.  The terms and conditions of the tax-qualified retirement  plan may impose  other  limitations  and  restrictions  that are in addition to the terms of the  Annuity.  The application  of these rules  depends on  individual  facts and  circumstances.  Before  purchasing  an Annuity for use in a qualified  plan,  you  should  obtain  competent  tax  advice,  both as to the tax  treatment  and  suitability  of such an investment. American Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Corporate Pension and  Profit-sharing  Plans:  Annuities may be used to fund employee benefits of various corporate pension and  profit-sharing  plans  established by corporate  employers  under Section  401(a) of the Code including  401(k) plans.
Contributions  to such plans are not taxable to the employee until  distributions  are made from the  retirement  plan. The
Code imposes  limitations  on the amount that may be  contributed  and the timing of  distributions.  The tax  treatment of distributions  is subject to special  provisions  of the Code,  and also depends on the design of the  specific  retirement plan.  There are also  special  requirements  as to  participation,  nondiscrimination,  vesting and  nonforfeitability  of interests.

H.R. 10 Plans:  Annuities may also be used to fund benefits of retirement plans  established by  self-employed  individuals for  themselves  and their  employees.  These are  commonly  known as "H.R.  10 Plans" or "Keogh  Plans".  These  plans are subject to most of the same types of  limitations  and  requirements  as  retirement  plans  established  by  corporations.
However, the exact limitations and requirements may differ from those for corporate plans.
Tax  Sheltered  Annuities:  Under  Section  403(b) of the Code, a tax  sheltered  annuity  ("TSA") is a contract into which contributions may be made by certain qualifying  employers such as public schools and certain  charitable,  educational and scientific  organizations  specified in Section  501(c)(3) for the benefit of their employees.  Such  contributions are not taxable to the employee  until  distributions  are made from the TSA. The Code imposes limits on  contributions,  transfers and distributions.  Nondiscrimination requirements also apply.

---------------------------------------------------------------------------------------------------------------------------
Under a TSA,  you may be  prohibited  from taking  distributions  from the  contract  attributable  to  contributions  made pursuant to a salary reduction agreement unless the distribution is made:
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|X|      After the participating employee attains age 59 1/2;
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|X|      Upon separation from service, death or disability; or
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|X|      In the case of financial hardship (subject to restrictions).
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Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental  and certain other tax exempt  employers  for their  employees  may invest in  annuity  contracts.  The Code  limits  contributions  and
distributions,   and  imposes  eligibility  requirements  as  well.  Contributions  are  not  taxable  to  employees  until distributed  from the plan.  However,  plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Programs or "IRAs":  Section 408 of the Code allows eligible  individuals to maintain an individual retirement  account or individual  retirement  annuity  ("IRA").  IRAs are subject to limitations on the amount that may be contributed,  the contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an
IRA  and  the  time  when  distributions  must  commence.   Further,   an  Annuity  may  be  established  with  "roll-over"
distributions from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth  IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.
However,  distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any  conversion  from a traditional  IRA was made and the  distribution is made (a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer, or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers of IRAs and Roth IRAs will receive a special disclosure  document,  which describes  limitations on eligibility, contributions,  transferability  and  distributions.  It also describes the conditions under which  distributions from IRAs and qualified plans may be rolled over or transferred  into an IRA on a tax-deferred  basis and the conditions  under which distributions  from  traditional  IRAs may be rolled over to, or the  traditional  IRA itself may be converted into, a Roth
IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria  may  establish  Simplified  Employee  Pensions or SEP IRAs.
Employer  contributions  that may be made to employee SEP IRAs are larger than the amounts that may be contributed to other
IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from Qualified  Contracts are generally taxed under Section 72 of the Code.  Under these rules, a portion of each  distribution may be excludable from income.  The excludable  amount is the proportion of a distribution  representing after-tax  contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution  from a Qualified
Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent  to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section
     72(m)(7) of the Code);
|X|      is part of a series of substantially  equal periodic payments to be paid not less frequently than annually for the taxpayer's  life or life  expectancy  or for the joint lives or life  expectancies  of the  taxpayer  and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care*;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*; and
|X|      is made pursuant to an IRS levy.

The  exceptions  above  which are  followed  by an  asterisk  (*) do not apply to IRAs.  Certain  other  exceptions  may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the  calendar  year in which the  individual  retires from service  with the  employer  sponsoring  the plan.  The retirement option is not available to IRAs.

The IRS has released proposed Treasury  regulations  containing new Minimum  Distribution  rules.  Under the new rules, the
Minimum  Distribution  amount  will be lower for the vast  majority of  individuals.  The new rules are  available,  at the option of the  individual,  for Minimum  Distributions  required in the year 2001.  For Minimum  Distributions  required in
2002 and beyond, the individual must utilize the new Minimum Distribution rules.

Under existing Minimum  Distribution rules, the participant's  entire interest must be distributed  beginning no later than the required  beginning  date over a period  which may not extend  beyond a maximum of the life or life  expectancy  of the participant (or the life expectancies of the owner and a designated  beneficiary).  Each annual  distribution must equal or exceed a  "minimum  distribution  amount"  which is  determined  by  dividing  the  account  value by the  applicable  life expectancy  or pursuant  to an annuity  payout.  If the account  balance is used,  it  generally  is based upon the Account
Value as of the close of business on the last day of the previous calendar year.

If the participant  dies before reaching his or her "required  beginning  date",  his or her entire interest must generally be distributed within five (5) years of death.  However,  this rule will be deemed satisfied if distributions  begin before the close of the calendar year  following  death to a designated  beneficiary  (or over a period not  extending  beyond the life  expectancy of the  beneficiary).  If the  Beneficiary is the  individual's  surviving  spouse,  distributions  may be delayed  until the deceased  owner would have  attained  age 701/2. A surviving  spouse would also have the option to assume the IRA as his or her own if he or she is the sole  designated  beneficiary.  If a participant  dies after  reaching his or her  required  beginning  date or  after  distributions  have  commenced,  the  individual's  interest  must  generally  be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

If the amount  distributed is less than the minimum  required  distribution  for the year, the  participant is subject to a
50% tax on the amount that was not properly distributed.

Under the new Minimum  Distribution  rules, a uniform life  expectancy  table will be utilized by all  participants  except those with a spouse who is more than ten (10) years younger than the  participant.  In that case,  the new rules permit the participant  to utilize the actual life  expectancies  of the  participant  and the spouse.  In  addition,  the  designated beneficiary  under the new rules is not determined  until  December 31 of the year following the year of the  participant's death.  In most cases,  the  beneficiary  may be changed  during the  participant's  lifetime with no affect on the Minimum
Distributions.  At death, the designated  Beneficiary may take Minimum  Distributions  over his/her life expectancy or in a lump sum. In the absence of a designated  beneficiary,  the beneficiary may take a lump sum or distributions  over five (5)
years.

It is important to note that the new Minimum  Distribution  rules may not apply to certain  qualified  retirement plans (at this time), but currently generally apply to IRA's and 403(b)'s.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h)  of the Code  provides  that a  variable  annuity  contract,  in order to  qualify  as an annuity,  must have an "adequately  diversified"  segregated asset account  (including  investments in a mutual fund by the segregated asset account of insurance  companies).  If the diversification  requirements under the Code are not met and the annuity is not treated as an annuity,  the taxpayer will be subject to income tax on the annual gain in the  contract.  The
Treasury  Department's  regulations prescribe the diversification  requirements for variable annuity contracts.  We believe the underlying mutual fund portfolios should comply with the terms of these regulations.

Transfers Between  Investment  Options:  Transfers  between  investment  options are not subject to taxation.  The Treasury
Department may promulgate  guidelines  under which a variable annuity will not be treated as an annuity for tax purposes if persons  with  ownership  rights have  excessive  control over the  investments  underlying  such  variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers between  investment  options offered  under  a  variable  annuity.  It is not  known  whether  such  guidelines,  if in  fact  promulgated,  would  have retroactive  effect.  It is also not  known  what  effect,  if any,  such  guidelines  may have on  transfers  between  the investment  options of the Annuity offered pursuant to this Prospectus.  We will take any action,  including  modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

Federal Income Tax  Withholding:  Section 3405 of the Code provides for Federal income tax  withholding on the portion of a distribution  which is includible in the gross income of the  recipient.  Amounts to be withheld  depend upon the nature of the  distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions,  known as eligible rollover  distributions,  from Qualified Contracts,  are subject to automatic 20%
withholding  for Federal  income  taxes.  The  following  distributions  are not eligible  rollover  distributions  and not subject to 20% withholding::
|X|      any portion of a distribution paid as Minimum Distributions;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions made as substantially  equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such  participant  and his or her designated  beneficiary  under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments  pursuant to Section 72(q) or 72(t) of the Code; and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments and Pledges:  Any amount received directly or indirectly as a loan from, or any assignment or pledge of any  portion of the value of, an annuity  before  annuity  payments  have begun are  treated as a  distribution  subject to taxation under the  distribution  rules set forth above.  Any gain in an annuity on or after the assignment or pledge of an entire  annuity and while such  assignment  or pledge  remains in effect is treated as "income on the contract" in the year in which it is earned.  For  annuities  not issued as  Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment  or pledge  includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should  obtain  competent  tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code certain taxes may be due when all or part of an annuity is transferred  to, or a death  benefit  is  paid  to,  an  individual  two or  more  generations  younger  than  the  contract  holder.  These generation-skipping  transfers  generally include those subject to federal estate or gift tax rules.  There is an aggregate
$1 million  exemption  from taxes for all such  transfers.  We may be  required to  determine  whether a  transaction  is a direct  skip as defined in the Code and the amount of the  resulting  tax.  We will  deduct  from your  Annuity or from any applicable payment treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax  consequences if a contingent  annuitant  succeeds an annuitant  when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for  preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed to prevent  indefinite  deferral of tax.  Continuing  the benefit of tax deferral by naming one or more  contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax  deferral for an  indefinite  period.  Therefore,  adverse tax  treatment  may depend  on the  terms  of the  trust,  who is  named  as  contingent  annuitant,  as  well  as  the  particular  facts  and circumstances.  You should  consult your tax advisor  before naming a contingent  annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable law or regulation to you at your last known address of record.
You should  therefore give us prompt notice of any address  change.  We reserve the right,  to the extent  permitted by law and subject to your prior  consent,  to provide any  prospectus,  prospectus  supplements,  confirmations,  statements  and reports required by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any  other  electronic  means,  including  diskettes  or CD ROMs.  We send a  confirmation  statement  to you  each  time a transaction  is made  affecting  Account  Value,  such as making  additional  Purchase  Payments,  transfers,  exchanges or withdrawals.  We also send  quarterly  statements  detailing  the  activity  affecting  your  Annuity  during the  calendar quarter.  You may request  additional  reports.  We reserve the right to charge up to $50 for each such additional  report.
Instead of immediately  confirming  transactions  made pursuant to some type of periodic transfer program (such as a dollar cost averaging  program) or a periodic  Purchase Payment program,  such as a salary reduction  arrangement,  we may confirm such transactions in quarterly statements.  You should review the information in these statements carefully.

All errors or  corrections  must be reported to us at our Office as soon as possible to assure  proper  accounting  to your
Annuity.  For  transactions  that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 10 days from the date you receive the  confirmation.  For  transactions  that are only  confirmed  on the quarterly  statement,  we assume  all  transactions  are  accurate  unless  you  notify us within 10 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the  applicable  10 day period.  We may also send an annual  report and a semi-annual  report  containing  applicable financial  statements,  as of  December 31 and June 30,  respectively,  to Owners or,  with your prior  consent,  make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American  Skandia  Life  Assurance  Corporation  ("American  Skandia")  is a stock  life  insurance  company  domiciled  in
Connecticut  with licenses in all 50 states and the District of Columbia.  American  Skandia is a  wholly-owned  subsidiary of American Skandia,  Inc.,  formerly known as American Skandia  Investment Holding  Corporation,  whose ultimate parent is
Skandia  Insurance Company Ltd., a Swedish company.  American Skandia markets its products to broker-dealers  and financial planners  through an internal field  marketing  staff.  In addition,  American  Skandia  markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American  Skandia is in the business of issuing variable  annuity and variable life insurance  contracts.  American Skandia currently  offers the  following  products:  (a) flexible  premium  deferred  annuities and single  premium fixed  deferred annuities that are registered  with the SEC; (b) certain other fixed  deferred  annuities that are not registered  with the
SEC; (c) certain group variable  annuities that are exempt from  registration  with the SEC that serve as funding  vehicles for various types of qualified  pension and profit sharing plans;  (d) a single premium variable life insurance policy that is registered with the SEC; and (e) a flexible premium life insurance policy that is registered with the SEC.

WHAT ARE SEPARATE ACCOUNTS?
The assets  supporting our  obligations  under the Annuities may be held in various  accounts,  depending on the obligation being supported.  In the accumulation  period,  assets supporting Account Values are held in separate accounts  established under the laws of the State of  Connecticut.  We are the legal  owner of assets in the  separate  accounts.  In the  payout phase,  assets  supporting  fixed annuity  payments and any adjustable  annuity  payments we make available are held in our general  account.  Income,  gains and losses from assets  allocated to these  separate  accounts are credited to or charged against each such separate  account without regard to other income,  gains or losses of American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities which arise from the annuity contracts issued by
American  Skandia Life Assurance  Corporation.  The amount of our obligation in relation to allocations to the Sub-accounts is  based on the  investment  performance  of such  Sub-accounts.  However,  the  obligations  themselves  are our  general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in Class 1 Sub-accounts of American  Skandia Life Assurance  Corporation  Variable  Account B, also referred to as
"Separate  Account B".  Separate  Account B consists  of  multiple  Sub-accounts.  The name of each  Sub-account  generally corresponds  to the name of the  underlying  Portfolio.  The  names of each  Sub-account  are  shown  in the  Statement  of
Additional  Information.  Separate  Account B was established by us pursuant to Connecticut  law.  Separate  Account B also holds assets of other  annuities  issued by us with values and benefits that vary according to the  investment  performance of Separate  Account B. The  Sub-accounts  offered  pursuant to this  Prospectus are all Class 1  Sub-accounts  of Separate
Account B. Each class of  Sub-accounts  in  Separate  Account B has a  different  level of charges  assessed  against  such
Sub-accounts.   You  will  find  additional  information  about  these  underlying  mutual  funds  and  portfolios  in  the prospectuses for such funds.

Separate  Account B is registered  with the SEC under the Investment  Company Act of 1940  ("Investment  Company Act") as a
unit  investment  trust,  which is a type of investment  company.  This does not involve any  supervision by the SEC of the investment  policies,  management  or practices of Separate  Account B. Each  Sub-account  invests only in a single  mutual fund or mutual fund portfolio.

We reserve the right to make changes to the Sub-accounts  available under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or  combine  Sub-accounts  at our sole  discretion.  We may also  close
Sub-accounts to additional  Purchase Payments on existing Annuity contracts or close  Sub-accounts for Annuities  purchased on or after specified  dates. We may also  substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or portfolio of an  underlying  mutual fund,  subject to our receipt of any  exemptive relief that we are required to obtain under the  Investment  Company Act of 1940.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on allocations to the  Sub-accounts  will vary with the investment  performance of the underlying mutual funds or fund  portfolios,  as  applicable.  We do not guarantee the  investment  results of any  Sub-account.  Your
Account Value allocated to the Sub-accounts may increase or decrease.  You bear the entire investment risk.

Separate Account D
During the accumulation  period,  assets supporting our obligations based on Fixed Allocations are held in American Skandia
Life Assurance  Corporation  Separate  Account D, also referred to as Separate Account D. Such obligations are based on the fixed interest rates we credit to Fixed  Allocations  and the terms of the  Annuities.  These  obligations do not depend on the  investment  performance  of the assets in Separate  Account D. Separate  Account D was  established  by us pursuant to
Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations are guaranteed by our general  account.  An Annuity Owner who allocates a portion of their Account Value to Separate  Account D does not  participate in the investment  gain or loss on assets  maintained  in  Separate  Account D. Such gain or loss  accrues  solely to us. We retain the risk that the value of the assets in Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in  Separate  Account D drop below the  reserve  and other  liabilities  we must  maintain in relation to the annuities  supported by such assets,  we will transfer assets from our general account to Separate Account D to make up the difference.  We have the right to  transfer  to our  general  account  any assets of  Separate  Account D in excess of such reserves and other liabilities.  We maintain assets in Separate Account D supporting a number of annuities we offer.

We have sole  discretion  over the  investment  managers  retained to manage the assets  maintained in Separate  Account D.
Each manager we employ is responsible  for investment  management of a different  portion of Separate  Account D. From time to time additional  investment  managers may be employed or investment  managers may cease being employed.  We are under no obligation to employ or continue to employ any investment manager(s).

We are not obligated to invest  according to specific  guidelines or  strategies  except as may be required by  Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying mutual fund is registered as an open-end  management  investment  company under the Investment Company Act.
Shares of the  underlying  mutual fund  portfolios  are sold to  separate  accounts of life  insurance  companies  offering variable  annuity and variable  life  insurance  products.  The shares may also be sold  directly to qualified  pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts  invest.  However,  under SEC rules, you have voting rights in relation to Account Value  maintained in the  Sub-accounts.  If an underlying  mutual fund portfolio  requests a vote of  shareholders,  we will vote our shares in the manner  directed by Owners with Account  Value allocated  to that  Sub-account.  Owners  have the right to vote an amount  equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and  proportion  as the shares for which we have  received  instructions.  We will furnish those Owners who have Account Value  allocated to a Sub-account  whose  underlying  mutual fund  portfolio has requested a "proxy" vote with the necessary forms to provide us with their  instructions.  Generally,  you will be asked to provide  instructions  for us to vote on matters such as changes in a fundamental  investment strategy,  adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia Trust (the "Trust") has obtained an exemption from the Securities  and Exchange  Commission  that permits its investment adviser, American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of
Trustees of the Trust,  to change  sub-advisors  for a Portfolio  and to enter into new  sub-advisory  agreements,  without obtaining  shareholder  approval  of the  changes.  This  exemption  (which  is  similar  to  exemptions  granted  to other investment  companies  that are  organized  in a similar  manner as the Trust) is  intended  to  facilitate  the  efficient supervision  and management of the  sub-advisors by ASISI and the Trustees.  The Trust is required,  under the terms of the exemption, to provide certain information to shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies that offer shares of an underlying  mutual fund portfolio to their respective  separate  accounts issuing variable  annuities and/or variable life insurance  products.  Differences may also occur  surrounding  the offering of an  underlying  mutual fund  portfolio  to variable  life  insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material conflicts," in which case we would take necessary  action to protect persons with voting rights under our variable  annuity contracts  and variable  life  insurance  policies  against  persons with voting  rights under other  insurance  companies'
variable  insurance  products.  If a "material  conflict"  were to arise between owners of variable  annuity  contracts and variable life insurance  policies issued by us we would take necessary action to treat such persons  equitably in resolving the conflict.  "Material  conflicts" could arise due to differences in voting instructions  between owners of variable life insurance and variable annuity contracts of the same or different  companies.  We monitor any potential  conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our affiliates have entered into agreements with the investment  adviser or distributor of many of the underlying  Portfolios.  Under  the  terms of these  agreements,  American  Skandia  provides  administrative  and  support services  to the  Portfolios  for  which a fee is paid  that is  generally  based on a  percentage  of the  average  assets allocated to the  Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the expected cost savings  resulting from the arrangement.  These  agreements may be different for each underlying  mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia Marketing,  Incorporated ("ASM"), a wholly-owned  subsidiary of American Skandia, Inc., is the distributor and principal  underwriter of the securities  offered through this  prospectus.  ASM acts as the distributor of a number of annuity and life insurance  products we offer and both American Skandia Trust and American  Skandia Advisor Funds,  Inc., a
family of retail  mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it  receives a portion of brokerage  commissions in connection  with purchases and sales of securities  held by portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal  business address is One Corporate Drive,  Shelton,  Connecticut  06484. ASM is registered as broker-dealer under the  Securities  Exchange Act of 1934  ("Exchange  Act") and is a member of the National  Association  of  Securities
Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers who are  registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.
Applications for the Annuity are solicited by registered  representatives  of those firms. Such  representatives  will also be our  appointed  insurance  agents  under  state  insurance  law.  In  addition,  ASM may offer the  Annuity  directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according to one or more schedules.  The individual  representative will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally based on a percentage  of Purchase  Payments  made, up to a maximum of 7.0%.  Alternative  compensation  schedules are available  that provide a lower initial  commission  plus ongoing annual  compensation  based on all or a portion of Account Value.  We may also  provide  compensation  for  providing  ongoing  service to you in  relation  to the  Annuity.  Commissions  and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In  addition,  firms may  receive  separate  compensation  or  reimbursement  for,  among other  things,  training of sales personnel,  marketing  or other  services  they  provide to us or our  affiliates.  We or ASM may enter  into  compensation arrangements  with certain firms.  These  arrangements  will not be offered to all firms and the terms of such arrangements may differ  between firms.  Any such  compensation  will be paid by us or ASM and will not result in any additional  charge to you.  To the extent  permitted  by NASD rules and other  applicable  laws and  regulations,  ASM may pay or allow  other promotional incentives or payments in the form of cash or other compensation.

Advertising:  We may advertise  certain  information  regarding the performance of the investment  options.  Details on how we calculate  performance for the Sub-accounts are found in the Statement of Additional  Information.  This information may help you review the  performance of the  investment  options and provide a basis for comparison  with other  annuities.  It may be less useful when  comparing the  performance of the  investment  options with other savings or investment  vehicles.
Such other investments may not provide some of the benefits of annuities,  or may not be designed for long-term  investment purposes.  Additionally  other  savings or investment  vehicles may not be receive the  beneficial  tax treatment  given to annuities under the Code.

We may advertise the  performance of the  underlying  mutual fund  portfolios in the form of "Standard" and  "Non-standard"
Total Returns.  "Standard Total Return"  figures assume that all charges and fees are applicable,  including any contingent deferred  sales charge that may apply for the period shown.  "Non-standard  Total  Return"  figures may be used that do not reflect all fees and  charges.  Non-standard  Total  Returns are  calculated  in the same  manner as  standardized  returns except that the  calculations  may assume no redemption at the end of the  applicable  periods.  These figures may not take into  consideration  the Annuity's  contingent  deferred  sales charge.  Non-standard  Total Returns must be accompanied by
Standard Total Returns.

Performance  information on the Sub-accounts is based on past  performance only and is not an indication or  representation of  future  performance.  Performance  of the  Sub-accounts  is not  fixed.  Actual  performance  will  depend on the type, quality and, for some of the  Sub-accounts,  the  maturities  of the  investments  held by the  underlying  mutual funds or portfolios  and upon  prevailing  market  conditions and the response of the  underlying  mutual funds to such  conditions.
Actual  performance  will also  depend on changes in the  expenses  of the  underlying  mutual  funds or  portfolios.  Such changes  are  reflected,  in turn,  in the  Sub-accounts  which  invest in such  underlying  mutual fund or  portfolio.  In addition, the amount of charges assessed against each Sub-account will affect performance.

Some of the underlying  mutual fund portfolios  existed prior to the inception of these  Sub-accounts.  Performance  quoted in advertising  regarding such  Sub-accounts may indicate periods during which the Sub-accounts  have been in existence but prior to the initial  offering of the Annuities,  or periods during which the underlying  mutual fund  portfolios have been in existence,  but the  Sub-accounts  have not.  Such  hypothetical  historical  performance  is calculated  using the same assumptions  employed in calculating  actual  performance  since  inception of the  Sub-accounts.  Hypothetical  historical performance of the underlying  mutual fund portfolios  prior to the existence of the  Sub-accounts may only be presented as
Non-Standard Total Returns.

The  information  we may  advertise  regarding the Fixed  Allocations  may include the then current  interest  rates we are
crediting  to  new  Fixed  Allocations.   Information  on  current  rates  will  be  as  of  the  date  specified  in  such advertisement.  Rates will be  included in  advertisements  to the extent  permitted  by law.  Given that the actual  rates applicable to any Fixed  Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with:  (a) certain  unmanaged  market indices,  including  but not limited to the Dow Jones  Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the
Shearson Lehman Bond Index, the Frank Russell non-U.S.  Universal Mean, the Morgan Stanley Capital  International  Index of
Europe,  Asia and Far East Funds,  and the Morgan Stanley Capital  International  World Index;  and/or (b) other management investment  companies with investment  objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared.  This may include the  performance  ranking  assigned by various  publications,  including but not limited to the
Wall Street Journal,  Forbes,  Fortune, Money, Barron's,  Business Week, USA Today and statistical services,  including but not limited to Lipper Analytical  Services Mutual Funds Survey,  Lipper Annuity and Closed End Survey, the Variable Annuity
Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American  Skandia Life Assurance  Corporation  may advertise its rankings and/or ratings by independent  financial  ratings services.  Such rankings may help you in evaluating our ability to meet our  obligations in relation to Fixed  Allocations, pay minimum  death  benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of Separate Account B.

AVAILABLE INFORMATION
A Statement of Additional  Information is available from us without  charge upon your request.  This  Prospectus is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy  those  registration  statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above address,  Room 1024,  and at the SEC's  Regional  Offices,  7 World Trade Center,  New York,  NY, and the Everett  McKinley
Dirksen  Building,  219 South  Dearborn  Street,  Chicago,  IL.  These  documents,  as well as  documents  incorporated  by reference,  may also be obtained through the SEC's Internet Website  (http://www.sec.gov)  for this registration  statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed  document,  such statement is hereby deemed so modified or superseded  and not part of this  Prospectus.  The Annual  Report on Form 10-K for the year ended  December 31,
2000 previously filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without  charge a copy of any or all of the  documents  incorporated  by reference in this  Prospectus, including  any exhibits to such  documents  which have been  specifically  incorporated  by  reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling our Customer Service Team at 1-800-752-6342 or our automated  telephone access and response system (STARS)
       at 1-800-766-4530
|X|      writing to us at American  Skandia  Life  Assurance  Corporation,  Attention:  Customer  Service,  P.O.  Box 7038,
       Bridgeport, Connecticut 06601-7038
|X|      sending   an   email   to    customerservice@americanskandia.com    or   visiting   our   Internet    Website   at
       www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You  can  obtain  account  information  through  our  automated  telephone  access  and  response  system  (STARS)  and  at
www.americanskandia.com,  our Internet  Website.  Our Customer Service  representatives  are also available during business hours to provide you with  information  about your  account.  You can request  certain  transactions  through our telephone voice response system,  our Internet Website or through a customer service  representative.  You can provide  authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or a financial  professional,  to access your  account  information  and  perform  certain  transactions  on your  account.  You will need to complete a form provided by us which  identifies  those  transactions  that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such  transactions.  We require that you or your  representative provide proper  identification  before performing  transactions  over the telephone or through our Internet  Website.  This may include a Personal  Identification  Number  (PIN) that will be  provided  to you upon issue of your  Annuity or you may
establish   or  change  your  PIN  through  our   automated   telephone   access  and  response   system   (STARS)  and  at
www.americanskandia.com,  our Internet  Website.  Any third party that you authorize to perform  financial  transactions on your account will be assigned a PIN for your account.

Transactions  requested  via telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims,  loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons authorized to perform  transactions  on your Annuity  using  verification  methods  which may include a request for your Social  Security number,  PIN or other form of  electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent instructions if we did not follow such procedures.

American  Skandia does not guarantee  access to telephonic  and  electronic  information  or that we will be able to accept transaction  instructions  via the  telephone or  electronic  means at all times.  American  Skandia  reserves the right to limit, restrict or terminate telephonic and electronic transaction privileges at any time.

INDEMNIFICATION
Insofar  as  indemnification  for  liabilities  arising  under the  Securities  Act of 1933 (the  "Securities  Act") may be
permitted  to  directors,  officers or persons  controlling  the  registrant  pursuant  to the  foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  neither we nor ASM were involved in any litigation  outside of the ordinary  course of business, and know of no material claims.

EXECUTIVE OFFICERS AND DIRECTORS
Our  executive  officers,  directors  and certain  significant  employees,  their  ages,  positions  with us and  principal occupations  are indicated  below.  The  immediately  preceding work experience is provided for officers that have not been employed by us or an affiliate for at least five years as of the date of this Prospectus.

Name/                                                         Position with American Skandia
Age                                                           Life Assurance Corporation                        Principal Occupation
---                                                           --------------------------                        --------------------

Patricia J. Abram                                             Senior Vice President                           Senior Vice President:
49                                                            and Director (since September, 2000)                 American Skandia
                                                                                                             Marketing, Incorporated

Ms. Abram joined us in 1998.  She  previously  held the position of Senior Vice  President,  Chief  Marketing  Officer with
Mutual Service Corporation.  Ms. Abram was employed there since 1982.

Lori Allen                                                    Vice President                                         Vice President:
31                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Robert M. Arena                                               Vice President                                         Vice President:
32                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Gordon C. Boronow                                             Deputy Chief Executive Officer         Deputy Chief Executive Officer:
48                                                            and Director (since July, 1991)                  American Skandia Life
                                                                                                               Assurance Corporation

Robert W. Brinkman                                            Senior Vice President                           Senior Vice President:
36                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Malcolm M. Campbell                                           Director (since July, 1991)                 Director of Operations and
45                                                                                                     Chief Actuary, Assurance and
                                                                                                        Financial Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Carl Cavaliere                                                Vice President                                         Vice President:
38                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Cavaliere joined us in 1998.  He previously held the position of Director of Operations with Aetna, Inc. since 1989.

Y.K. Chan                                                     Senior Vice President                            Senior Vice President
43                                                            and Director (since September, 2000)    and Chief Information Officer:
                                                                                                        American Skandia Information
                                                                                                 Services and Technology Corporation

Mr. Chan joined us in 1999. He previously  held the position of Chief  Information  Officer with E.M.  Warburg  Pincus from
January 1995 until April 1999 and the position of Vice  President,  Client  Server  Application  Development  with Scudder,
Stevens and Clark from January 1991 until January 1995.

Lucinda C. Ciccarello                                         Vice President                                         Vice President:
42                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Ms.  Ciccarello  joined us in 1997.  She  previously  held the position of  Assistant  Vice  President  with Phoenix Duff &
Phelps since 1984.

Lincoln R. Collins                                            Senior Vice President                           Senior Vice President:
40                                                            Director (since February, 1996)                  American Skandia Life
                                                                                                               Assurance Corporation

Tim Cronin                                                    Vice President                                         Vice President:
35                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Cronin joined us in 1998. He previously held the position of  Manager/Client  Investor with Columbia  Circle  Investors since 1995.

Harold Darak                                                  Vice President                                         Vice President:
40                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Darak joined us in 1999.  He  previously  held the position of  Consultant/Senior  Manager with Deloitte & Touche since
1998 and the positions of Second Vice President  with The Guardian  since 1996 and The Travelers  from October,  1982 until
December, 1995.

Wade A. Dokken                                                President and Chief Executive Officer                    President and
41                                                            and Chairman of the Board                     Chief Executive Officer:
                                                                                                              American Skandia, Inc.

Elaine C. Forsyth                                             Vice President                                         Vice President:
39                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Larisa Gromyko                                                Director, Insurance Compliance         Director, Insurance Compliance:
54                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Maureen Gulick                                                Director, Business Operations           Director, Business Operations:
38                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Ian Kennedy                                                   Senior Vice President                           Senior Vice President:
53                                                            and Director (since September, 2000)                  American Skandia
                                                                                                             Marketing, Incorporated

Mr. Ian Kennedy  joined us in 1998. He previously  was  self-employed  since 1996 and held the position of Vice  President,
Customer Service with SunLife of Canada from September, 1968 to August, 1995.

N. David Kuperstock                                           Vice President                                         Vice President:
49                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Robert K. Leach                                               Vice President and                                     Vice President,
46                                                            Chief Actuary                                           Chief Actuary:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Robert K. Leach joined us in 2000. He previously  was employed in the U.S.  Retirement  Products and Services  Division
of Sun Life of Canada and held the position of Vice President, Finance and Product.

Thomas M. Mazzaferro                                          Executive Vice President and              Executive Vice President and
48                                                            Chief Financial Officer,                      Chief Financial Officer:
                                                              Director (since September, 1994)                 American Skandia Life
                                                                                                               Assurance Corporation

Gunnar J. Moberg                                              Director (since October, 1994)         Director - Marketing and Sales,
46                                                                                                          Assurances and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

David R. Monroe                                               Senior Vice President,                          Senior Vice President,
39                                                            Treasurer and                                            Treasurer and
                                                              Corporate Controller                             Corporate Controller:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Michael A. Murray                                             Senior Vice President                           Senior Vice President:
32                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Polly Rae                                                     Vice President                                         Vice President:
38                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Rebecca Ray                                                   Vice President                                  Senior Vice President:
45                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Ms. Ray joined us in 1999.  She  previously  held the position of First Vice President  with  Prudential  Securities  since
1997 and Vice President with Merrill Lynch since 1995.

Rodney D. Runestad                                            Vice President                                         Vice President:
51                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Hayward L. Sawyer                                             Senior Vice President                           Senior Vice President:
56                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Lisa Shambelan                                                Vice President                                         Vice President:
35                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Karen Stockla                                                 Vice President                                         Vice President:
34                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Ms.  Stockla  joined us in 1998.  She  previously  held the  position of Manager,  Application  Development  with  Citizens
Utilities Company since 1996 and HRIS Tech Support Representative with Yale New Haven Hospital since 1993.

William H. Strong                                             Vice President                                         Vice President:
57                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Strong  joined us in 1997.  He previously  held the position of Vice  President  with American  Financial  Systems from
June 1994 to October 1997 and the position of Actuary with Connecticut Mutual Life from June 1965 to June 1994.

Guy Sullivan                                                  Vice President                                         Vice President:
40                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr.  Sullivan  joined us in 2000.  He previously  held the  positions of Managing  Director,  Wholesale  Distribution  with
Allmerica  Financial  Services  since  1999 and  Managing  Director  and  Member of the  Executive  Committee  with  Putnam
Investments since 1995.

Leslie S. Sutherland                                          Vice President                                         Vice President:
47                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Amanda C. Sutyak                                              Vice President                                         Vice President:
43                                                            Director (since July, 1991)                      American Skandia Life
                                                                                                               Assurance Corporation

Christian W. Thwaites                                         Senior Vice President                           Senior Vice President:
43                                                            and Director (since September, 2000)                  American Skandia
                                                                                                             Marketing, Incorporated

Mary Toumpas                                                  Vice President                                      Vice President and
49                                                                                                              Compliance Director:
                                                                                                                    American Skandia
                                                                                                             Marketing, Incorporated

Ms.  Toumpas  joined us in 1997.  She  previously  held the  position of Assistant  Vice  President  with Chubb  Life/Chubb
Securities since 1973.

Bayard F. Tracy                                               Senior Vice President and                       Senior Vice President:
53                                                            Director (since September, 1994)                      American Skandia
                                                                                                             Marketing, Incorporated

Deborah G. Ullman                                             Senior Vice President                           Senior Vice President:
46                                                            and Director (since September, 2000)             American Skandia Life
                                                                                                               Assurance Corporation

Ms. Ullman joined us in 1998.  She previously held the position of Vice President with Aetna, Inc. since 1977.

Jeffrey M. Ulness                                             Vice President                                         Vice President:
40                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Kirk Wickman                                                  General Counsel                                       General Counsel:
44                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr.  Wickman  joined us in 2001. He previously  held the position of Senior Vice  President and General  Counsel with Aetna
Financial Services since 1992.

Brett M. Winson                                               Senior Vice President and                       Senior Vice President:
45                                                            Director (since March 2000)                     American Skandia, Inc.

Mr. Winson joined us in 1998.  He previously held the position of Senior Vice President with Sakura Bank, Ltd. since 1990.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)

                                 APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(in thousands)                                                            For the Year Ended December 31,
                                                         2000           1999           1998            1997           1996
                                                         ----           ----           ----            ----           ----
STATEMENT OF OPERATIONS DATA
----------------------------

Revenues:
Annuity and life insurance charges and fees*         $424,578        $289,989         $186,211       $121,158        $69,780

Fee income
                                                     130,610           83,243           50,839         27,593         16,420
Net investment income
                                                      11,656           10,441           11,130          8,181          1,586
Premium income and other revenues
                                                       4,778            3,688            1,360          1,082            265
                                                       -----            -----            -----          -----            ---

Total revenues                                     $ 571,622        $ 387,361        $ 249,540       $ 158,014      $ 88,051
                                                      ======        =========          =======        =========    ============

Benefits and Expenses:
Annuity and life insurance benefits                   $  751            $ 612            $ 558        $  2,033        $  613

Change in annuity and life insurance                  45,018            3,078            1,053              37           635
   policy reserves

Cost of minimum death benefit reinsurance                  -            2,945            5,144           4,545         2,867

Return credited to contractowners
                                                       9,046           (1,639)          (8,930)         (2,018)          673
Underwriting, acquisition and other insurance
   expenses
                                                     335,213          206,350          167,790          90,496        49,887

Interest expense                                      85,998           69,502           41,004          24,895        10,791
                                                     ---------     ---------       ---------      ---------       ------------

Total benefits and expenses                        $ 476,026    $     280,848    $     206,619   $     119,988   $    65,466
                                                     ======        =============   =============  =============   ===========

Income tax expense (benefit)                       $  30,779    $      30,344    $       8,154   $      10,478   $    (4,038)
                                                     ========      ==============  ==========     ==============  =

Net income                                         $  64,817    $      76,169    $      34,767   $      27,548   $    26,623
                                                     ========      ========        ========       ==============  ===========

STATEMENT OF FINANCIAL CONDITION DATA
-------------------------------------

Total Assets                                         $31,702,705   $30,881,579     $18,848,273    $12,894,290     $8,268,696
                                                     ===========   ===========     ===========    ===========     ==========

Future fees payable to parent                        $   934,410   $   576,034     $   368,978    $   233,034     $   47,112
                                                     ======        =============   =============  =============   ============

Surplus Notes                                        $  159,000    $   179,000     $   193,000    $   213,000     $  213,000
                                                     ==========     =============   ==========      =============   ===========

Shareholder's Equity                                 $  496,911    $   359,434     $   250,417    $   184,421     $   126,345
                                                     ======        =============   ======         =============   ===========

*    On annuity and life insurance  sales of $8,216,167,  $6,862,968,  $4,159,662,  $3,697,990,  and $2,795,114  during the years ended December 31, 2000, 1999, 1998, 1997, and 1996,  respectively,  with contractowner  assets under management of $29,751,822,  $29,396,693,  $17,854,761,  $12,119,191, and $7,764,891 as of December 31, 2000, 1999, 1998, 1997 and
     1996, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations  should be read in  conjunction with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Management's  Discussion and Analysis of Financial Condition and Results of Operations  contains certain  forward-looking statements  pursuant to the Private  Securities  Litigation  Reform Act of 1995.  These  forward-looking  statements  are based on estimates and assumptions  that involve certain risks and  uncertainties,  therefore actual results could differ materially  due to factors not  currently  known.  These factors  include  significant  changes in financial  markets and other economic and business conditions, state and federal legislation and regulation, ownership and competition.

 Results of Operations
 ---------------------

 Annuity and life  insurance  sales  increased 20% in 2000 to  $8,216,167,000  as compared to 65% in 1999.  Overall sales growth in 2000 was driven by  significant  sales  volume in the first  quarter of 2000 due to the  strong  equity  market performance.  However,  the decline in the equity markets during the remainder of the year  negatively  impacted sales as the first quarter growth rate was not sustained.  The Company  continues to focus on increasing sales through  innovative product  development  activities,  the  recruitment  and retention of top producers,  high quality  customer  service and improvements in web-based technology.  All three major distribution channels achieved sales growth in 2000.

 Average assets under management totaled  $31,413,809,000 in 2000 and  $21,984,759,000 in 1999,  representing an increase of 43%. As a result of the growth in sales and average assets under  management,  annuity and life insurance  charges and fees  increased 46% in 2000 and 56% in 1999.  Fee income  generated  from transfer  agency-type  and  investment  support activities increased 57% in 2000 and 64% in 1999.

Net  investment  income  increased 12% in 2000  compared to 1999 and decreased 6% in 1999 compared to 1998.  The increase in 2000 is primarily due to a higher level of  investments,  partially  offset by $6,939,000 of  amortization of premiums paid on derivative  instruments.  The decrease in 1999 was primarily  the result of  $1,036,000  of  amortization  of the premium paid on a derivative  instrument  purchased  during 1999. See Note 2D to the  consolidated  financial  statements for information  related to derivative  instruments  used to hedge the guaranteed  minimum death benefit ("GMDB") reserve fluctuations.  Excluding the derivative  amortization,  net investment  income  increased 62% in 2000 and increased 3% in
1999 as a result of increased bond holdings that support the Company's risk-based capital objectives.

 Premium income  represents  premiums  earned on the sale of ancillary  contracts  such as immediate  annuities with life contingencies,  supplementary  contracts with life contingencies and certain life insurance products.  Increased sales of these  products led to an increase in premium  income in 2000.  The increase in 2000 and 1999 was primarily due to higher sales of  supplementary  contracts.  Management  expects  supplementary  contracts to grow over time with the maturing of core business lines.

Net  realized  investment  losses  totaled  $688,000 in 2000,  compared to gains of $578,000 in 1999 and $99,000 in 1998.
The  change  from  1999 to 2000 is  primarily  due to  realized  losses  on sales of  securities  in the  fixed  maturity portfolio.  These losses were  partially  offset by realized  gains on sales of fixed  maturities  and mutual funds.  The increase in realized gains in 1999 compared to 1998 is due to higher gains on sales of mutual fund investments.

 The change in annuity policy reserves  includes changes in reserves related to annuity contracts with mortality risks as well as the Company's GMDB liability.  In 2000,  equity markets  declined and the underlying  fund  performance was lower than the prior year. In contrast,  the equity markets and  underlying  fund  performance  were up  significantly  in 1999 compared to 1998.  The  combination  of these events  resulted in an increase in GMDB  reserves of  $39,866,000  in 2000.
This compares to an increase in GMDB reserves of $2,323,000 in 1999.

 In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation of the hedge strategies  utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the
GMDB  liability.  The  reinsurance  was  terminated  during the second  quarter of 1999 as the  reinsurer had exited this market.

 Return credited to contractowners  consists of revenues on the variable and market value adjusted annuities and variable life  insurance,  offset by the benefit  payments  and  changes in  reserves  required  on this  business.  Market  value adjusted  annuity  activity has the largest  impact on this benefit.  In 2000 and 1999, the Separate  Account  investment returns on the market  value  adjusted  annuities  were less than the expected  returns as  calculated  in the  reserves, contributing to the significant  increase in the return credited to contractholders  benefit.  In addition,  this benefit increased as a result of the  amortization  of unearned  Performance  Advantage  target value  credits,  which  increased
$6,826,000  in 2000 over  1999.  Other  significant  contributors  to the  change  from 1999 to 2000  include  guaranteed minimum death benefit  payments on variable  annuities which were driven up due to the market declines in 2000 as well as increased  costs  associated with processing of backdated  financial  transactions.  These increased costs were partially offset by a 2000 experience refund on certain reinsurance treaties in the amount of $4,339,000.

 Underwriting, acquisition and other insurance expenses for 2000, 1999 and 1998 were as follows:

                     (in thousands)                                  2000                 1999                1998
                                                                     ----                 ----                ----

   Commissions and purchase credits                              $ 393,494            $ 358,279           $ 201,008

   General operating expenses                                      252,206              214,269             141,586

   Acquisition costs deferred during the year                     (495,103)            (450,059)           (261,432)
   Acquisition costs amortized during the year                     184,616               83,861              86,628
                                                                   -------   -           ------   -          ------

   Net capitalization of deferred acquisition costs               (310,487)            (366,198)           (174,804)
                                                       -          ---------            ---------           ---------

   Underwriting, acquisition and other
        insurance expenses                                       $ 335,213            $ 206,350           $ 167,790
                                                                 =========            =========           =========

 Underwriting,  acquisition  and  other  insurance  expenses  increased  62%  and  23% in 2000  and  1999,  respectively.
 Increased  commissions  and  purchase  credits  reflect  the  increase  in sales  in both  2000  and  1999.  Significant investments  in new  product  development  and  internet-based  technology  contributed  to  general  operating  expense increases in both 2000 and 1999. The  amortization  of acquisition  costs  increased  substantially  in 2000 compared to
 1999 as the  associated  costs  from  record  sales in late  1999 and early  2000 were  recognized  in  accordance  with accounting principles generally accepted in the United States profit and expense recognition models.

 Interest expense increased  $16,496,000 in 2000 and $28,498,000 in 1999 as a result of additional  securitized financing transactions,  which  consist  of  the  transfer  of  rights  to  receive  future  fees  to the  Parent  ("securitization transactions").  In  addition,  the  Company  retired  surplus  notes on  December  10,  2000 and  December  31,  1999 of
$20,000,000  and  $14,000,000,  respectively.  Surplus  notes  outstanding  as of  December  31,  2000 and  1999  totaled
$159,000,000 and $179,000,000, respectively.

 The  effective  income  tax  rates  for the  years  ended  December  31,  2000,  1999 and 1998  were  32%,  28% and 19%, respectively.  The effective  rate is lower than the corporate  rate of 35% due to permanent  differences,  with the most significant item being the dividend  received  deduction.  Management  believes that based on the taxable income produced in the past two years,  as well as the continued  growth in annuity sales,  the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

 The  Company  generated  net income  after tax of  $64,817,000,  $76,169,000  and  $34,767,000  in 2000,  1999 and 1998,
respectively.  Revenue  increases in 2000 were more than offset by higher  benefits and expenses  driven  primarily  from the  increase  in the  reserve  requirement  related  to the GMDB as a  result  of the  decline  in the  equity  markets.
Investments  in new product  development  and  technology  also  contributed  to the increase in expenses.  These factors resulted in the 15% decline in net income.  Net income  increased  119% in 1999 due to strong sales growth and  favorable market  conditions  which led to higher  asset-based  revenue.  The Company  considers  Mexico an emerging market and has invested in the Skandia Vida  operations with the expectation of generating  profits from long-term  savings  products in future years.  As such,  Skandia Vida has generated net losses of  $2,540,000,  $2,523,000  and  $2,514,000 for the years ended December 31, 2000, 1999 and 1998,  respectively.  The Company  expects to transfer  ownership of Skandia Vida to an upstream affiliate during 2001.

 On March 22, 2001, the Company announced that it will begin an aggressive  operating expense reduction program to better align its operating  infrastructure  with the current  investment  environment.  The planned moves include a reduction of approximately  150 positions,  representing  13% of the Company's  workforce,  reductions in the compensation and benefit programs and the curtailment of certain discretionary expenses.

 Total assets grew 3% in 2000  partially as a result of the modest  increase in separate  account  assets  reflecting the impact of strong  sales  which  were  almost  entirely  offset by the  decline  in  equity  markets.  Increased  deferred acquisition  costs also  contributed  to the  increase  in  assets.  Liabilities  grew 2% in 2000 due to higher  reserves required to support the increase in annuity and life insurance  business,  and increased  financing  activity  related to the transfer of rights to receive future fees and charges.

 Liquidity and Capital Resources
 -------------------------------

 The Company's liquidity requirement was met by cash from insurance operations,  investment  activities,  borrowings from
 ASI and the securitization transactions with ASI.

 The majority of the operating  cash outflow  resulted from the sale of variable  annuity and variable life products that carry a  contingent  deferred  sales  charge.  This type of product  causes a  temporary  cash strain in that 100% of the proceeds are invested in separate  accounts  supporting the product leaving a cash (but not capital) strain caused by the acquisition  cost for the new business.  This cash strain  required the Company to look beyond the cash made available by insurance  operations and  investments of the Company to financing in the form of surplus notes,  capital  contributions, securitization transactions and modified coinsurance reinsurance arrangements:

o        During 2000 and 1999, the Company  received  $69,000,000 and  $34,800,000,  respectively,  from ASI to support the capital  needs and  anticipated  growth in business  of its U.S.  operations.  In  addition,  the  Company  received
     $2,450,000 and $1,690,000 from ASI in 2000 and 1999, respectively, to support its investment in Skandia Vida.

o        Funds received from new  securitization  transactions  amounted to $476,288,000  in 2000 and  $265,710,000 in 1999
     (see Note 8 to the consolidated financial statements).

o        During  2000 and 1999,  the  Company  extended  its  reinsurance  agreements.  The Company  also  entered  into an agreement with SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements where the reinsurer shares in the experience of a specific book of business.

 The  Company  expects  the  continued  use of  reinsurance  and  securitization  transactions  to fund the  cash  strain anticipated from the acquisition costs on the coming years' sales volume.

 As of December  31, 2000 and 1999,  shareholder's  equity  totaled  $496,911,000  and  $359,434,000,  respectively.  The increases  were  driven  by the  previously  mentioned  capital  contributions  received  from  ASI and net  income  from operations.

 The Company has long-term surplus notes and short-term borrowings with ASI.  No dividends have been paid to ASI.

 The  National  Association  of Insurance  Commissioners  ("NAIC")  requires  insurance  companies to report  information regarding  minimum  Risk  Based  Capital  ("RBC")  requirements.  These  requirements  are  intended  to allow  insurance regulators  to  identify  companies  that may need  regulatory  attention.  The RBC model  law  requires  that  insurance companies  apply various  factors to asset,  premium and reserve  items,  all of which have inherent  risks.  The formula includes  components  for asset risk,  insurance  risk,  interest rate risk and business  risk.  The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

 Effects of Inflation
 --------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company  believes that it is well  positioned  to retain and enhance its position as a leading  provider of financial products for long-term  savings and  retirement  purposes as well as to address the economic  impact of premature  death, estate and business  planning  concerns and supplemental  retirement  needs.  The Company  continues to focus on offering innovative  long-term  savings and income products and providing  superior customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999  (the  Financial  Services  Modernization  Act)  permits  affiliation  among  banks,
securities  firms  and  insurance   companies.   This  legislative   change  has  created   opportunities  for  continued
consolidation  in the financial  services  industry and increased  competition as large  companies  offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company such as pension  reform,  capital gains and estate tax changes,  privacy  standards and internet  regulation.  Pension  reform may change  current tax deferral  rules and allow increased  contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities  for the  Company.  A  capital  gains tax  reduction  may cause  tax-deferred  products  to be less attractive to consumers,  which could adversely  impact the Company.  New privacy  standards and internet  regulation may impact the Company's  strategic  initiatives  especially  related to potential  partnerships  with  web-based  technology providers.

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The  Company  is  subject  to  potential  fluctuations  in  earnings  and the fair  value of  certain  of its  assets and liabilities,  as well as  variations in expected cash flows due to changes in market  interest  rates and equity  prices.
The  following  discussion  focuses on specific  exposures  the Company  has to interest  rate and equity  price risk and describes  strategies used to manage these risks.  The discussion is limited to financial  instruments  subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

 Interest Rate Risk
 ------------------

 Fluctuations in interest rates can potentially  impact the Company's  profitability  and cash flows. The Company has 97%
of assets held under  management that are in  non-guaranteed  Separate  Accounts for which the Company's  exposure is not significant  as the  contractowner  assumes  substantially  all the investment  risk. On the remaining 3% of assets,  the interest  rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

 At December 31, 2000, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest  rates.  These  securities  are held in support of the Company's  fixed  immediate  annuities,  supplementary contracts,  the fixed  components of variable life insurance  contracts,  and in support of the Company's target solvency capital.  The Company has a conservative  investment  philosophy  with regard to these  investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

 The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk.  The fixed option  guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds before the end of the guarantee  period subjects the contractowner  to a market  value  adjustment  ("MVA").  In the  event of rising  interest  rates,  which  make the fixed maturity  securities  underlying  the  guarantee  less  valuable,  the MVA could be  negative.  In the event of declining interest  rates,  which make the fixed maturity  securities  underlying  the guarantee  more  valuable,  the MVA could be positive.  The  resulting  increase or decrease in the value of the fixed option,  from  calculation  of the MVA,  should substantially  offset the  increase or decrease in the market  value of the  securities  underlying  the  guarantee.  The
Company  maintains  strict  asset/liability  matching  to enable this  offset.  However,  the Company  still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity.

Liabilities  held in the  Company's  general  account and  guaranteed  separate  account as of December  31, 2000 totaled
$1,095,100,000.  Fixed income investments  supporting those liabilities had a fair value of  $1,098,500,000.  The Company performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2000. The analysis showed that an  immediate  decrease of 100 basis points in interest  rates would result in a net increase in  liabilities and the  corresponding  assets of  approximately  $37,300,000 and $41,500,000,  respectively.  An analysis of a 100 basis point  decline in interest  rates at December 31, 1999 showed a net increase in  interest-sensitive  liabilities  and the corresponding assets of approximately $10,200,000 and $24,800,000, respectively.

 Equity Market Exposure
 ----------------------

 The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the Company.  Various fees and charges  earned are  substantially  derived as a percentage of the market value of assets  under  management.  In a market  decline,  this income  would be  reduced.  This could be further  compounded  by customer  withdrawals,  net of applicable  surrender charge  revenues,  partially offset by transfers to the fixed option discussed  above.  A 10% decline in the market value of the assets  under  management  at December  31,  2000,  sustained throughout  2001,  would result in an approximate  drop in related annual fee income of $54,000,000.  This result was not materially different than the result obtained from the analysis performed as of December 31, 1999.

 Another equity market risk exposure of the Company relates to the guaranteed minimum death benefit  liability.  Declines in equity markets and  correspondingly  the performance of the underlying mutual funds,  increases the guaranteed minimum death  benefit  liabilities.  As discussed in Note 2D of the  consolidated  financial  statements,  the Company  utilizes
derivative   instruments  to  hedge  against  the  risk  of  significant  decreases  in  equity  markets.  Prior  to  the implementation of this program the Company utilized reinsurance to transfer this risk.

 The  Company  has a small  portfolio  of equity  investments;  mutual  funds  which are held in  support  of a  deferred compensation  program.  In the event of a decline in market values of underlying  securities,  the value of the portfolio would decline,  however the accrued benefits payable under the related deferred  compensation  program would decline by a corresponding amount.

 Estimates of interest rate risk and equity price risk were obtained using computer  models that take into  consideration various  assumptions  about the future.  Given the  uncertainty  of future  interest  rate  movements,  volatility in the equity markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                       AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                               INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholder of American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the  consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the
"Company" which is a wholly-owned  subsidiary of Skandia  Insurance Company Ltd.) as of December 31, 2000 and 1999, and the
related  consolidated  statements  of  operations,  shareholder's  equity and cash flows for the three  year  period  ended
December 31, 2000.  These  consolidated  financial  statements  are the  responsibility  of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance  with auditing  standards  generally  accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material  misstatement.  An audit includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the financial  statements.  An audit also includes  assessing the accounting  principles used and significant  estimates made by  management,  as well as  evaluating  the overall  financial  statement  presentation.  We believe  that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly,  in all material  respects,  the consolidated financial  position of American  Skandia Life Assurance  Corporation  at December 31, 2000 and 1999,  and the  consolidated results of their  operations  and their cash flows for each of the three  years in the period  ended  December  31, 2000 in conformity with accounting principles generally accepted in the United States.

/s/Ernst & Young

February 2, 2001
Hartford, Connecticut

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                      Consolidated Statements of Financial Condition
                                                      (in thousands)

                                        See notes to consolidated financial statements.

                                                                             As of December 31,
                                                                          2000                        1999
                                                                     ---------------            ----------------
ASSETS
------

Investments:
  Fixed maturities - at fair value                                          285,708             $       198,165                                                                                $
  Fixed maturities - at amortized cost                                                                    3,360
                                                                                  -
  Equity securities - at fair value                                          20,402                      16,404
  Derivative instruments
                                                                              3,015                         189
  Policy loans                                                                3,746                       1,270
                                                                      --------------              --------------
                                                                      --------------              --------------

    Total investments                                                       312,871                     219,388

Cash and cash equivalents                                                    76,499                      89,212
Accrued investment income                                                     5,209                       4,054
Deferred acquisition costs                                                1,398,192                   1,087,705
Reinsurance receivable                                                        3,642                       4,062
Receivable from affiliates                                                    3,327
                                                                                                              -
Income tax receivable
                                                                             34,620                           -
Income tax receivable - deferred                                                                         51,726
                                                                                  -
State insurance licenses                                                      4,113                       4,263
Fixed assets                                                                 10,737                       3,305
Other assets                                                                 96,403                      36,698
Separate account assets                                                  29,757,092                  29,381,166
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

  Total assets                                                       $   31,702,705             $    30,881,579
                                                                     ===============            ================
                                                                     ===============            ================

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------

Liabilities:
Reserves for future insurance policy and contract benefits                  135,545             $        73,292                                                                                $
Drafts outstanding                                                           63,758                      51,059
Accounts payable and accrued expenses                                       137,040                     158,590
Income tax payable                                                                                       24,268
                                                                                  -
Income tax payable - deferred
                                                                              8,949                           -
Payable to affiliates
                                                                                  -                      68,736
Future fees payable to parent                                               934,410
                                                                                                        576,034
Short-term borrowing                                                         10,000                      10,000
Surplus notes                                                               159,000                     179,000
Separate account liabilities                                             29,757,092                  29,381,166
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

  Total liabilities                                                      31,205,794                  30,522,145
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
    issued and outstanding                                                    2,500                       2,500
Additional paid-in capital                                                  287,329                     215,879
Retained earnings                                                           205,979                     141,162
Accumulated other comprehensive income (loss)                                 1,103                       (107)
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

    Total shareholder's equity                                              496,911                     359,434
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

    Total liabilities and shareholder's equity                           31,702,705             $    30,881,579                                                                                $
                                                                     ===============            ================

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Operations
                                                      (in thousands)

                                        See notes to consolidated financial statements.

                                                                        For the Year Ended December 31,
                                                                   2000                  1999                 1998
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

REVENUES
--------

Annuity and life insurance charges and fees                  $                     $                    $
                                                                     424,578              289,989              186,211
Fee income                                                           130,610               83,243               50,839
Net investment income                                                 11,656               10,441               11,130
Premium income                                                         3,118                1,278                  874
Net realized capital (losses) gains                                    (688)                  578                   99
Other                                                                  2,348                1,832                  387
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

  Total revenues                                                     571,622              387,361              249,540
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

EXPENSES
--------

Benefits:
  Annuity and life insurance benefits                                    751                  612                  558
  Change in annuity and life insurance policy reserves                45,018                3,078                1,053
  Cost of minimum death benefit reinsurance
                                                                           -                2,945                5,144
  Return credited to contractowners                                    9,046               (1,639)              (8,930)
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

                                                                      54,815                4,996              (2,175)

Expenses:
  Underwriting, acquisition and other insurance
    expenses                                                         335,213              206,350              167,790
  Interest expense                                                    85,998               69,502               41,004
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

                                                                     421,211              275,852              208,794
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

  Total benefits and expenses                                        476,026              280,848              206,619
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

    Income from operations before income tax                          95,596              106,513               42,921

      Income tax expense
                                                                      30,779               30,344                8,154
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

        Net income                                           $                     $                    $
                                                                      64,817               76,169               34,767
                                                             ================      ===============      ===============
                                                             ================      ===============      ===============

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                      Consolidated Statements of Shareholder's Equity
                                                      (in thousands)

                                      See notes to consolidated financial statements.

                                                                   For the Year Ended December 31,
                                                               2000                 1999                  1998
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Common stock:
  Beginning balance                                      $                   $                     $
                                                                  2,500                 2,000                 2,000
  Increase in par value
                                                                      -                   500                     -
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance
                                                                  2,500                 2,500                 2,000
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Additional paid in capital:
  Beginning balance                                             215,879               179,889               151,527
  Transferred to common stock
                                                                      -                  (500)                    -
  Additional contributions                                       71,450                36,490                28,362
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance                                              287,329               215,879               179,889
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Retained earnings:
  Beginning balance                                             141,162                64,993                30,226
  Net income                                                     64,817                76,169                34,767
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance                                              205,979               141,162                64,993
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Accumulated other comprehensive income (loss):
  Beginning balance
                                                                  (107)                 3,535                   668
  Other comprehensive income (loss)
                                                                  1,210                (3,642)                2,867
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance
                                                                  1,103                 (107)                 3,535
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

      Total shareholder's equity                         $                   $                     $
                                                                496,911               359,434               250,417
                                                         ===============     =================     =================
                                                         ===============     =================     =================

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Cash Flow
                                                      (in thousands)

                                      See notes to consolidated financial statements.

                                                                        For the Year Ended December 31,
                                                                  2000               1999                1998
                                                             -------------      --------------      -------------

Cash flow from operating activities:
  Net income                                                 $                  $                   $
                                                                   64,817              76,169             34,767
  Adjustments to reconcile net income to net
    cash used in operating activities:
      Amortization and depreciation
                                                                    7,565               1,495                251
      Deferred tax expense
                                                                   60,023             (10,903)           (14,242)
      Change in unrealized losses on derivatives
                                                                  (2,935)               3,749                  -
      Increase in policy reserves
                                                                   50,892               4,367              1,130
      (Decrease) increase in payable to affiliates
                                                                 (72,063)              69,897                166
      Change in income tax payable/receivable
                                                                 (58,888)              17,611              7,704
      Increase in other assets
                                                                 (59,987)             (32,954)            (1,173)
      Increase in accrued investment income
                                                                  (1,155)             (1,174)              (438)
      Decrease in reinsurance receivable
                                                                      420                 129              2,152
      Net increase in deferred acquisition costs
                                                                (310,487)            (366,198)          (174,804)
      (Decrease) increase in accounts payable and accrued
expenses                                                         (21,550)              66,763             20,637
      Increase in drafts outstanding
                                                                   12,699              22,118              9,663
      Change in foreign currency translation, net
                                                                    (101)                 701                (22)
      Net realized capital gain on expiration of derivatives
                                                                    (500)                   -                  -
      Net realized capital losses (gains)
                                                                      688               (578)                (99)
                                                             -------------      --------------      -------------

        Net cash used in operating activities                    (330,562)          (148,808)           (114,308)

                                                             -------------      --------------      -------------

Cash flow from investing activites:
      Purchase of fixed maturity investments
                                                                (380,737)            (99,250)            (31,828)
      Proceeds from sale and maturity of fixed
        maturity investments
                                                                  303,736              36,226              4,049
      Purchase of derivatives
                                                                  (6,722)             (4,974)                  -
      Purchase of shares in mutual funds
                                                                 (18,136)            (17,703)             (7,158)
      Proceeds from sale of shares in mutual funds
                                                                   8,345              14,657               6,086
      Purchase of fixed assets
                                                                  (7,348)             (3,178)                (18)
      Increase in policy loans
                                                                  (2,476)               (701)                118
                                                             -------------      --------------      -------------

        Net cash used in investing activities
                                                                (103,338)            (17,703)            (28,751)
                                                             -------------      --------------      -------------

Cash flow from financing activities:
      Capital contribution from parent
                                                                   51,450              22,490              8,362
      Increase in future fees payable to parent, net
                                                                  358,376             207,056            135,944
      Net deposits to (withdrawals from) contractowner
        accounts                                                   11,361               5,872            (5,696)
--------------------------------------------------------------------------      --------------      -------------

        Net cash provided by financing activities
                                                                  421,187             235,418            138,610
                                                             -------------      --------------      -------------

          Net (decrease) increase in cash and cash
            equivalents
                                                                 (12,713)              11,687            (4,449)
          Cash and cash equivalents at beginning of period
                                                                   89,212              77,525             81,974
                                                             -------------      --------------      -------------

            Cash and cash equivalents at end of period       $                  $                   $
                                                                   76,499              89,212             77,525
                                                             =============      ==============      =============

     Income taxes paid                                       $                  $                   $
                                                                   29,644              23,637             14,651
                                                             =============      ==============      =============

      Interest paid                                          $                  $                   $
                                                                   85,551              69,697             35,588
                                                             =============      ==============      =============

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements
                                                     December 31, 2000

1.       ORGANIZATION AND OPERATION

         American Skandia Life Assurance  Corporation (the "Company") is a wholly-owned  subsidiary of American  Skandia,
         Inc. ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company  develops  long-term  savings and retirement  products which are distributed  through its affiliated broker/dealer company,  American Skandia Marketing,  Incorporated ("ASM"). The Company currently issues variable and term life  insurance and variable,  fixed,  market value adjusted and immediate  annuities for  individuals, groups and qualified pension plans.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A. de C.V.  ("Skandia  Vida")  which is a life  insurance company  domiciled in Mexico.  Skandia Vida had total  shareholder's  equity of $4,402,000  and $4,592,000 as of
         December 31, 2000, and 1999,  respectively.  The Company considers Mexico an emerging market and has invested in the Skandia Vida  operations  with the  expectation  of generating  profits from long-term  savings  products in future years.  As such,  Skandia Vida has generated net losses of $2,540,000,  $2,523,000 and $2,514,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The  accompanying  consolidated  financial  statements have been prepared in conformity with accounting principles  generally accepted in the United States.  Intercompany  transactions and balances have been eliminated in consolidation.

                  Certain  reclassifications  have been made to prior  year  amounts  to conform  with the  current  year presentation.

         B.       New Accounting Standard
                  -----------------------

                  The FASB has issued  Statement of Financial  Accounting  Standards No. 133,  "Accounting for Derivative
                  Instruments and Hedging  Activities",  as amended by SFAS 137 and SFAS 138 (collectively,  "SFAS 133").
                  SFAS 133 is  effective  for all fiscal  quarters of all fiscal  years  beginning  after June 15,  2000;
                  accordingly,  the Company  adopted SFAS 133 on January 1, 2001. This statement  establishes  accounting and reporting standards for derivative  instruments,  including certain derivative instruments embedded in other contracts,  and for hedging  activities.  SFAS No. 133 requires that all derivative  financial instruments  be measured at fair value and recognized in the statement of condition as either assets or liabilities.  Changes in the fair value of the  derivative  financial  instruments  will be reported in either earnings or comprehensive  income,  depending on the use of the derivative and whether or not it qualifies for hedge accounting.

                  Special hedge accounting  treatment is permitted only if specific criteria are met,  including that the hedging  relationship  be highly  effective both at inception and on an ongoing  basis.  Accounting for hedges  varies based on the type of hedge - fair value or cash flow.  Results of  effective  hedges are recognized in current  earnings for fair value hedges and in other  comprehensive  income for cash flow hedges. Ineffective portions of hedges are recognized immediately in earnings.

                                       AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  The  derivative  instruments  held by the  Company in 2000 and 1999  consisted  of equity  put  options utilized to manage the market risk and reserve  fluctuations  associated  with the  guaranteed  minimum death benefit  ("GMDB").  The adoption of SFAS No. 133 did not have a material  effect on the Company's financial statements.

C.       Investments

                  The  Company  has   classified  its  fixed  maturity   investments   as  either   held-to-maturity   or
                  available-for-sale.  Investments  classified as  held-to-maturity  are investments that the Company has the ability and intent to hold to  maturity.  Such  investments  are carried at amortized  cost.  Those investments  which are  classified  as  available-for-sale  are  carried at fair  value and  changes in unrealized gains and losses are reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation plan
                  (see Note 13) as  available-for-sale.  Such  investments  are  carried  at fair  value and  changes  in unrealized gains and losses are reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized  gains and losses on disposal of  investments  are  determined by the specific  identification method and are included in revenues.

         D.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management purposes,  and not for trading or speculation.  The Company hedges the market value fluctuations of the
                  GMDB exposure  embedded in its policy  reserves.  Premiums paid on option  contracts are amortized into net investment  income over the terms of the contracts.  The options are carried at amortized cost plus
                  intrinsic   value,   if  any,  at  the  valuation  date.  An  option  has  intrinsic  value  if  it  is
                  "in-the-money."  For a put option to be  "in-the-money,"  the  exercise  price must be greater than the value of the  underlying  index.  Changes in intrinsic  value are recorded as a component of the change in annuity and life insurance policy reserves consistent with changes in the GMDB reserve.

E.       Cash Equivalents
         ----------------

                  The Company  considers all highly liquid time deposits,  commercial paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

F.       Fair Values of Financial Instruments
         ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities  with  active  markets are based on quoted  market  prices.  For fixed maturities  that trade in less active  markets,  fair values are obtained from an  independent  pricing service.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Fair values of investments in mutual funds are based on quoted market prices.

                  The intrinsic  value portion of the derivative  instrument is determined  based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term nature of these investments.

                  The carrying  value of  short-term  borrowings  (cost)  approximates  fair value due to the  short-term nature of these liabilities.

                  Fair values of certain financial  instruments,  such as future fees payable to parent and surplus notes are not readily determinable and are excluded from fair value disclosure requirements.

         G.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the  purchase  price of
                  $6,000,000  less  accumulated  amortization.  The  cost  of  the  licenses  is  being  amortized  on  a straight-line basis over 40 years.

         H.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with internal use software in accordance  with the
                  American  Institute  of  Certified  Public  Accountants   Statement  of  Position  98-1  ("SOP  98-1"),
                  "Accounting  for the Costs of Software  Developed  or Obtained for  Internal  Use.  The SOP,  which was adopted  prospectively as of January 1, 1999,  requires the capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the
                  Company  expensed  all  internal use software  related  costs as incurred.  Details of the  capitalized software  costs,  which are  included in fixed  assets,  and related  amortization  for the years ended
                  December 31, are as follows:

                  (in thousands)                                              2000              1999
                                                                              ----              ----

                  Balance at beginning of year                               $2,920             $  -
                                                                             ------             ----

                  Software costs capitalized during the year                  4,804            3,035

                  Software costs amortized during the year                     (512)            (115)
                                                                               -----            -----

                                                                              4,292             2,920
                                                                              -----             -----

                  Balance at end of year                                     $7,212            $2,920
                                                                             ======            ======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

         2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return and combined  state income tax return of an  upstream  company,  Skandia  AFS  Development  Holding  Corporation  and  certain  of its subsidiaries.  In  accordance  with the tax  sharing  agreement,  the  federal  and  state  income  tax provisions  are  computed on a separate  return basis as adjusted  for  consolidated  items such as net operating loss carryforwards.

                  Deferred  income  taxes  reflect  the net tax effects of  temporary  differences  between the  carrying amounts of assets and liabilities for financial  reporting purposes and the amounts used for income tax purposes.

         J.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values  for  mortality  and  expense  risks,  administration  fees,  surrender  charges  and an  annual maintenance fee per contract.  Benefit  reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate account liabilities.

                  Revenues for variable  immediate  annuity  contracts  with and without  life  contingencies  consist of certain  charges  against  contractowner  account  values  including  mortality  and expense  risks and administration  fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate account liabilities.

                  Revenues for market value  adjusted  fixed annuity  contracts  consist of separate  account  investment income  reduced by benefit  payments and changes in reserves in support of  contractowner  obligations, all of which are included in return credited to  contractowners.  Benefit  reserves for these contracts represent  the account  value of the  contracts,  and are included in the general  account  reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for immediate annuity contracts without life  contingencies  consist of net investment income.
                  Revenues for immediate  annuity  contracts with life  contingencies  consist of single premium payments recognized as annuity  considerations when received.  Benefit reserves for these contracts are based on the Society of Actuaries  1983 Table-a with  assumed  interest  rates that vary by issue year.  Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2000 and 1999.

                  Revenues for variable life insurance contracts consist of charges against  contractowner account values for mortality and expense risk fees,  cost of insurance  fees,  taxes and  surrender  charges.  Certain contracts  also include  charges  against  premium to pay state  premium  taxes.  Benefit  reserves for variable life insurance  contracts represent the account value of the contracts and are included in the separate account liabilities.

                                       AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         K.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are  primarily  related to the  production of new  business,  are being  deferred,  net of  reinsurance.  These costs include  commissions,  costs of contract  issuance,  and certain  selling  expenses  that vary with  production.  These costs are being amortized  generally in proportion to expected gross profits from surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This  amortization  is adjusted  retrospectively  and prospectively  when  estimates  of current  and future  gross  profits to be  realized  from a group of products are revised.

                  Details of the deferred  acquisition  costs and related  amortization  for the years ended December 31, are as follows:

                          (in thousands)                                  2000             1999              1998
                                                                          ----             ----              ----

                  Balance at beginning of year                          $1,087,705       $721,507          $546,703
                                                                        ----------       --------          --------

                  Acquisition costs deferred during the year               495,103        450,059           261,432

                  Acquisition costs amortized during the year             (184,616)       (83,861)          (86,628)
                                                                          ---------      ------------       ---------

                                                                           310,487        366,198           174,804
                                                                     ----  -------        -------          --------

                  Balance at end of year                                $1,398,192     $1,087,705          $721,507
                                                                        ==========        ==========       ========

         L.       Reinsurance
                  -----------

                  The  Company  cedes   reinsurance   under  modified   co-insurance   arrangements.   These  reinsurance
                  arrangements  provide  additional  capacity  for growth in  supporting  the cash flow  strain  from the
                  Company's  variable  annuity and variable life insurance  business.  The  reinsurance is effected under quota share contracts.

                           The Company reinsured its exposure to market  fluctuations  associated with its GMDB liability in the first half of 1999 and in 1998.  Under this  reinsurance  agreement,  the Company ceded premiums of $2,945,000 and  $5,144,000;  received claim  reimbursements  of $242,000 and $9,000;  and,  recorded increases/(decreases) in reserves of ($2,763,000) and $323,000 in 1999 and 1998, respectively.

At December 31, 2000 and 1999, in accordance with the provisions of modified coinsurance agreements, the Company accrued $4,339,000 and $41,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         M.       Translation of Foreign Currency
                  -------------------------------

                  The financial  position and results of operations of Skandia Vida are measured  using local currency as the functional  currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and  shareholder's  equity  accounts are translated at the average rate prevailing during the year.  Translation  adjustments  arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         N.       Separate Accounts
                  -----------------

                  Assets and  liabilities  in Separate  Accounts  are included as separate  captions in the  consolidated statements of financial  condition.  Separate  Account assets  consist  principally of long term bonds, investments  in mutual funds,  short-term  securities and cash and cash  equivalents,  all of which are carried at fair value.  The  investments  are managed  predominately  through the Company's  investment advisory  affiliate,  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing various fund managers as sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner  has the option of directing  funds to a wide  variety of mutual  funds.  The  investment risk on the  variable  portion of a  contract  is borne by the  contractowner.  A fixed  option  with a minimum  guaranteed  interest rate is also  available.  The Company is responsible  for the credit risk associated with these investments.

                  Included in Separate Account  liabilities are reserves of  $1,059,987,000  and $896,205,000 at December
                  31,  2000 and 1999,  respectively,  relating  to  annuity  contracts  for which  the  contractowner  is guaranteed a fixed rate of return.  Separate  Account  assets of  $1,059,987,000  and  $896,205,000  at
                  December  31,  2000 and 1999,  respectively,  consisting  of long term  bonds,  short-term  securities, transfers  due from the  general  account  and cash and cash  equivalents  are held in support of these annuity contracts, pursuant to state regulation.

         O.       Estimates
                  ---------

                  The preparation of financial statements in conformity with accounting  principles generally accepted in the United States  requires that  management  make estimates and  assumptions  that affect the reported amount of assets and  liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting period.  The more significant  estimates and assumptions are related to deferred  acquisition  costs and involve policy lapses,  investment  return and  maintenance expenses.  Actual results could differ from those estimates.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

                           (in thousands)                                            2000          1999        1998
                                                                                     ----          ----        ----

         Net income                                                                 $64,817       $76,169    $34,767
         Other comprehensive income:
            Unrealized investment (losses) gains on
                available for sale securities                                        (1,681)       (3,438)     2,801
            Reclassification adjustment for realized losses (gains)
                included in investment income                                         2,957          (660)        88
                                                                                   ---------  -----   ----- ----------
            Net unrealized gains (losses) on securities                               1,276        (4,098)     2,889

            Foreign currency translation                                                (66)          456        (22)
                                                                                    -------     ---------- -----------

         Other comprehensive income (loss)                                             1,210       (3,642)     2,867
                                                                                   ---------       -------    ------

         Comprehensive income                                                        $66,027      $72,527    $37,634
                                                                                    =======       =======     =======

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

                     (in thousands)                                                    2000          1999
                                                                                       ----          ----

        Unrealized investment gains (losses)                                          $1,021         ($255)
        Foreign currency translation                                                      82           148
                                                                                      ------         ------

        Accumulated other comprehensive income (loss)                                 $1,103         ($107)
                                                                                      ======         ======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS

         The  amortized  cost,  gross  unrealized  gains/losses  and  estimated  fair  value  of  available-for-sale  and held-to-maturity  fixed  maturities  and  investments in mutual funds as of December 31, 2000 and 1999 are shown below.  All securities held at December 31, 2000 and 1999 were publicly traded.

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                       (in thousands)                                     Available-for-Sale
                                                                          ------------------

                                                                           Gross              Gross
                                                        Amortized        Unrealized        Unrealized         Fair
                                                           Cost            Gains             Losses          Value
                                                           ----            -----             ------          -----

         U.S. Government obligations                       $206,041        $4,445             $ (11)        $210,475

         Foreign government obligations                       2,791           195                 -            2,986

         Obligations of state and political
            subdivisions                                        253             1                 -              254

         Corporate securities                                72,237         1,565            (1,809)          71,993
                                                             ------         -----            -------          ------

             Totals                                        $281,322        $6,206           $(1,820)        $285,708
                                                           ========        ======           ========        ========

         The amortized cost and fair value of fixed maturities,  by contractual  maturity, at December 31, 2000 are shown below.

                       (in thousands)                        Available-for-Sale
                                                             ------------------

                                                          Amortized           Fair
                                                            Cost             Value
                                                            ----             -----

         Due in one year or less                              $ 7,005           $ 7,018

         Due after one through five years                     157,111           158,344

         Due after five through ten years                     107,729           110,469

         Due after ten years                                    9,477             9,877
                                                             --------          ---------

            Total                                            $281,322          $285,708
                                                             ========          ========

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS  (continued)

         Investments in fixed maturities as of December 31, 1999 consisted of the following:

                        (in thousands)                                            Available-for-Sale
                                                                                  ------------------

                                                                            Gross             Gross
                                                          Amortized       Unrealized       Unrealized         Fair
                                                            Cost            Gains            Losses           Value
                                                            ----            -----            ------           -----

         U.S. Government obligations                      $ 81,183             $ -           $(678)          $ 80,505

         Obligations of state and political
            subdivisions                                       253               -              (3)               250

         Corporate securities                              121,859               -          (4,449)           117,410
                                                           -------                          -------           -------

             Totals                                       $203,295             $ -         $(5,130)          $198,165
                                                          ========             ===         ========          ========

                        (in thousands)                                            Held-to-Maturity
                                                                                  ----------------

                                                                            Gross             Gross
                                                          Amortized       Unrealized       Unrealized         Fair
                                                            Cost            Gains            Losses           Value
                                                            ----            -----            ------           -----

         U.S. Government obligations                       $1,105             $ -              $ (1)         $1,104

         Corporate securities                               2,255               -               (15)          2,240
                                                           -------             --               ----         ------

             Totals                                        $3,360             $ -              $(16)         $3,344
                                                           ======             ===              =====         ======

         Proceeds  from  sales of fixed  maturities  during  2000,  1999 and 1998  were  $302,632,000,  $32,196,000,  and
         $999,000,  respectively.  Proceeds from maturities during 2000, 1999 and 1998 were $1,104,000,  $4,030,000,  and
         $3,050,000, respectively.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

        The cost, gross unrealized gains/losses and fair value of investments in mutual funds at December 31, 2000 and 1999 are shown below:

                    (in thousands)                                          Gross             Gross
                                                                         Unrealized        Unrealized         Fair
                                                            Cost            Gains            Losses           Value
                                                            ----            -----            ------           -----

         2000                                             $23,218           $ 372           $(3,188)           $20,402
                                                          =======           =====           ========           =======

         1999                                             $11,667          $4,763            $ (26)            $16,404
                                                          =======          ======            ======            =======

         Net realized investment gains (losses) were as follows for the years ended December 31:

                    (in thousands)                                           2000             1999            1998
                                                                             ----             ----            ----

         Fixed maturities:
           Gross gains                                                      $1,002            $ 253            $ -
           Gross losses                                                     (3,450)            (228)              (1)
         Investment in mutual funds:
           Gross gains                                                       1,913              990              281
           Gross losses                                                       (153)            (437)            (181)
                                                                          ---  -----     --    -----            -----

         Totals                                                             $ (688)           $ 578             $ 99
                                                                            =======           =====            ====

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

                    (in thousands)                                           2000             1999            1998
                                                                             ----             ----            ----

         Fixed maturities                                                  $13,502           $ 9,461         $ 8,534
         Cash and cash equivalents                                            5,154            2,159           1,717
         Investment in mutual funds                                              99               32           1,013
         Policy loans                                                            97               31              45
         Derivative instruments                                              (6,939)          (1,036)              -
                                                                             -------          -------

         Total investment income                                             11,913           10,647          11,309

         Investment expenses                                                    257              206             179
                                                                             ------           ------          ------

         Net investment income                                              $11,656          $10,441         $11,130
                                                                           =======           =======         =======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

                       (in thousands)                                            2000             1999        1998
                                                                                 ----             ----        ----

         Current tax (benefit) expense                                         ($29,244)         $41,248      $22,384

         Deferred tax expense (benefit)                                          60,023          (10,904)     (14,230)
                                                                                -------         --------     -------

         Total income tax expense                                               $30,779          $30,344       $8,154
                                                                                 =======         =======       ======

         The tax effects of significant  items comprising the Company's  deferred tax balance as of December 31, 2000 and
         1999 are as follows:

                      (in thousands)                                                     2000                 1999
                                                                                         ----                 ----

         Deferred tax liabilities:
             Deferred acquisition costs                                              ($411,417)             ($321,873)
             Payable to reinsurers                                                     (29,985)               (26,733)
             Future contractowner benefits                                             (11,526)
                                                                                                           -
             Internal use software                                                      (2,524)
                                                                                                               (1,022)
             Policy fees                                                                (1,551)                (1,146)
             Net unrealized gains                                                         (550)
                                                                                                           -
             Foreign exchange translation                                                  (45)                   (80)
                                                                    ---------              ----  ---------        ----

             Total                                                                    (457,598)              (350,854)
                                                                                      ---------              ---------

         Deferred tax assets:
             Net separate account liabilities
                                                                                       421,662                333,521
             Future contractowner benefits
                                                                                             -                  3,925
             Other reserve differences
                                                                                         2,675                 39,645
             Deferred compensation
                                                                                        17,869                 18,844
             Surplus notes interest
                                                                                         5,536                  5,030
             Net unrealized losses
                                                                                             -                    137
             Other
                                                                                           907                  1,478
                                                                    --------               ---                  -----

             Total
                                                                                           -
                                                                                       448,649                402,580
                                                                                       -------                -------

             Income tax (payable) receivable - deferred                            ($   8,949)                $51,726
                                                                                    ===========               =======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense was different from the amount computed by applying the federal  statutory tax rate of 35%
         to pre-tax income from continuing operations as follows:

                    (in thousands)                                                2000           1999           1998
                                                                                  ----           ----           ----

         Income (loss) before taxes
            Domestic                                                             $98,136      $109,036       $45,435
            Foreign                                                               (2,540)       (2,523)       (2,514)
                                                                                  -------    --- -------      -------
            Total                                                                 95,596       106,513        42,921

            Income tax rate                                                          35%            35%           35%
                                                                                -------         ------       --------

         Tax expense at federal statutory income tax rate                         33,459         37,280        15,022

         Tax effect of:
            Dividend received deduction                                           (7,350)        (9,572)       (9,085)
            Losses of foreign subsidiary                                             889            883           880

            Meals and entertainment                                                  841            664           487

            State income taxes                                                      (524)         1,071           673
            Other                                                                  3,464             18           177
                                                                                 --------     ----------     ---------

         Income tax expense                                                     $ 30,779       $ 30,344       $ 8,154
                                                                                ========       ========       =======

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain  operating  costs  (including  personnel,  rental of office space,  furniture,  and equipment) have been charged to the Company at cost by American Skandia Information  Services and Technology  Corporation  ("ASIST"),
         an affiliated  company.  The Company has also charged  operating  costs to ASISI.  The total cost to the Company for these items was  $13,974,000,  $11,136,000,  and $7,722,000 for the years ended December 31, 2000,  1999 and
         1998,  respectively.  Income received for these items was  $11,186,000,  $3,919,000 and $1,355,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution related costs associated with the sales of business  through an  investment  firm where ASM serves as an  introducing  broker  dealer.  Under this agreement,  the expenses  reimbursed  were  $5,842,000  and $1,441,000 for the years ended December 31, 2000 and
         1999. As of December 31, 2000 and 1999,  amounts  receivable  under this  agreement  were $492,000 and $245,000, respectively.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO PARENT

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive  future  fees and contract  charges  expected  to be  realized  on variable  portions  of  designated  blocks of deferred  annuity contracts.

         The proceeds from the transfers  have been  recorded as a liability and are being  amortized  over the remaining surrender  charge period of the designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection with these transactions,  ASI issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the  Purchase  Agreements,  the rights  transferred  provide for ASI to receive a  percentage
         (60%, 80% or 100% depending on the underlying  commission  option) of future  mortality and expense  charges and contingent  deferred  sales charges,  after  reinsurance,  expected to be realized over the remaining  surrender charge period of the designated contracts (6 to 8 years).

         Payments  representing  fees and charges in the aggregate amount of  $219,454,000,  $131,420,000 and $69,226,000 were made by the Company to the Parent for the years  ended  December  31,  2000,  1999 and 1998,  respectively.
         Related  interest  expense of  $70,667,000,  $52,840,000  and  $22,978,000 has been included in the statement of income for the years ended December 31, 2000, 1999 and 1998, respectively.

         The Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner has the ability to stop the payments due to the Parent under the  Purchase  Agreement  subject to certain  terms and conditions.

         The present values of the transactions as of the respective effective date were as follows:

                              Closing      Effective          Contract Issue         Discount       Present
           Transaction         Date           Date                Period               Rate          Value
           -----------         ----           ----                ------               ----          -----

             1996-1           12/16/96         9/1/96        1/1/94  -   6/30/96       7.5%           $50,221
             1997-1            7/23/97         6/1/97        3/1/96  -   4/30/97       7.5%            58,767
             1997-2           12/30/97        12/1/97        5/1/95  -  12/31/96       7.5%            77,552
             1997-3           12/30/97        12/1/97        5/1/96  -  10/31/97       7.5%            58,193
             1998-1            6/30/98         6/1/98        1/1/97  -   5/31/98       7.5%            61,180
             1998-2           11/10/98        10/1/98        5/1/97  -   8/31/98       7.0%            68,573
             1998-3           12/30/98        12/1/98        7/1/96  -  10/31/98       7.0%            40,128
             1999-1            6/23/99         6/1/99        4/1/94  -   4/30/99       7.5%           120,632
             1999-2           12/14/99        10/1/99       11/1/98  -   7/31/99       7.5%           145,078
             2000-1            3/22/00         2/1/00        8/1/99  -   1/31/00       7.5%           169,459
             2000-2            7/18/00         6/1/00        2/1/00  -   4/30/00       7.25%           92,399
             2000-3           12/28/00        12/1/00        5/1/00  -  10/31/00       7.25%          107,291
             2000-4           12/28/00        12/1/00        1/1/98  -  10/31/00       7.25%          107,139

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO PARENT (continued)

         Expected payments of future fees payable to ASI as of December 31, 2000 are as follows:

                                                     Year Ended
               (in thousands)                        December 31,                          Amount
                                                     ------------                          ------

                                                         2001                             $164,892
                                                         2002                              169,511
                                                         2003                              165,626
                                                         2004                              151,516
                                                         2005                              128,053
                                                             2006 and thereafter           154,812
                                                                                --         -------

                                                        Total                             $934,410
                                                                                          ========

9.       LEASES

         The Company  leases office space under a lease  agreement  established in 1989 with ASIST.  The Company  entered into a lease agreement for office space in Westminster,  Colorado,  effective January 1, 2001. Lease expense for
         2000, 1999 and 1998 was $6,593,000,  $5,003,000 and $3,588,000  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2000 are as follows:

                 (in thousands)          2001                              $6,487
                                         2002                               8,032
                                         2003                               8,098
                                         2004                               8,209
                                         2005                               8,756
                                         2006 and thereafter               51,922
                                                                       -----------

                                         Total                            $91,504
                                                                       ===========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying value of these deposits  amounted to $4,636,000 and $4,868,000 as of December 31, 2000,  and 1999,  respectively.  These deposits are required to be maintained for the protection of contractowners within the individual states.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity  was  $342,804,000  and  $286,385,000  at  December  31,  2000 and 1999,
         respectively.

         The statutory  basis net income for the year ended December 31, 2000 was  $11,550,000,  as compared to losses of
         $17,672,000 and $13,152,000 for the years ended December 31, 1999 and 1998, respectively.

         Under various state  insurance  laws, the maximum amount of dividends that can be paid to  shareholders  without prior approval of the state insurance  department is subject to restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2000, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of  Directors  authorized  the Company to increase  the par value of its capital stock from $80 per share to $100 per share in order to comply  with  minimum  capital  levels as required by the
         California  Department  of  Insurance.  This  transaction  resulted in a  corresponding  decrease in paid in and contributed surplus of $500,000 and had no effect on capital and surplus.

12.      STATUTORY ACCOUNTING PRACTICES

         The National  Association of Insurance  Commissioners  ("NAIC") revised the Accounting  Practices and Procedures
         Manual in a process  referred to as  Codification.  The State of  Connecticut  has adopted the provisions of the revised manual,  which is effective January 1, 2001. The revised manual has changed, to some extent,  prescribed statutory  accounting  practices and will result in changes to the accounting practices that the Company uses to prepare its  statutory-basis  financial  statements.  The  adoption of the revised  accounting  practices is not expected to have a material adverse effect on the Company's statutory-basis capital and surplus.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially all employees are eligible.  Under this plan, the Company contributes 3% of salary for all  participating  employees and matches employee  contributions at a 50% level up to an additional  3% Company  contribution.  Company  contributions  to this plan on behalf of the  participants were $3,734,000, $3,164,000 and $2,115,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

         The Company has a deferred  compensation  plan,  which is available to the internal  field  marketing  staff and certain officers.  Company contributions to this plan on behalf of the participants were $399,000,  $193,000 and
         $342,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to  executive  officers  and other  personnel.  The Company and  certain  affiliates  also have a profit sharing program which benefits all employees below the officer level.  These programs  consist of multiple plans with new plans  instituted  each year.  Generally,  participants  must  remain  employed  by the  Company or its affiliates at the time such units are payable in order to receive any payments  under the programs.  The accrued liability  representing  the value of these units was  $31,632,000  and  $42,619,000 as of December 31, 2000 and
         1999,  respectively.  Payments  under these programs were  $13,542,000,  $4,079,000 and $2,407,000 for the years ended December 31, 2000, 1999, and 1998, respectively.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                 (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

14.      REINSURANCE

         The effect of reinsurance for the years ended December 31, 2000, 1999 and 1998 is as follows:

         (in thousands)                                       2000
                                                              ----

                                Annuity and Life Insurance   Change in Annuity and Life          Return Credited
                                     Charges and Fees                 Insurance                to Contractowners
                                     ----------------                                          -----------------
                                                                   Policy Reserves
                                                                   ---------------

        Gross                            $477,802                      $45,784                      $13,607
        Ceded                             (53,224)                        (766)                      (4,561)
                                         --------                       ------                      -------
        Net                              $424,578                      $45,018                      $ 9,046
                                         ========                      =======                      =======

                                                           1999
                                                           ----

                                Annuity and Life Insurance   Change in Annuity and Life          Return Credited
                                     Charges and Fees                 Insurance                to Contractowners
                                     ----------------                                          -----------------
                                                                   Policy Reserves
                                                                   ---------------

        Gross                            $326,670                       $4,151                      ($1,382)
        Ceded                             (36,681)                      (1,073)                        (257)
                                         --------                      -------                        -----
        Net                              $289,989                       $3,078                      ($1,639)
                                         ========                       ======                      ========

                                                           1998
                                                           ----

                                Annuity and Life Insurance   Change in Annuity and Life          Return Credited
                                     Charges and Fees                 Insurance                to Contractowners
                                     ----------------                                          -----------------
                                                                   Policy Reserves
                                                                   ---------------

        Gross                            $215,425                       $ 691                       ($8,921)
        Ceded                             (29,214)                        362                            (9)
                                         --------                         ---                      ---------
        Net                              $186,211                      $1,053                       ($8,930)
                                         ========                      ======                       ========

         In December 2000, the Company entered into a modified  coinsurance  agreement with SICL effective  January 1996.
         During 2000, ceded premiums received net of commission  expenses and reserve  adjustments were  $10,360,000.  At
         December 31, 2000, $6,109,000 was payable to SICL under this agreement.

         Such ceded  reinsurance  does not relieve the Company of its obligations to  policyholders.  The Company remains liable to its  policyholders  for the  portion  reinsured  to the extent  that any  reinsurer  does not meet its obligations assumed under the reinsurance agreements.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

The Company has issued surplus notes to its Parent in exchange for cash.  Surplus notes outstanding as of December 31, 2000 and 1999 were as follows:

              (in thousands)
                                                                                            Interest for the
         ---------------------------------
                                            Interest       2000         1999           Years Ended December 31,
         ---------------------------------
                 Issue Date                   Rate        Amount       Amount         2000       1999        1998
                 ----------                   ----        ------       ------         ----       ----        ----
         ---------------------------------

         ---------------------------------
         December 29, 1993                   6.84%              -               -           -           -       1,387

         ---------------------------------
         February 18, 1994                   7.28%                         10,000         732         738         738
                                                      -
         ---------------------------------
         March 28, 1994                      7.90%                         10,000         794         801         801
                                                      -
         ---------------------------------
         September 30, 1994                  9.13%          15,000         15,000       1,392       1,389       1,389
         ---------------------------------
         December 28, 1994                   9.78%                              -           -       1,308       1,388
                                                           -
         ---------------------------------
         December 19, 1995                   7.52%          10,000         10,000         765         762         762
         ---------------------------------
         December 20, 1995                   7.49%          15,000         15,000       1,142       1,139       1,139
         ---------------------------------
         December 22, 1995                   7.47%           9,000          9,000         684         682         682
         ---------------------------------
         June 28, 1996                       8.41%          40,000         40,000       3,420       3,411       3,411
         ---------------------------------
         December 30, 1996                   8.03%          70,000         70,000       5,715       5,698       5,699
                                                      ---   ------  ---    ------ ---   ----- ---   ----- ---   -----
         ---------------------------------

         Total                                            $159,000       $179,000     $14,644     $15,928     $17,396
                                                          ========       ========     =======     =======     =======
         ---------------------------------

         Surplus notes for  $10,000,000  dated February 18, 1994 and  $10,000,000  dated March 28, 1994 were converted to additional  paid-in  capital on December 27, 2000. A surplus note for  $14,000,000  dated  December 28, 1994 was converted to  additional  paid-in  capital on December 10, 1999.  All surplus  notes mature seven years from the issue date.

         Payment of interest  and  repayment of principal  for these notes is subject to certain  conditions  and require approval by the Insurance  Commissioner of the State of Connecticut.  At December 31, 2000 and 1999, $15,816,000
         and  $14,372,000,  respectively,  of accrued  interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The  Company  had a  $10,000,000  short-term  loan  payable to ASI at  December  31,  2000 and 1999 as part of a revolving  loan  agreement.  The loan has an  interest  rate of 7.13% and matures on March 12,  2001.  The total interest  expense to the Company was $687,000,  $585,000 and $622,000 and for the years ended December 31, 2000,
         1999 and 1998,  respectively.  Accrued  interest  payable was  $222,000 and $197,000 as of December 31, 2000 and
         1999, respectively.

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately  99% of the Company's  separate  account  liabilities are subject to  discretionary  withdrawal by contractowners  at market value or with market value  adjustment.  Separate  account assets which are carried at fair value are adequate to pay such withdrawals  which are generally  subject to surrender  charges ranging from
         10% to 1% for contracts held less than 10 years.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

18.      SEGMENT REPORTING

         In recent years, in order to complete the array of products  offered by the Company and its affiliates to meet a wide variety of financial planning,  the Company developed the variable life insurance and qualified  retirement plan annuity  products.  Assets under  management and sales for the products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures as required by SFAS 131,  "Disclosures  about
         Segments of an Enterprise and Related Information."

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

19.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

        (in thousands)                                                       Three months Ended

                                                            March 31     June 30      September 30     December 31
                                                            --------     -------      ------------     -----------
        2000
        Premiums and other insurance
           revenues                                        $137,255       $139,317           $147,923         $136,159
        Net investment income                                 2,876          3,628              4,186              966

        Net realized capital gains (losses)                     729         (1,436)              (858)             877
                                                            -------        -------             -----           -------
        Total revenues                                      140,860         141,509            151,251         138,002
        Benefits and expenses                               106,641         121,356            137,514         110,515
                                                            -------        --------           --------         -------
        Pre-tax net income                                   34,219          20,153             13,737          27,487

        Income taxes                                         10,038           5,225              3,167          12,349
                                                             ------         ---------          ------          ------

        Net income                                          $24,181         $14,928            $10,570         $15,138
                                                            =======         =======            =======         =======

        1999
        Premiums and other insurance
           revenues                                          $78,509         $88,435           $97,955        $111,443
        Net investment income                                  2,654           2,842             2,735           2,210

        Net realized capital gains                               295              25               206              52
                                                             -------       ---------           -------       ---------

        Total revenues                                        81,458          91,302           100,896         113,705
        Benefits and expenses                                 64,204          67,803            71,597          77,244
                                                              ------        ---------          -------          ------

        Pre-tax net income                                    17,254           23,499           29,299          36,461

        Income taxes                                           3,844            7,142            7,898          11,460
                                                              ------           ------        ----------         -------

        Net income                                          $ 13,410        $ 16,357          $ 21,401        $ 25,001
                                                            ========        ========          ========        ========

        1998
        Premiums and other insurance
           revenues                                          $50,593        $57,946             $62,445        $67,327
        Net investment income                                  3,262          2,410               2,469          2,989

        Net realized capital gains (losses)                      156             13                 (46)           (24)
                                                             -------        --------             -------       --------

        Total revenues                                        54,011         60,369              64,868         70,292
        Benefits and expenses                                 46,764         42,220              48,471         69,164
                                                              ------         ------              -------        -------
        Pre-tax net income                                     7,247         18,149              16,397          1,128
        Income taxes                                           1,175          4,174               2,223            582
                                                               -----          -----              ------        -------

        Net income                                            $6,072        $13,975             $14,174       $    546
                                                              ======        =======             =======        ========

                           Appendix B - Condensed Financial Information About Separate Account B

The Unit  Prices and  number of Units in the  Sub-accounts  that  commenced  operations  prior to January 1, 2001 are shown below.  All or some of these  Sub-accounts  were  available  during  the  periods  shown as  investment  options  for other variable  annuities we offer pursuant to different  prospectuses.  The Insurance  Charge assessed  against the Sub-accounts under the terms of those other variable  annuities are the same as the charges  assessed  against such  Sub-accounts  under the Annuity offered pursuant to this Prospectus.

         Unit Prices And Numbers Of Units:  The  following  table shows:  (a) the Unit Price,  as of the dates  shown,  for
Units in each of the Class 1  Sub-accounts  of Separate  Account B that commenced  operations  prior to January 1, 2001 and are being  offered  pursuant to this  Prospectus  or which we offer  pursuant to certain  other  prospectuses;  and (b) the number of Units  outstanding in each such  Sub-account  as of the dates shown.  The year in which  operations  commenced in each such  Sub-account is noted in  parentheses.  The portfolios in which a particular  Sub-account  invests may or may not have commenced  operations prior to the date such  Sub-account  commenced  operations.  The initial offering price for each
Sub-account was $10.00.

                                                                       Year Ended December 31,
---------------------------------------------------------------------------------------------------------------------------------------------
                             2000         1999        1998       1997        1996       1995        1994       1993       1992       1991
-------------------------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Founders
Passport (1)
(1994)
Unit Price                     $16.12        23.45      12.54       11.46      11.39       10.23          -          -           -         -
Number of Units            16,245,805    8,818,599  9,207,623   9,988,104  9,922,698   2,601,283          -          -           -         -
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Scudder Japan (2)
(2000)
Unit Price                      $8.25            -          -           -          -           -          -          -           -         -
Number of Units                84,394            -          -           -          -           -          -          -           -         -
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST AIM
International Equity (3)
(1989)
Unit Price                     $31.88        43.99      27.18       22.95      19.70       18.23      16.80      16.60       12.37     13.69
Number of Units            19,112,622   16,903,883 17,748,560  17,534,233 17,220,688  14,393,137 14,043,215  9,063,464   1,948,773 1,092,902
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Janus Overseas
Growth
(1997)
Unit Price                     $17.96        24.16      13.41       11.70          -           -          -          -           -         -
Number of Units            57,327,711   61,117,418 43,711,763  21,405,891          -           -          -          -           -         -
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST American Century
International Growth
(1997)
Unit Price                     $17.92        21.66      13.30       11.35          -           -          -          -           -         -
Number of Units            17,007,352    6,855,601  5,670,336   2,857,188          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------
AST American Century
International
Growth II (4)
(1994)
Unit Price                     $13.93        17.10      13.14       11.69      11.70       10.39       9.49          -           -         -
Number of Units            26,340,548   28,704,924 34,328,425  37,784,426 32,628,595  17,935,251 11,166,758          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------
AST MFS Global
Equity
(1999)
Unit Price                     $10.08        11.01
Number of Units             2,803,013      116,756
---------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
---------------------------------------------------------------------------------------------------------------------------------------------
                             2000         1999        1998       1997        1996       1995        1994       1993       1992       1991
-----------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Janus Small-Cap
Growth (5)
(1994)
Unit Price                     $21.51        42.08      17.64       17.28      16.54       13.97      10.69          -           -         -
Number of Units            25,535,093   32,134,969 15,003,001  14,662,728 12,282,211   6,076,373  2,575,105          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Scudder Small-Cap
Growth (6)
(1999)
Unit price                     $11.98        15.37          -           -          -           -          -          -           -         -
Number of Units            63,621,279   53,349,003          -           -          -           -          -          -           -         -
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Federated
Aggressive Growth (2)
(2000)
Unit Price                      $9.08            -          -           -          -           -          -          -           -         -
Number of Units               196,575            -          -           -          -           -          -          -           -         -
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs
Small-Cap Value (7)
(1998)
Unit Price                     $13.95        10.57       9.85           -          -           -          -          -           -         -
Number of Units            15,193,053    6,597,544  4,081,870           -          -           -          -          -           -         -
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Gabelli Small-Cap
Value (8)
(1997)
Unit Price                     $13.35        11.11      11.20       12.70          -           -          -          -           -         -
Number of Units            23,298,524   21,340,168 24,700,211  14,612,510          -           -          -          -           -         -
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Janus Mid-Cap
Growth (9)
(2000)
Unit Price                      $6.58            -          -           -          -           -          -          -           -         -
Number of Units             9,426,102            -          -           -          -           -          -          -           -         -
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger Berman
Mid-Cap Growth (10)
(1994)
Unit Price                     $25.90        28.58      19.15       16.10      13.99       12.20       9.94          -           -         -
Number of Units            26,517,850   13,460,525 13,389,289  11,293,799  9,563,858   3,658,836    301,267          -           -         -
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger Berman
Mid-Cap Value (11)
(1993)
Unit Price                     $21.09        16.78      16.10       16.72      13.41       12.20       9.81      10.69           -         -
Number of Units            44,558,699   37,864,586 16,410,121  11,745,440  9,062,152   8,642,186  7,177,232  5,390,887           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
AST Alger All-Cap
Growth
(2000)
Unit Price                      $6.74            -          -           -          -           -          -          -           -         -
Number of Units            28,229,631            -          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Gabelli All-Cap
Value (2)
(2000)
Unit Price                     $10.06            -          -           -          -           -          -          -           -         -
Number of Units             1,273,094            -          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
---------------------------------------------------------------------------------------------------------------------------------------------
                             2000         1999        1998       1997        1996       1995        1994       1993       1992       1991
-----------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Kinetics
Internet (2)
(2000)
Unit Price                      $8.01            -          -           -          -           -          -          -           -         -
Number of Units               116,363            -          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Natural Resources
(1995)
Unit Price                     $19.86        15.88      12.57       14.46      14.19       11.01          -          -           -         -
Number of Units             6,520,983    6,201,327  5,697,453   7,550,076  6,061,852     808,605          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Alliance Growth
(12)
(1996)                         $17.38        20.44      15.48       12.33      10.89           -          -          -           -         -
Unit Price                 25,796,792   17,059,819 19,009,242  18,736,994  4,324,161           -          -          -           -         -
Number of Units
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST MFS Growth
(1999)
Unit Price                     $10.38        11.27          -           -          -           -          -          -           -         -
Number of Units             7,515,486      409,467          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                   ----------
AST Marsico Capital
Growth
(1997)
Unit Price                     $17.81        21.06      14.00       10.03          -           -          -          -           -         -
Number of Units            94,627,691   78,684,943 40,757,449     714,309          -           -          -          -           -         -
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST JanCap Growth
(1992)
Unit Price                     $41.14        60.44      39.54       23.83      18.79       14.85      10.91      11.59       10.51         -
Number of Units            99,250,773   94,850,623 80,631,598  62,486,302 46,779,164  28,662,737 22,354,170 13,603,637   1,476,139         -
---------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Janus Strategic
Value (2)
(2000)
Unit Price                      $9.82            -          -           -          -           -          -          -           -         -
Number of Units               586,058            -          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers
Realty
(1998)
Unit Price                     $10.39         8.35       8.28           -          -           -          -          -           -         -
Number of Units            11,891,188    6,224,365  3,771,461           -          -           -          -          -           -         -
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Sanford Bernstein
Managed Index 500 (13)
(1998)
Unit Price                     $13.55        15.08      12.61           -          -           -          -          -           -         -
Number of Units            48,835,089   39,825,951 22,421,754           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
AST American Century
Income & Growth (14)
(1997)
Unit Price                     $14.24        16.19      13.35       12.06          -           -          -          -           -         -
Number of Units            32,388,202   21,361,995 13,845,190   9,523,815          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
---------------------------------------------------------------------------------------------------------------------------------------------
                             2000         1999        1998       1997        1996       1995        1994       1993       1992       1991
---------------------------------------------------------------------------------------------------------------------------------------------
AST Alliance
Growth and Income (15)
(1992)
Unit Price                     $28.72        27.60      24.11       21.74      17.79       15.22      11.98      11.88       10.60         -
Number of Units            53,536,296   52,766,579 47,979,349  42,197,002 28,937,085  18,411,759  7,479,449  4,058,228     956,949         -
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                   ----------
AST MFS Growth with
Income
(1999)
Unit Price                     $10.36        10.49          -           -          -           -          -          -           -         -
Number of Units             6,937,627      741,323          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                   ----------
AST INVESCO Equity
Income
(1994)
Unit Price                     $22.01        21.31      19.34       17.31      14.23       12.33       9.61          -           -         -
Number of Units            50,171,495   46,660,160 40,994,187  33,420,274 23,592,226  13,883,712  6,633,333          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------
AST AIM Balanced (16)
(1993)
Unit Price                     $19.98        21.19      17.78       15.98      13.70       12.49      10.34      10.47           -         -
Number of Units            30,290,413   23,102,272 22,634,344  22,109,373 20,691,852  20,163,848 13,986,604  8,743,758           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                   ----------
AST American Century
Strategic Balanced
(1997)
Unit Price                     $14.23        14.90      13.37       11.18          -           -          -          -           -         -
Number of Units            14,498,180   13,944,535  6,714,065   2,560,866          -           -          -          -           -         -
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset
Allocation
(1994)
Unit Price                     $19.33        19.70      18.12       15.53      13.30       11.92       9.80          -           -         -
Number of Units            19,704,198   22,002,028 18,469,315  13,524,781  8,863,840   4,868,956  2,320,063          -           -         -
                                                                                                                                   ----------
---------------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Global Bond (17)
(1994)
Unit Price                     $10.49        10.69      11.82       10.45      10.98       10.51       9.59          -           -         -
Number of Units            11,219,503   12,533,037 12,007,692  12,089,872  8,667,712   4,186,695  1,562,364          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------
AST Federated High
Yield
(1994)
Unit Price                     $12.80        14.38      14.30       14.13      12.62       11.27       9.56          -           -         -
Number of Units            36,914,825   41,588,401 40,170,144  29,663,242 15,460,522   6,915,158  2,106,791          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
AST Lord Abbett
Bond-Debenture (2)
(2000)
Unit Price                     $10.12            -          -           -          -           -          -          -           -         -
Number of Units               650,253            -          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Total
Return Bond
(1994)
Unit Price                     $14.40        13.09      13.43       12.44      11.48       11.26       9.61          -           -         -
Number of Units            82,545,240   73,530,507 64,224,618  44,098,036 29,921,643  19,061,840  4,577,708          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
---------------------------------------------------------------------------------------------------------------------------------------------
                             2000         1999        1998       1997        1996       1995        1994       1993       1992       1991
---------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Limited
Maturity Bond
(1995)
Unit Price                     $12.79        11.96      11.73       11.26      10.62       10.37          -          -           -         -
Number of Units            31,046,956   32,560,943 28,863,932  25,008,310 18,894,375  15,058,644          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
AST Money Market
(1992)
Unit Price                     $12.94        12.38      12.00       11.57      11.16       10.77      10.35      10.12       10.01         -
Number of Units           172,493,206  187,609,708 75,855,442  66,869,998 42,435,169  30,564,442 27,491,389 11,422,783     457,872         -

The Montgomery Variable
Series - MV Emerging
Markets
(1996)
Unit Price                      $7.09        10.06       6.19       10.05      10.25           -          -          -           -         -
Number of Units            12,899,472   12,060,036 10,534,383  10,371,104  2,360,940           -          -          -           -         -

Wells Fargo Variable
Trust - Equity Income
(1999)
Unit Price                     $10.05         9.96          -           -          -           -          -          -           -         -
Number of Units               502,986      136,006          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable
Trust - Equity Value
(1998)
Unit Price                      $9.56         9.17       9.53           -          -           -          -          -           -         -
Number of Units             4,442,888    2,826,839  1,148,849           -          -           -          -          -           -         -

Rydex Variable Trust -
Nova
(1999)
Unit Price                      $8.50        10.82          -           -          -           -          -          -           -         -
Number of Units            14,799,352    5,474,129          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
Rydex Variable Trust -
Ursa
(1999)
Unit Price                     $10.62         9.28          -           -          -           -          -          -           -         -
Number of Units             2,269,599    1,803,669          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
Rydex Variable Trust -
OTC
(1999)
Unit Price                     $10.40        17.07          -           -          -           -          -          -           -         -
Number of Units            32,179,793   18,520,440          -           -          -           -          -          -           -         -

INVESCO VIF -
Technology
(1999)
Unit Price                     $12.48        16.52          -           -          -           -          -          -           -         -
Number of Units            29,491,113    4,622,242          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
---------------------------------------------------------------------------------------------------------------------------------------------
                             2000         1999        1998       1997        1996       1995        1994       1993       1992       1991
---------------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Health Sciences
(1999)
Unit Price                     $14.59        11.34          -           -          -           -          -          -           -         -
Number of Units            19,381,405      786,518          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Financial Services
(1999)
Unit Price                     $14.04        11.41          -           -          -           -          -          -           -         -
Number of Units            14,091,636      759,104          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Telecommunications
(1999)
Unit Price                     $11.05        15.17          -           -          -           -          -          -           -         -
Number of Units            17,856,118    4,184,526          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Dynamics
(1999)
Unit Price                     $13.23        13.91          -           -          -           -          -          -           -         -
Number of Units            11,409,827    2,022,585          -           -          -           -          -          -           -         -

Evergreen VA - Global
Leaders
(1999)
Unit Price                     $10.55        11.72          -           -          -           -          -          -           -         -
Number of Units               887,758       23,101          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA - Omega
(2000)
Unit Price                      $7.98            -          -           -          -           -          -          -           -         -
Number of Units             1,637,475            -          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA - Special
Equity
(1999)
Unit Price                     $11.01        12.19          -           -          -           -          -          -           -         -
Number of Units             1,731,145      152,342          -           -          -           -          -          -           -         -

ProFund VP  -
Europe 30
(1999)
Unit Price                     $10.52        12.24          -           -          -           -          -          -           -         -
Number of Units             2,327,562      273,963          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
---------------------------------------------------------------------------------------------------------------------------------------------
                             2000         1999        1998       1997        1996       1995        1994       1993       1992       1991
---------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP  -
UltraSmall-Cap (18)
(1999)
Unit Price                      $9.18        11.96          -           -          -           -          -          -           -         -
Number of Units             3,258,574      813,904          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP  -
UltraOTC
(1999)
Unit Price                      $6.19        23.58          -           -          -           -          -          -           -         -
Number of Units            17,597,528    2,906,024          -           -          -           -          -          -           -         -

First Trust(R)10
Uncommon Values (19)
(2000)
Unit Price                      $7.43            -          -           -          -           -          -          -           -         -
Number of Units             2,690,435            -          -           -          -           -          -          -           -         -
---------------------------------------------------------------------------------------------------------------------------------------------

1.       Effective  October 15, 1996,  Founders Asset  Management,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to
     October 15, 1996,  Seligman  Henderson Co. served as  Sub-advisor  of the Portfolio,  then named  "Seligman  Henderson
     International Small Cap Portfolio."
2.       These Portfolios were first offered as Sub-accounts on October 23, 2000.
3.       Effective May 3, 1999, A I M Capital  Management,  Inc. became  Sub-advisor of the Portfolio.  Between October 15,
     1996 and May 3, 1999,  Putnam  Investment  Management,  Inc.  served as Sub-advisor of the Portfolio,  then named "AST
     Putnam  International  Equity."  Prior to October 15,  1996,  Seligman  Henderson  Co.  served as  Sub-advisor  of the
     Portfolio, then named "Seligman Henderson International Equity Portfolio."
4.       Effective May 1, 2000,  American Century Investment  Management,  Inc. became Sub-advisor of the Portfolio.  Prior to May 1, 2000, Rowe  Price-Fleming  International,  Inc.  served as Sub-advisor of the Portfolio,  then named "AST T.
     Rowe Price International Equity Portfolio."
5.       Effective  December 31, 1998, Janus Capital  Corporation  became  Sub-advisor of the Portfolio.  Prior to December
     31, 1998,  Founders  Asset  Management,  LLC served as  Sub-advisor of the  Portfolio,  then named  "Founders  Capital
     Appreciation Portfolio."
6.       Effective May 1, 2001, the name of the portfolio  changed to the "AST Scudder Small-Cap Growth  Portfolio".  Prior
     to May 1, 2001 the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
7.       Effective May 1, 2001, Goldman Sachs Asset Management became  Sub-advisor of the Portfolio.  Prior to May 1, 2001,
     Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."
8.       Effective  October 23, 2000,  GAMCO  Investors,  Inc.  became  Sub-advisor of the Portfolio.  Prior to October 23,
     2000, T. Rowe Price  Associates,  Inc.  served as Sub-advisor  of the  Portfolio,  then named "AST T. Rowe Price Small
     Company Value Portfolio."
9.       This Portfolio was first offered as a Sub-account on May 1, 2000.
10.      Effective May 1, 1998,  Neuberger Berman  Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1,
     1998, Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."
11.      Effective May 1, 1998,  Neuberger Berman  Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1,
     1998,  Federated  Investment  Counseling served as Sub-advisor of the Portfolio,  then named "Federated Utility Income
     Portfolio."
12.      Effective May 1, 2000,  Alliance Capital  Management,  L.P. became Sub-advisor of the Portfolio.  Between December
     31, 1998 and May 1, 2000,  OppenheimerFunds,  Inc. served as Sub-advisor of the Portfolio, then named "AST Oppenheimer
     Large-Cap Growth Portfolio." Prior to December 31, 1998,  Robertson,  Stephens & Company Investment  Management,  L.P.
     served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."
13.      Effective May 1, 2000,  Sanford C. Bernstein & Co., Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1,
     2000,  Bankers Trust Company served as  Sub-advisor of the Portfolio,  then named "AST Bankers Trust Managed Index 500
     Portfolio."
14.      Effective May 3, 1999, American Century Investment Management,  Inc. became Sub-advisor of the Portfolio.  Between
     October 15, 1996 and May 3, 1999,  Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam Value Growth & Income."
15.      Effective May 1, 2000,  Alliance Capital  Management,  L.P. became  Sub-advisor of the Portfolio.  Prior to May 1,
     2000,  Lord,  Abbett & Co.  served as  Sub-advisor  of the  Portfolio,  then named "AST Lord Abbett  Growth and Income
     Portfolio."
16.      Effective May 3, 1999, A I M Capital  Management,  Inc. became  Sub-advisor of the Portfolio.  Between October 15,
     1996 and May 3, 1999,  Putnam  Investment  Management,  Inc.  served as Sub-advisor of the Portfolio,  then named "AST
     Putnam Balanced." Prior to October 15, 1996, Phoenix Investment Counsel,  Inc. served as Sub-advisor of the Portfolio, then named "AST Phoenix Balanced Asset Portfolio."
17.      Effective August 8, 2000, T. Rowe Price  International,  Inc. became  Sub-advisor of the Portfolio.  Effective May
     1, 2000,  the name of the Portfolio was changed to the "AST T. Rowe Price Global  Bond".  Effective May 1, 1996,  Rowe
     Price-Fleming  International,  Inc.  became  Sub-advisor of the Portfolio.  Prior to May 1, 1996,  Scudder,  Stevens &
     Clark, Inc. served as Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."
18.      Prior to May 1, 2000, ProFund VP UltraSmall-Cap was named "ProFund VP Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.
19.      This Portfolio was first offered as a Sub-account on July 3, 2000.

                                             APPENDIX C-1: PSA PRIOR CONTRACT

---------------------------------------------------------------------------------------------------------------------------
Between  September,  1988 and May,  1994,  American  Skandia  issued a variable  annuity under the marketing name "LifeVest
Personal  Security  Annuity" or "PSA". The contract is no longer being issued.  However,  we continue to accept  additional
Purchase Payments.  Assets supporting the PSA contracts are maintained in Class 1 Sub-accounts of Separate Account B.
---------------------------------------------------------------------------------------------------------------------------

The principle  differences  between the American  Skandia  Advisors Plan or "ASAP" contract  offered by this Prospectus and the PSA  contract  are  described  below.  In addition,  while ASAP may be offered as either an  individual  contract or as coverage under a group annuity, PSA was only offered as an individual contract.

GLOSSARY OF TERMS
Some of the definitions used in the PSA contract are slightly different from the definitions used in ASAP contract.

The  definition  of "Account  Value" in this  Prospectus  is the same as the  definition  of "Cash Value" in the former PSA
Prospectus,  except for the inclusion of  information  relating to fixed  investment  options that are not available in the
PSA contracts and the reference to additional amounts applied to Purchase Payments.

The  definition  of "Issue Date" in this  Prospectus  is the same as the  definition  of "Contract  Date" in the former PSA
Prospectus.

The definition of "Purchase  Payment" in this Prospectus is not defined in the former PSA  prospectus,  but the term is the same as the term "premium" or "premium payment" that was used in the former PSA Prospectus.

The following defined terms in this Prospectus  relating to the Fixed Allocation are not applicable:  "Fixed Allocation,  "
"Guarantee Period," "Interim Value," "MVA," and "Maturity Date."

The defined term "Owner" in this  Prospectus  clarifies the meaning of that term in relation to group annuity  sales.  This was not applicable to PSA.

INVESTMENT OPTIONS
The PSA  contracts  do not  offer  Fixed  Allocations.  Therefore,  any  discussion  of  Fixed  Allocations,  Market  Value
Adjustments,  Separate Account D or any programs,  definitions or features that relate to or refer to Fixed  Allocations do not apply to PSA Owners.

FEES AND CHARGES
The  contingent  deferred  sales  load for PSA  originally  was  6.0% for 6 years.  It  subsequently  was  changed  for PSA contracts issued from May, 1991 (or later, if required by law) to:

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.0    6.0    5.0    4.0    3.0   2.0    1.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

The Annual  Maintenance Fee for PSA is $30, which is deducted  annually to cover the cost of maintaining and  administering the contracts.  Before annuity  payments  commence,  this fee is deducted at the end of each contract year or on surrender, if earlier.  During the annuitization  period,  if a variable  annuitization  option is elected,  this fee is deducted from each Annuity payment on a pro-rata basis.

The administrative and maintenance fees for PSA are fixed and cannot be changed.

There is currently no "Transfer  Fee"  applicable  to the PSA contract,  however,  we reserve the right to charge up to the lesser of our actual costs in effecting  such  transfers or the maximum  allowed under state law for transfers in excess of
20 in any contract year.  Currently, that maximum is $10.00 per transfer.

PURCHASING YOUR ANNUITY
The minimum initial purchase payment for PSA is $5,000 and minimum  subsequent  payments are $1,000, or less where required by law or  regulation,  and may be paid at any time  before  the  earlier of (1) the  Annuity  Date,  and (2) the  contract anniversary following the earlier of your or the Annuitant's 85th birthday.

Both the Owner and the Annuitant,  if different  from the Owner,  must be less than 85 years of age on the Issue Date under the PSA contract.

EXPENSE EXAMPLES
----------------------------------------------------------------------------------------------------------------------------------------
                                                                  Expense Examples
                                                 (amounts shown are rounded to the nearest dollar)
----------------------------------------------------------------------------------------------------------------------------------------

The Expense Examples for the PSA contract are as follows:

                                       ---------------------------------------------- -------- ---------------------------------------
                                       If you surrender  your contract at the end of           If you do not surrender  your contract
                                       the  applicable  time  period,  you would pay           you would pay the  following  expenses
                                       the   following    expenses   on   a   $1,000           on a $1,000  investment,  assuming  5%
                                       investment,  assuming  5%  annual  return  on           annual return on assets:
                                       assets:
                                       ---------------------------------------------- -------- ---------------------------------------

After:                                                                                 After:
----------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
--------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
AST Founders Passport                           99        139       181        318               29         89        151        318
AST Scudder Japan                              103        150       199        353               33         100       169        353
AST AIM International Equity                    97        132       170        297               27         82        140        297
AST Janus Overseas Growth                       97        133       172        300               27         83        142        300
AST American Century International Growth       98        136       176        308               28         86        146        308
AST American Century  International  Growth     98        135       175        307               28         85        145        307
II
AST MFS Global Equity                          103        150       199        353               33         100       169        353
AST Janus Small-Cap Growth                      96        129       165        287               26         79        135        287
AST Scudder Small-Cap Growth                    97        132       169        294               27         82        139        294
AST Federated Aggressive Growth                 99        138       180        315               29         88        150        315
AST Goldman Sachs Small-Cap Value               97        132       170        296               27         82        140        296
AST Gabelli Small-Cap Value                     96        131       168        293               26         81        138        293
AST Janus Mid-Cap Growth                        98        136       176        308               28         86        146        308
AST Neuberger Berman Mid-Cap Growth             96        130       167        290               26         80        137        290
AST Neuberger Berman Mid-Cap Value              98        135       174        304               28         85        144        304
AST Alger All-Cap Growth                        98        135       174        304               28         85        144        304
AST Gabelli All-Cap Value                      100        141       185        325               30         91        155        325
AST Kinetics Internet                           99        139       182        320               29         89        152        320
AST T. Rowe Price Natural Resources             97        133       172        300               27         83        142        300
AST Alliance Growth                             97        132       170        297               27         82        140        297
AST MFS Growth                                  97        133       172        300               27         83        142        300
AST Marsico Capital Growth                      96        129       164        285               26         79        134        285
AST JanCap Growth                               95        127       162        280               25         77        132        280
AST Janus Strategic Value                       99        138       180        315               29         88        150        315
AST Alliance/Bernstein Growth + Value           97        133       171        298               27         83        141        298
AST Sanford Bernstein Core Value                95        128       163        283               25         78        133        283
AST Cohen & Steers Realty                       98        136       176        308               28         86        146        308
AST Sanford Bernstein Managed Index 500         93        121       151        258               23         71        121        258
AST American Century Income & Growth            95        126       159        275               25         76        129        275
AST Alliance Growth and Income                  96        129       165        286               26         79        135        286
AST MFS Growth with Income                      98        135       174        304               28         85        144        304
AST INVESCO Equity Income                       95        126       159        275               25         76        129        275
AST AIM Balanced                                95        126       160        276               25         76        130        276
AST American Century Strategic Balanced         96        130       167        290               26         80        137        290
AST T. Rowe Price Asset Allocation              96        130       166        288               26         80        136        288
AST T. Rowe Price Global Bond                   96        131       168        293               26         81        138        293
AST Federated High Yield                        95        126       160        277               25         76        130        277
AST Lord Abbett Bond-Debenture                  97        133       172        300               27         83        142        300
AST PIMCO Total Return Bond                     93        122       153        262               23         72        123        262
AST PIMCO Limited Maturity Bond                 94        123       155        267               24         73        125        267
AST Money Market                                91        115       142        240               21         65        112        240

After:                                                                                 After:
----------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
MV Emerging Markets                            101        144       190        335               31         94        160        335

WFVT Equity Income                              95        127       162        280               25         77        132        280
WFVT Equity Value                               95        127       162        280               25         77        132        280

Rydex Nova                                      99        140       183        321               29         90        153        321
Rydex Ursa                                     101        145       192        339               31         95        162        339
Rydex OTC                                      100        141       185        325               30         91        155        325

INVESCO VIF Technology                          95        128       163        283               25         78        133        283
INVESCO VIF Health Sciences                     96        129       165        287               26         79        135        287
INVESCO VIF Financial Services                  96        130       167        290               26         80        137        290
INVESCO VIF Telecommunications                  96        129       165        287               26         79        135        287
INVESCO VIF Dynamics                            96        130       167        290               26         80        137        290

Evergreen VA Global Leaders                     95        128       163        282               25         78        133        282
Evergreen VA Omega                              92        118       146        248               22         68        116        248
Evergreen VA Special Equity                     96        129       164        285               26         79        134        285

ProFund VP Europe 30                           103        150       199        353               33         100       169        353
ProFund VP UltraSmall-Cap                      106        159       214        380               36         109       184        380
ProFund VP UltraOTC                            103        150       199        353               33         100       169        353
ProFund VP OTC                                 105        156       209        371               35         106       179        371
ProFund VP Bear                                105        156       209        371               35         106       179        371
ProFund VP Bull Plus                           105        156       209        371               35         106       179        371
ProFund VP Biotechnology                       105        157       211        375               35         107       181        375
ProFund VP Energy                              105        157       211        375               35         107       181        375
ProFund VP Financial                           105        157       211        375               35         107       181        375
ProFund VP Healthcare                          105        157       211        375               35         107       181        375
ProFund VP Real Estate                         105        157       211        375               35         107       181        375
ProFund VP Technology                          105        157       211        375               35         107       181        375
ProFund VP Telecommunications                  105        157       211        375               35         107       181        375
ProFund VP Utilities                           105        157       211        375               35         107       181        375

First Trust(R)10 Uncommon Values                 99        139       181        318               29         89        151        318

SP Jennison International Growth               102        148       197        349               32         98        167        349
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

MANAGING YOUR ACCOUNT VALUE
THE FOLLOWING SECTION IS ADDED:
Additional Amounts on Qualifying Purchase Payments (formerly referred to as "Breakpoints")
Under certain  circumstances we may credit  Additional  Amounts to your Annuity if you submit a large initial or subsequent
Purchase  Payment.  Each Purchase  Payment must qualify  separately to receive any  Additional  Amounts.  As of the date of this Prospectus,  such Additional Amounts are currently being offered.  However,  we may modify,  suspend or terminate this program at any time at our sole discretion.  Any Additional Amounts are provided from our general account.

Additional  Amounts are payable as a percentage of the qualifying  Purchase  Payment made to your Annuity  according to the breakpoints shown below:

                          ----------------------------------------------- ---------------------------
                                         Purchase Payment                     Additional Amount*
                          ----------------------------------------------- ---------------------------
                          ----------------------------------------------- ---------------------------
                          At least $500,000 but less than $1,000,000                1.25%
                          ----------------------------------------------- ---------------------------
                          ----------------------------------------------- ---------------------------
                          Between $1,000,000  and $4,999,999                        3.00%
                          ----------------------------------------------- ---------------------------
                          ----------------------------------------------- ---------------------------
                          $5,000,000 or greater                                     3.75%
                          ----------------------------------------------- ---------------------------
                           * as a percentage of the Purchase Payment.

Additional Amounts are not offered on Purchase Payments of less than $500,000.

How are Additional Amounts applied to my Account Value?
Any Additional  Amounts are allocated to your Account Value at the time the qualifying  Purchase Payment is applied to your
Account  Value.  Additional  Amounts are allocated to the investment  options in the same ratio as the applicable  Purchase
Payment is applied.

Special Treatment of Additional Amounts
|X|      Any Additional  Amounts applied to your Annuity can be recovered by American Skandia.  If you elect to "free-look"
     your Annuity, the amount returned to you will not include any Additional Amounts.
|X|      We do not consider Additional Amounts to be "investment in the contract" for income tax purposes.
|X|      You may not  withdraw any  Additional  Amounts  under the Free  Withdrawal  provision  without  assessment  of the contingent deferred sales charge  (see "Can I make withdrawal from my Annuity without a CDSC?").

Additional Amounts applied to estimated Purchase Payments
Under certain  circumstances,  we may consider two or more separate  Purchase Payments as if they had been submitted at the same  time  when  determining  the  percentage  to apply  based on the  breakpoints  described  above.  To make use of this procedure,  often  referred  to as a "letter  of  intent",  you must  provide  evidence  of your  intention  to submit  the cumulative  additional  Purchase  Payments within a 13-month period. A letter of intent must be provided to us prior to the
Issue  Date  to be  effective.  Acceptance  of a  letter  of  intent  is at our  sole  discretion  and  may be  subject  to restrictions as to the minimum initial Purchase Payment that must be submitted to receive the next higher breakpoint.

Failure to inform us that you intend to submit two or more large Purchase  Payments  within a 13-month period may result in your Annuity being  credited no Additional  Amounts or fewer  Additional  Amounts than would  otherwise be credited to your
Annuity.

If you submit a letter of intent and receive Additional Amounts that otherwise would not have applied BUT do not submit the required Purchase Payments during the 13-month period as required by your letter of intent, we may recover any
Additional Amounts pro-rata from the investment options based on your Account Values as of the date we act to recover the
Additional Amounts.  If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your Annuity.

Balanced Investment Program
The  section  entitled  "Do You Offer a Program  to Balance  Fixed and  Variable  Investments?"  (formerly  referred  to as
Balanced Investment Program") is not available under PSA.

Guaranteed Return OptionSM
This benefit is not available in a PSA contract.

ACCESS TO ACCOUNT VALUE

Partial Surrenders
The minimum amount of any partial surrender (partial withdrawal) under a PSA contract is $500.

THE FOLLOWING SECTION IS ADDED:
WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity  prior to the Annuity Date without  application  of any
CDSC upon occurrence of a medically-related "Contingency Event".  The amount payable will be your Account Value.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time; and
|X|      we must receive  satisfactory proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us.

For contracts issued before May 1, 1996 a "Contingency Event" occurs if the Annuitant is:
|X|      first  confined in a "Medical Care Facility"  while your Annuity is in force and remains  confined for at least 90 days in a row; or
|X|      first diagnosed as having a "Fatal Illness" while your Annuity is in force.

For contracts  issued on or after May 1, 1996,  and where allowed by law, the Annuitant  must have been named or any change of Annuitant  must have been accepted by us, prior to the  "Contingency  Event"  described  above in order to qualify for a medically-related surrender.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and conditions,  are provided in your Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

ANNUITY OPTIONS/ANNUITY PAYMENTS
The section referred to as "Annuity  Payments" in the ASAP Prospectus is similar to the section entitled  "Annuity Options"
in the prior PSA  prospectus  except as  follows:  1) the term "key  life" in the ASAP  Prospectus  is the same as the term
"payee" in the prior PSA  Prospectus;  2) the amount of the first  monthly  payment per $1,000 of value  obtained  from the annuity tables which are derived from the 1983a  Individual  Annuity  Mortality Table with ages set back one year for males and two  years for  females  and with an  assumed  interest  rate of 4% per  annum;  and 3) a  variable  annuity  option is available,  and if it is selected,  the amount of the first monthly annuity payment,  as described above, is divided by the
Unit  Price(s) for the  appropriate  Sub-account(s)  as of the close of business on the fifth  business day  preceding  the
Annuity Date in order to determine the number of Annuity Units for each Sub-account represented by the first payment.

DEATH BENEFITS
The  death  benefit  for PSA is the  greater  of the  Account  Value  or 100% of the  premium  payments  less  all  amounts surrendered.  It is  payable  in the  event of the  Owner's  death or the  Annuitant's  death  (if  there is no  Contingent
Annuitant) if occurring both (a) prior to the Annuity Date, and (b) before the contract  anniversary  following the earlier of the Owner's or the  Annuitant's  85th  birthday.  The death  benefit at any later date prior to the Annuity  date is the
Account Value.

GENERAL INFORMATION

PERFORMANCE INFORMATION
Performance information in relation to PSA contracts is set forth in the Statement of Additional Information.

                                  Appendix C-2: Alliance Capital Navigator Prior Contract

---------------------------------------------------------------------------------------------------------------------------
Between 1992 and 1996 American Skandia issued a variable annuity under the marketing name "Alliance  Capital  Navigator" or
"ACN".  The contract is no longer  being  issued.  However,  we continue to accept  additional  Purchase  Payments.  Assets supporting the ACN contracts are maintained in Class 1 Sub-accounts of Separate Account B.
---------------------------------------------------------------------------------------------------------------------------

The principle  differences  between the American  Skandia  Advisors Plan or "ASAP" contract  offered by this Prospectus and the ACN contract are described below:

The  "Underlying  Mutual Fund Portfolio  Annual  Expenses" for the portfolios of American  Skandia Trust  contained in this
Prospectus apply to all ACN Annuity Owners.

The "Expense Examples" that relate to the portfolios of American Skandia Trust contained in this Prospectus apply to all
ACN Annuity Owners.

Only those Portfolios of American Skandia Trust shown in the section entitled "What are the Investment Objectives and
Policies of the Portfolios" in this Prospectus are offered to ACN Annuity Owners.

FEES AND CHARGES
Exceptions to the Contingent Deferred Sales Charge
The following underlined sentence is added to this section:

We do not apply the CDSC  provision on Annuities  owned by: (a) any parent  company,  affiliate or subsidiary of ours;  (b)
an officer, director,  employee, retiree, sales representative,  or in the case of an affiliated broker-dealer,  registered representative of such company; (c) a director,  officer or trustee of any underlying mutual fund; (d) a director,  officer or employee of any investment manager, sub-advisor,  transfer agent, custodian,  auditing, legal or administrative services provider  that is providing  investment  management,  advisory,  transfer  agency,  custodianship,  auditing,  legal and/or administrative  services to an underlying mutual fund or any affiliate of such firm; (e) a director,  officer,  employee or registered  representative  of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing,  Incorporated;  (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial,  auditing,  underwriting,  claims,  administrative,  computer support,  marketing,  office or other  services;  (g) the then current  spouse of any such person noted in (b) through (f), above;  (h) the parents of any such person noted in (b) through (g),  above;  (i) the  child(ren) or other legal  dependent under the age of 21 of any such person noted in (b) through  (h);  and (j) the  siblings of any such  persons  noted in (b)
through  (h) above.  We will not  provide  any  Additional  Amounts for any such  contracts  (see  "Additional  Amounts on
                     ------------------------------------------------------------------------------------------------------
Qualifying Purchase Payments").
-------------------------------

MANAGING YOUR ANNUITY
THE FOLLOWING SECTION IS ADDED:
Additional Amounts on Qualifying Purchase Payments (formerly referred to as "Breakpoints")
Under certain  circumstances we may credit  Additional  Amounts to your Annuity if you submit a large initial or subsequent
Purchase  Payment.  Each Purchase  Payment must qualify  separately to receive any  Additional  Amounts.  As of the date of this Prospectus,  such Additional Amounts are currently being offered.  However,  we may modify,  suspend or terminate this program at any time at our sole discretion.  Any Additional Amounts are provided from our general account.

Additional  Amounts are payable as a percentage of the qualifying  Purchase  Payment made to your Annuity  according to the breakpoints shown below:

                      --------------------------------------------- -------------------------
                                    Purchase Payment                Additional Amount*
                      --------------------------------------------- -------------------------
                      --------------------------------------------- -------------------------
                      Between $1,000,000  and $4,999,999                     3.00%
                      --------------------------------------------- -------------------------
                      --------------------------------------------- -------------------------
                      $5,000,000 or greater                                  3.75%
                      --------------------------------------------- -------------------------
                          * as a percentage of the Purchase Payment.

Additional Amounts are not offered on Purchase Payments of less than $1 million.

How are Additional Amounts applied to my Account Value?
Any Additional  Amounts are allocated to your Account Value at the time the qualifying  Purchase Payment is applied to your
Account  Value.  Additional  Amounts are allocated to the investment  options in the same ratio as the applicable  Purchase
Payment is applied.

Special Treatment of Additional Amounts
|X|      Any Additional  Amounts applied to your Annuity can be recovered by American Skandia.  If you elect to "free-look"
     your Annuity, the amount returned to you will not include any Additional Amounts.
|X|      We do not consider Additional Amounts to be "investment in the contract" for income tax purposes.
|X|      You may not  withdraw any  Additional  Amounts  under the Free  Withdrawal  provision  without  assessment  of the contingent deferred sales charge  (see "Can I make withdrawal from my Annuity without a CDSC?").

Additional Amounts applied to estimated Purchase Payments
Under certain  circumstances,  we may consider two or more separate  Purchase Payments as if they had been submitted at the same  time  when  determining  the  percentage  to apply  based on the  breakpoints  described  above.  To make use of this procedure,  often  referred  to as a "letter  of  intent",  you must  provide  evidence  of your  intention  to submit  the cumulative  additional  Purchase  Payments within a 13-month period. A letter of intent must be provided to us prior to the
Issue  Date  to be  effective.  Acceptance  of a  letter  of  intent  is at our  sole  discretion  and  may be  subject  to restrictions as to the minimum initial Purchase Payment that must be submitted to receive the next higher breakpoint.

Failure to inform us that you intend to submit two or more large Purchase  Payments  within a 13-month period may result in your Annuity being  credited no Additional  Amounts or fewer  Additional  Amounts than would  otherwise be credited to your
Annuity.

If you submit a letter of intent and receive Additional Amounts that otherwise would not have applied BUT do not submit the required Purchase Payments during the 13-month period as required by your letter of intent, we may recover any
Additional Amounts pro-rata from the investment options based on your Account Values as of the date we act to recover the
Additional Amounts.  If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your Annuity.

DEATH BENEFITS
The Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 85:  The Death Benefit is the greatest of:

|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations;
|X|      The sum of all Purchase  Payments  each  increasing  daily at an interest rate of 5% per year minus the sum of all withdrawals each increasing daily,  from the date of each withdrawal,  at an interest rate of 5% per year to the  Owner's  date of death,  but not to  exceed  200% of the  difference  between  the sum of all  Purchase
               Payments and the sum of all withdrawals as of the Owner's date of death.

         If death occurs when the decedent is age 85 or older: The Death Benefit is the Surrender  Value,  where allowed by law.

The amount of the Death  Benefit may be reduced by the amount of any  remaining  Contingent  Deferred  Sales  Charge if the decedent was age 75 or older at the time of death.

GENERAL INFORMATION
PERFORMANCE INFORMATION
Performance information in the Sub-accounts that are currently available is set forth in the Statement of Additional
Information.

                              Appendix D - Sale of Contracts Outside of the State of New York

---------------------------------------------------------------------------------------------------------------------------
American  Skandia  previously  offered the Annuity to residents  outside of the State of New York. The Annuity is no longer being offered  outside of New York.  However,  we continue to accept  additional  Purchase  Payments.  Owners who purchased the Annuity outside of New York are subject to its terms as described in the Prospectus and as modified below.
---------------------------------------------------------------------------------------------------------------------------

EXPENSE EXAMPLES
These examples are designed to assist you in  understanding  the various costs and expenses you will incur with the Annuity over certain periods of time based on specific  assumptions.  The examples  reflect expenses of our  Sub-accounts,  as well as those of the  underlying  mutual fund  portfolios.  The  Securities  and  Exchange  Commission  ("SEC")  requires  these examples.

The examples  shown assume that:  (a) you only allocate  Account Value in the  Sub-accounts;  (b) fees and expenses  remain constant;  (c) you make no  withdrawals of Account Value during the period shown;  (d) you make no transfers,  withdrawals, surrender  or other  transaction  that we charge a fee during  the period  shown;  (e) no tax charge  applies;  and (f) the expenses  throughout  the  period  for the  underlying  mutual  fund  portfolios  will be the "Net  Annual  Fund  Operating
Expenses," as shown above in the section entitled "Underlying Mutual Fund Portfolio Annual Expenses."

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE  CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE  EXPENSES OF THE
UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

-----------------------------------------------------------------------------------------------------------------------------------------
                                                                  Expense Examples
                                                  (amounts shown are rounded to the nearest dollar)
-----------------------------------------------------------------------------------------------------------------------------------------

                                       ---------------------------------------------- ------- -----------------------------------------
                                       If you  surrender  your Annuity at the end of           If you do not  surrender  your  Annuity
                                       the  applicable  time  period,  you would pay           at  the  end  of  the  applicable  time
                                       the   following    expenses   on   a   $1,000           period   or   begin   taking    annuity
                                       investment,  assuming  5%  annual  return  on           payments  at such  time,  you would pay
                                       assets:                                                 the  following  expenses  on  a  $1,000
                                                                                               investment,  assuming 5% annual  return
                                                                                               on assets:
                                       ---------------------------------------------- ------- -----------------------------------------

After:                                                                                 After:
----------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
--------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
AST Founders Passport                          104        149       191        318               29         89        151        318
AST Scudder Japan                              108        160       209        353               33         100       169        353
AST AIM International Equity                   102        142       180        297               27         82        140        297
AST Janus Overseas Growth                      102        143       182        300               27         83        142        300
AST American Century International Growth      103        146       186        308               28         86        146        308
AST American Century  International  Growth    103        145       185        307               28         85        145        307
II
AST MFS Global Equity                          108        160       209        353               33         100       169        353
AST Janus Small-Cap Growth                     101        139       175        287               26         79        135        287
AST Scudder Small-Cap Growth                   102        142       179        294               27         82        139        294
AST Federated Aggressive Growth                104        148       190        315               29         88        150        315
AST Goldman Sachs Small-Cap Value              102        142       180        296               27         82        140        296
AST Gabelli Small-Cap Value                    101        141       178        293               26         81        138        293
AST Janus Mid-Cap Growth                       103        146       186        308               28         86        146        308
AST Neuberger Berman Mid-Cap Growth            101        140       177        290               26         80        137        290
AST Neuberger Berman Mid-Cap Value             103        145       184        304               28         85        144        304
AST Alger All-Cap Growth                       103        145       184        304               28         85        144        304
AST Gabelli All-Cap Value                      105        151       195        325               30         91        155        325
AST Kinetics Internet                          104        149       192        320               29         89        152        320
AST T. Rowe Price Natural Resources            102        143       182        300               27         83        142        300
AST Alliance Growth                            102        142       180        297               27         82        140        297
AST MFS Growth                                 102        143       182        300               27         83        142        300
AST Marsico Capital Growth                     101        139       174        285               26         79        134        285
AST JanCap Growth                              100        137       172        280               25         77        132        280
AST Janus Strategic Value                      104        148       190        315               29         88        150        315
AST Alliance/Bernstein Growth + Value          102        143       181        298               27         83        141        298
AST Sanford Bernstein Core Value               100        138       173        283               25         78        133        283
AST Cohen & Steers Realty                      103        146       186        308               28         86        146        308
AST Sanford Bernstein Managed Index 500         98        131       161        258               23         71        121        258
AST American Century Income & Growth           100        136       169        275               25         76        129        275
AST Alliance Growth and Income                 101        139       175        286               26         79        135        286
AST MFS Growth with Income                     103        145       184        304               28         85        144        304
AST INVESCO Equity Income                      100        136       169        275               25         76        129        275
AST AIM Balanced                               100        136       170        276               25         76        130        276
AST American Century Strategic Balanced        101        140       177        290               26         80        137        290
AST T. Rowe Price Asset Allocation             101        140       176        288               26         80        136        288
AST T. Rowe Price Global Bond                  101        141       178        293               26         81        138        293
AST Federated High Yield                       100        136       170        277               25         76        130        277
AST Lord Abbett Bond-Debenture                 102        143       182        300               27         83        142        300
AST PIMCO Total Return Bond                     98        132       163        262               23         72        123        262
AST PIMCO Limited Maturity Bond                 99        133       165        267               24         73        125        267
AST Money Market                                96        125       152        240               21         65        112        240

MV Emerging Markets                            106        154       200        335               31         94        160        335

-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

After:                                                                                 After:
----------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
WFVT Equity Income                             100        137       172        280               25         77        132        280
WFVT Equity Value                              100        137       172        280               25         77        132        280

Rydex Nova                                     104        150       193        321               29         90        153        321
Rydex Ursa                                     106        155       202        339               31         95        162        339
Rydex OTC                                      105        151       195        325               30         91        155        325

INVESCO VIF Technology                         100        138       173        283               25         78        133        283
INVESCO VIF Health Sciences                    101        139       175        287               26         79        135        287
INVESCO VIF Financial Services                 101        140       177        290               26         80        137        290
INVESCO VIF Telecommunications                 101        139       175        287               26         79        135        287
INVESCO VIF Dynamics                           101        140       177        290               26         80        137        290

Evergreen VA Global Leaders                    100        138       173        282               25         78        133        282
Evergreen VA Omega                              97        128       156        248               22         68        116        248
Evergreen VA Special Equity                    101        139       174        285               26         79        134        285

ProFund VP Europe 30                           108        160       209        353               33         100       169        353
ProFund VP UltraSmall-Cap                      111        169       224        380               36         109       184        380
ProFund VP UltraOTC                            108        160       209        353               33         100       169        353
ProFund VP OTC                                 110        166       219        371               35         106       179        371
ProFund VP Bear                                110        166       219        371               35         106       179        371
ProFund VP Bull Plus                           110        166       219        371               35         106       179        371
ProFund VP Biotechnology                       110        167       221        375               35         107       181        375
ProFund VP Energy                              110        167       221        375               35         107       181        375
ProFund VP Financial                           110        167       221        375               35         107       181        375
ProFund VP Healthcare                          110        167       221        375               35         107       181        375
ProFund VP Real Estate                         110        167       221        375               35         107       181        375
ProFund VP Technology                          110        167       221        375               35         107       181        375
ProFund VP Telecommunications                  110        167       221        375               35         107       181        375
ProFund VP Utilities                           110        167       221        375               35         107       181        375

First Trust(R)10 Uncommon Values                104        149       191        318               29         89        151        318

SP Jennison International Growth               107        158       207        349               32         98        167        349
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

FEES AND CHARGES
Contingent Deferred Sales Charge:

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.5    7.0    6.0    5.0    4.0   3.0    2.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

Exceptions to the Contingent Deferred Sales Charge
The following underlined sentence is added to this section:

We do not apply the CDSC  provision on Annuities  owned by: (a) any parent  company,  affiliate or subsidiary of ours;  (b)
an officer, director,  employee, retiree, sales representative,  or in the case of an affiliated broker-dealer,  registered representative of such company; (c) a director,  officer or trustee of any underlying mutual fund; (d) a director,  officer or employee of any investment manager, sub-advisor,  transfer agent, custodian,  auditing, legal or administrative services provider  that is providing  investment  management,  advisory,  transfer  agency,  custodianship,  auditing,  legal and/or administrative  services to an underlying mutual fund or any affiliate of such firm; (e) a director,  officer,  employee or registered  representative  of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing,  Incorporated;  (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial,  auditing,  underwriting,  claims,  administrative,  computer support,  marketing,  office or other  services;  (g) the then current  spouse of any such person noted in (b) through (f), above;  (h) the parents of any such person noted in (b) through (g),  above;  (i) the  child(ren) or other legal  dependent under the age of 21 of any such person noted in (b) through  (h);  and (j) the  siblings of any such  persons  noted in (b)
through (h) above.

MANAGING YOUR ANNUITY
MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
1.       Depending on the state in which you purchased your Annuity, the free-look period may be ten (10) days, twenty-one
     (21) days or longer, measured from the time that you received your Annuity.

2.       The section of the provision regarding when notice of free-look is effective is deleted.

3.       The section regarding the amount to be refunded is as follows:
     If you free-look your Annuity,  we will refund your current  Account Value minus any Additional  Amounts we applied to your Annuity based on your Purchase  Payments plus any tax charge  deducted.  (see  "Additional  Amounts on Qualifying
     Purchase Payments  (Breakpoints)").  This amount may be higher or lower than your original  Purchase Payment.  Certain states require that we return your current Account Value or the amount of your initial Purchase Payment,  whichever is greater.  The same rule  applies to an Annuity  that is  purchased as an IRA. In those states where we are required to return the greater of your  Purchase  Payment or Account  Value,  we will allocate your Account Value to the AST Money
     Market  Sub-account  during the free-look period and for a reasonable  additional amount of time to allow for delivery of your Annuity.

THE FOLLOWING SECTION IS ADDED:
Additional Amounts on Qualifying Purchase Payments (formerly referred to as "Breakpoints")
Under certain  circumstances we may credit  Additional  Amounts to your Annuity if you submit a large initial or subsequent
Purchase  Payment.  Each Purchase  Payment must qualify  separately to receive any  Additional  Amounts.  As of the date of this Prospectus,  such Additional Amounts are currently being offered.  However,  we may modify,  suspend or terminate this program at any time at our sole discretion.  Any Additional Amounts are provided from our general account.

Additional  Amounts are payable as a percentage of the qualifying  Purchase  Payment made to your Annuity  according to the breakpoints shown below:

                      --------------------------------------------- -------------------------
                                    Purchase Payment                   Additional Amount*
                      --------------------------------------------- -------------------------
                      --------------------------------------------- -------------------------
                      Between $1,000,000  and $4,999,999                     3.00%
                      --------------------------------------------- -------------------------
                      --------------------------------------------- -------------------------
                      $5,000,000 or greater                                  3.75%
                      --------------------------------------------- -------------------------
                          * as a percentage of the Purchase Payment.

Additional Amounts are not offered on Purchase Payments of less than $1 million.

How are Additional Amounts applied to my Account Value?
Any Additional  Amounts are allocated to your Account Value at the time the qualifying  Purchase Payment is applied to your
Account  Value.  Additional  Amounts are allocated to the investment  options in the same ratio as the applicable  Purchase
Payment is applied.

Special Treatment of Additional Amounts
|X|      Any Additional  Amounts applied to your Annuity can be recovered by American Skandia.  If you elect to "free-look"
     your Annuity, the amount returned to you will not include any Additional Amounts.
|X|      We do not consider Additional Amounts to be "investment in the contract" for income tax purposes.
|X|      You may not  withdraw any  Additional  Amounts  under the Free  Withdrawal  provision  without  assessment  of the contingent deferred sales charge  (see "Can I make withdrawal from my Annuity without a CDSC?").

Additional Amounts applied to estimated Purchase Payments
Under certain  circumstances,  we may consider two or more separate  Purchase Payments as if they had been submitted at the same  time  when  determining  the  percentage  to apply  based on the  breakpoints  described  above.  To make use of this procedure,  often  referred  to as a "letter  of  intent",  you must  provide  evidence  of your  intention  to submit  the cumulative  additional  Purchase  Payments within a 13-month period. A letter of intent must be provided to us prior to the
Issue  Date  to be  effective.  Acceptance  of a  letter  of  intent  is at our  sole  discretion  and  may be  subject  to restrictions as to the minimum initial Purchase Payment that must be submitted to receive the next higher breakpoint.

Failure to inform us that you intend to submit two or more large Purchase  Payments  within a 13-month period may result in your Annuity being  credited no Additional  Amounts or fewer  Additional  Amounts than would  otherwise be credited to your
Annuity.

If you submit a letter of intent and receive Additional Amounts that otherwise would not have applied BUT do not submit the required Purchase Payments during the 13-month period as required by your letter of intent, we may recover any
Additional Amounts pro-rata from the investment options based on your Account Values as of the date we act to recover the
Additional Amounts.  If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your Annuity.

MANAGING YOUR ACCOUNT VALUE

HOW DO THE FIXED INVESTMENT OPTIONS WORK?
The following paragraph is added to this section:

To the extent  permitted by law, we may increase  interest  rates offered to a class of Owners who choose to participate in various  services we make  available.  Any such program is at our sole  discretion.  This may  include,  but is not limited to, Owners who elect to use dollar cost averaging from Fixed  Allocations  (see "Do You Offer Dollar Cost  Averaging?")  or
the balanced investment program (see "Do You Offer a Program to Balance Fixed and Variable Investments?").

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The language  regarding the 30 days prior to the Maturity Date is deleted for the language  regarding  renewals and for the rates being credited to Fixed Allocations.

ACCESS TO ACCOUNT VALUE

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
The following provision is added to this section:

   If the amount requested  exceeds Purchase Payments still subject to a CDSC we withdraw the remaining amount from other surrender value due to Additional Amounts on Qualifying Purchase Payments.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?
The following paragraph replaces the paragraph under this section beginning " `Growth' equals":

"Growth"  equals the current  Account  Value less all  Purchase  Payments  that have been  invested  for less than the CDSC period  and have not been  previously  withdrawn.  "Growth"  does not  include  any  additional  amounts we applied to your
Annuity based on your Purchase Payments (see "Breakpoints").

THE FOLLOWING SECTION IS ADDED:
WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity for its Account Value prior to the Annuity Date without application of any CDSC upon occurrence of a medically-related "Contingency Event".

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

For contracts issued before May 1, 1996, a "Contingency Event" occurs if the Annuitant is:
|X|      first  confined in a "Medical Care Facility"  while your Annuity is in force and remains  confined for at least 90 days in a row; or
|X|      first diagnosed as having a "Fatal Illness" while your Annuity is in force.

For contracts  issued on or after May 1, 1996,  and where allowed by law, the Annuitant must have been named or any changes of the Annuitant must have been accepted by us, prior to the  "Contingency  Event" described above, in order to qualify for a medically-related surrender.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and conditions,  are provided in your Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY PAYMENT OPTIONS ARE AVAILABLE UPON ANNUITIZATION?
The following section is amended as follows:

You may choose an Annuity Date, an annuity  option and the frequency of annuity  payments when you purchase an Annuity,  or at a later date.  You may change your choices up to 30 days before the Annuity  Date.  Any change to these  options must be in writing.  The Annuity Date must be the first or the fifteenth  day of a calendar  month.  A maximum  Annuity Date may be required by law.  For  Annuities  issued in  Pennsylvania,  the Annuity  Date may not exceed the first day of the  calendar month following the Annuitant's 90th birthday.  Additionally  for Annuities  issued in  Pennsylvania,  if we do not receive an election In Writing the Annuity Date is the first day of the calendar  month  following  the  Annuitant's  90th birthday and the Annuity payments will commence under Option 2 below and will be fixed monthly payments with 10 years certain.

You may choose an Annuity Date, an annuity  option and the frequency of annuity  payments when you purchase an Annuity,  or at a later date.  You may change your choices up to 30 days before the Annuity  Date.  Any change to these  options must be in  writing.  The  Annuity  Date must be the first or the  fifteenth  day of a calendar  month.  The  Annuity  Date may not exceed the first day of the calendar month following the Annuitant's 90th birthday.

HOW ARE ANNUITY PAYMENTS CALCULATED?
The following sentence is deleted from the paragraph:

This 3% interest rate is 4% for Annuities issued prior to the date we implemented the change.

DEATH BENEFITS
The Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 85:  The Death Benefit is the greatest of:

|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations;
|X|      The sum of all Purchase  Payments  each  increasing  daily at an interest rate of 5% per year minus the sum of all withdrawals each increasing daily,  from the date of each withdrawal,  at an interest rate of 5% per year to the  Owner's  date of death,  but not to  exceed  200% of the  difference  between  the sum of all  Purchase
               Payments and the sum of all withdrawals as of the Owner's date of death.

         If death occurs when the decedent is age 85 or older: The Death Benefit is the Surrender  Value,  where allowed by law.

The amount of the Death  Benefit may be reduced by the amount of any  remaining  Contingent  Deferred  Sales  Charge if the decedent was age 75 or older at the time of death.

AMERICAN SKANDIA'S ANNUITY REWARDS

What is the Annuity Rewards benefit?
The Annuity  Rewards  benefit  offers  Owners the ability to capture any market gains since the Issue Date of their Annuity as an enhancement to their current Death Benefit so their  Beneficiaries  will not receive less than the Annuity's value as of the date the Owner elects the benefit.  Under the Annuity Rewards benefit,  American  Skandia  guarantees that the Death
Benefit on or before the cut-off date applicable to the minimum death benefit under the Annuity, will not be less than:

         your Account Value in the variable  investment  options plus the Interim Value in any Fixed  Allocations as of the effective date of the Owner's election

         MINUS any proportional withdrawals* following the date of election
         -----

         PLUS any additional Purchase Payments applied to the Annuity following the date of election.
         ----

*    "Proportional  withdrawals"  are  determined by calculating  the percentage of the Account Value that each  withdrawal represented  when  withdrawn.  For  example,  a  withdrawal  of 50% of your  Account  Value  would be treated as a 50%
     reduction in the amount payable under the Death Benefit.

The Annuity  Rewards Death Benefit  enhancement  does not affect the basic Death Benefit  calculation or any Optional Death
Benefits  available  under the Annuity.  If the Death Benefit amount  payable under your  Annuity's  basic Death Benefit or any Optional Death Benefits you purchase is greater than the enhanced  Death Benefit under the Annuity  Rewards  benefit on the date the Death Benefit is calculated,  your  Beneficiary  will receive the higher amount.  If your Annuity includes the
Enhanced  Beneficiary  Protection Optional Death Benefit, the enhanced Death Benefit under the Annuity Rewards program will be considered when calculating the amount due under the Enhanced Beneficiary Protection Optional Death Benefit.

Who is eligible for the Annuity Rewards benefit?
Owners can elect the Annuity  Rewards Death Benefit  enhancement  following the seventh (7th)  anniversary of the Annuity's
Issue Date.  However,  the election is subject to the requirement  that their Account Value on the election date is greater than the amount that would be payable to their  Beneficiary  under the Death Benefit  provided  under the Annuity as of the election date  (including  any Optional  Death  Benefits  other than the Enhanced  Beneficiary  Protection  Optional  Death
Benefit).  If an Owner is  ineligible  when he or she applies  for the  optional  benefit,  the Owner can elect the Annuity
Rewards Death Benefit  enhancement on any subsequent  date if they  otherwise  qualify.  The election must occur before the applicable age cut-off date and before annuity  payments  begin.  An Owner can only elect the Annuity Rewards Death Benefit enhancement once.  There is no additional charge for electing the Annuity Rewards Death Benefit enhancement.

VALUING YOUR INVESTMENT

WHEN DO YOUR PROCESS AND VALUE TRANSACTIONS?
The following paragraph replaces the paragraph titled "Death Benefits" under this section:

Medically-related Surrenders & Death Benefits:  Medically-related surrender requests and death benefit claims require our review and evaluation before processing.  We price such transactions as of the date we receive at our Office all materials we require for such transaction and that are satisfactory to us.

                                        American Skandia Life Assurance Corporation
                                                 Attention: Concierge Desk

                                                   For Written Requests:

                                                       P.O. Box 883
                                                 Shelton, Connecticut 06484

                                                  For Electronic Requests:

                                            customerservice@americanskandia.com

                                                   For Requests by Phone:

                                                       1-800-752-6342

----------------------------------------------------------------------------------------------------------
                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT  CONTAINS  FURTHER  DETAILS
                  ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS ASAP-PROS (05/2001).
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                                  -------------------------------------------------------
                                                     (print your name)

                                  -------------------------------------------------------
                                                         (address)

                                  -------------------------------------------------------
                                                   (city/state/zip code)

            ADDITIONAL INFORMATION: Inquiries will be answered by calling your representative or by writing to:

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                             at

                                                        P.O. Box 883
                                                 Shelton, Connecticut 06484

                                                             or

                                            customerservice@americanskandia.com

Issued by:                                                                                                     Serviced at:

AMERICAN SKANDIA LIFE                                                                                 AMERICAN SKANDIA LIFE
ASSURANCE CORPORATION                                                                                 ASSURANCE CORPORATION
One Corporate Drive                                                                                            P.O. Box 883
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-752-6342                                                                        Telephone:  1-800-752-6342
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                      Distributed by:

                                         AMERICAN SKANDIA MARKETING, INCORPORATED
                                                    One Corporate Drive
                                                Shelton, Connecticut 06484
                                                  Telephone: 203-926-1888
                                              http://www.americanskandia.com